UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PNM Resources Inc.
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PNM Resources, Inc. Alvarado Square Albuquerque, NM 87158

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 15, 2012

9:00 a.m. Mountain Daylight Time

PNM Resources, Inc. – Alvarado Square, AS-2 Conference Center

415 Silver Avenue SW

Albuquerque, New Mexico

April 5, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 15, 2012, at 9:00 a.m. (Mountain Daylight Time), at PNM Resources, Inc., Alvarado Square, AS-2 Conference Center (Alvarado Square, Second Floor), 415 Silver Avenue SW, Albuquerque, New Mexico. A map to the meeting location is included on the back page of this proxy statement for your reference. You are entitled to vote all shares of our common stock held by you as of the record date of March 26, 2012.

At the meeting, shareholders are being asked to:

•                  Elect ten (10) directors.

•                  Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2012.

•                  Approve the Third Amendment to our Performance Equity Plan.

•                  Approve, on an advisory basis, the compensation of our named executive officers (“Say-on-Pay”).

•                  Transact any other business properly presented at the meeting.

The proxy statement and form of proxy were first made available to our shareholders on or about April 5, 2012. We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the delivery costs and reducing the environmental impact of our Annual Meeting.

Your vote is extremely important. If you hold shares in “street name” and do not provide specific instructions to your broker, your broker cannot vote on any matter, except the ratification of Deloitte & Touche as our independent accountants. After reading the proxy statement, please vote so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. Your continued interest in the business of PNM Resources, Inc. is appreciated, and we hope you will be able to attend the Annual Meeting.

Sincerely,

Patricia K. Collawn
Chairman of the Board, President and Chief Executive Officer

i

GLOSSARY OF TERMS USED IN THIS PROXY

Audit Committee	Audit and Ethics Committee of the Board
Annual Meeting	Annual Meeting of PNMR shareholders to be held on May 15, 2012
Board	Board of Directors of PNM Resources, Inc.
Cascade	Cascade Investment, L.L.C.
CD&A	Compensation Discussion and Analysis beginning on page 37
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Compensation Committee	Compensation and Human Resources Committee of the Board
COO	Chief Operating Officer
Company, PNMR or PNM Resources	PNM Resources, Inc.
Deloitte & Touche or Deloitte	Deloitte & Touche LLP
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
ESA

PNMR Executive Spending Account Plan, which allows NEOs to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance, and travel expenses related to medical or financial planning services.

ECJV	ECJV Holdings, LLC
ERCOT	Electric Reliability Council of Texas
ERP	PNM Resources, Inc. Employees’ Retirement Plan
ESP	PNM Resources, Inc. Executive Savings Plan, adopted in 1998 and merged into ESP II on December 17, 2008
ESP II	PNM Resources, Inc. Executive Savings Plan II
EVP	Executive Vice President
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)
FFO/Debt Ratio

Performance measure calculated for the purpose of determining certain long-term equity and cash incentive awards as described in the CD&A. Equals PNMR’s funds from operations for the fiscal year divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of the end of the fiscal year. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) adjusted by the following items: (1) adding amounts received by PNMR as principal payments on the Palo Verde Nuclear Generating Station lessor notes, (2) adding amounts received by PNMR on Palo Verde Nuclear Generating Station firm-sales contracts, (3) including amounts attributable to principal payments on imputed debt from long-term leases, (4) excluding changes in certain of PNMR’s current assets and liabilities, as well as bad debt expense, (5) subtracting taxes paid by PNMR in connection with the sale of certain assets of Public Service Company of New Mexico’s gas division in 2009, (6) excluding the impacts of the Valencia Energy Facility consolidation, (7) excluding the impact of capitalized interest, (8) excluding any contributions to the PNM and TNMP qualified pension plans, (9) excluding the net amount received upon the disposition of certain litigation in 2010, and (10) adjustments for certain deferred income tax items in 2010. Management also excluded an additional amount from the 2011 results to be consistent with Incentive EPS. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are structured to ensure that award payments are not artificially inflated or deflated.

GPBA Table	Grants of Plan Based Awards Table, beginning on page 59
Incentive EPS

Adjusted earnings per share performance measure calculated for the purpose of determining awards under the OIP. Incentive EPS is corporate earnings per share, excluding non-recurring items that do not factor into ongoing earnings. Incentive EPS levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are structured to ensure that award payments are not artificially inflated or deflated. For 2011, Incentive EPS of $1.06 equals net earnings attributable to PNMR per common share (as reflected on the Consolidated Statements of Earnings (Loss)) of $1.96 (A) minus (i) $1.08 per share attributable to the gain on sale of the First Choice Power business, (ii) $0.06 per share attributable to the mark-to-market impact of economic hedges, (iii) $0.02 per share related to revenue on disincentives/incentives on Energy Efficiency, and (iv) $0.05 per share attributable to the post-impairment loss of Optim Energy not recognized in the Company’s Consolidated Statement of Earnings, (B) plus (a) $0.02 per share attributable to the net change in unrealized impairments of certain securities, (b) $0.05 per share attributable to process improvement initiatives, (c) $0.15 per share attributable to regulatory disallowance, (d) $0.03 per share attributable to strategic alternatives related to competitive businesses, (e) $0.02 per share attributable to New Mexico gross receipts tax adjustments, and (f) $0.06 attributable to loss on reacquired debt. In addition, management determined to exclude an additional $0.02 from the 2011 results. For 2010, Incentive EPS of $0.87 equals net earnings (loss) attributable to PNMR per common share (as reflected on the Consolidated Statement of Earnings (Loss)) of $(0.49) (A) minus (i) $0.06 per share attributable to the disposition of certain litigation, (ii) $0.02 per share attributable to the net change in unrealized impairments of certain securities, (B) plus (x) $1.24 per share attributable to impairment of the equity investment in Optim Energy, (y) $0.19 per share attributable to the mark-to-market impact of economic hedges, and (z) $0.01 per share attributable to the write-down of emission allowances. Incentive EPS herein refers to 2011 unless otherwise stated.

LTIP or Long-Term Incentive Plan	Long-Term Incentive Plan summary detailing measurements and metrics for a specific plan year within scope of the governing PEP
Meridian	Meridian Compensation Partners, LLC, the current compensation consultant retained by the Compensation Committee and the Nominating Committee
NACD Survey	Annual survey of director compensation provided by the National Association of Corporate Directors
NEO(s) or named executive officer(s)	Named executive officers of PNMR consisting of the CEO, CFO and our three other most highly compensated executive officers
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE OIP	New York Stock Exchange Officer Short-Term Cash Incentive Plan
Optim Energy	Optim Energy, LLC, formerly known as EnergyCo, LLC
Pay Governance	Pay Governance LLC, the compensation consultant retained by PNMR management to advise on executive and non-employee director compensation.
PEP or Performance Equity Plan

PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan, effective May 19, 2009, as amended by the First Amendment thereto effective May 17, 2011 and the Second Amendment thereto executed March 28, 2012

PNM	Public Service Company of New Mexico, wholly owned subsidiary of PNMR

PNM Resources, PNMR or Company	PNM Resources, Inc., which trades on the NYSE under the symbol “PNM”
PNMR Peer Group	Utility and energy companies comprising PNMR’s executive and director compensation peer group listed on pages 25 and page 43
PRM	PRM Consulting Group, the compensation consultant retained by the Compensation Committee prior to retaining Meridian
Retention Plan	PNMR Officer Retention Plan
RSP	PNMR Retirement Savings Plan, a 401(k) plan
SAR	Stock appreciation right, a type of PEP award
SEC	Securities and Exchange Commission
Severance Plan	PNMR Non-Union Severance Pay Plan
SCT	Summary Compensation Table, beginning on page 51
SVP	Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TNMP	Texas-New Mexico Power Company, an indirect wholly owned subsidiary of PNMR
Total Cash Compensation or TCC	Total cash compensation, which consists of the total of base salary and short-term cash incentives
Total Direct Compensation or TDC	The total base salary, short-term incentives, and all long-term incentives (equity grants, performance-based grants, performance cash)
Total Shareholder Return or TSR	A comparison over time of share price appreciation and dividends paid to show the total return to the shareholder. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin
Towers Watson	Towers Watson & Co., the compensation consultant retained by PNMR management in 2011 to advise on non-employee director compensation prior to retaining Pay Governance
Towers Watson 2010 U.S. Compensation Data Bank (CDB) Energy Services Executive Database

Compensation database of approximately 100 U. S. utilities including PNMR Peer Group that provides information on base salary and short-term cash incentives (collectively, total cash compensation, or TCC), the expected value of long-term incentives (LTI), and total direct compensation (or TDC, which is the sum of TCC and LTI). The 57 investor-owned utilities in this database comprising the 2011 Benchmark Data are listed in Appendix A

2011 Benchmark Data

The median of the compensation data for the 57 investor-owned companies listed in Appendix A from the published Towers Watson 2010 U.S. Compensation Data Bank (CDB) Energy Services Executive Database, after adjusting such data to PNMR revenue scope of $1.6 billion utilizing regression analysis

PNM Resources, Inc.

Proxy Statement for 2012 Annual Meeting of Shareholders

Tuesday, May 15, 2012

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Why am I being asked to review these materials?

You are receiving these materials because you hold shares in PNM Resources, Inc. and are entitled to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Our Board has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail. We made these materials available to shareholders on or about April 5, 2012. Our shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. For a complete listing of terms defined and used in this proxy statement, see the Glossary on page ii.

What is included in these materials?

These materials include:

•                  Our proxy statement for the Annual Meeting;

•                  Our 2011 Annual Report on Form 10-K, which includes our consolidated financial statements;

•                  A shareholder letter from Patricia K. Collawn, our Chairman, President and CEO, and Stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at:

www.proxyvote.com and http://www.pnmresources.com/asm/annual-proxy.cfm.

Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet or how to request a printed copy. The Notice is not a ballot proxy card and cannot be used to vote your shares. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice.

Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on March 26, 2012, the record date. On the record date, PNM Resources had 79,653,624 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

The following four proposals will be considered and voted on at the Annual Meeting:

Proposal 1 – Elect Ten Directors

All directors are elected on an annual basis. Jeffry E. Sterba retired from the Board effective December 31, 2011. Effective March 1, 2012, the Board filled the vacancy created by Mr. Sterba’s retirement by electing Alan J. Fohrer to serve until the 2012 Annual Meeting. Thus, ten current members of the Board are seeking election for one-year terms at this year’s Annual Meeting. The Board recommends:

Adelmo E. Archuleta Patricia K. Collawn Julie A. Dobson Alan J. Fohrer	Robert R. Nordhaus Manuel T. Pacheco Bonnie S. Reitz Donald K. Schwanz	Bruce W. Wilkinson Joan B. Woodard

for election to the Board at the Annual Meeting. Detailed information about these nominees is provided beginning on page 11.

If a nominee becomes unavailable for election, proxy holders will vote for another nominee proposed by the Board or the seat will remain vacant until the Board elects another nominee.

Proposal 2 – Ratify Appointment of Independent Public Accountants

The Audit Committee, which is comprised entirely of independent non-employee directors, selects and hires the independent registered public accountant to audit the Company’s financial records. The Audit Committee has selected Deloitte & Touche to audit the Company’s consolidated financial statements for the fiscal year beginning January 1, 2012.

Representatives of Deloitte & Touche will attend the Annual Meeting, where they will have the opportunity to answer questions. If shareholders fail to ratify the appointment of Deloitte & Touche, the Audit Committee will consider other auditors for 2013. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of Deloitte & Touche will stand unless the Audit Committee determines there is a compelling reason for a change.

Proposal 3 – Approve the Third Amendment to our Performance Equity Plan

The Board is asking shareholders to approve the Third Amendment to the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan, effective May 19, 2009, as amended by the First Amendment thereto effective May 17, 2011 and the Second Amendment thereto executed March 28, 2012 (the “PEP” or “Performance Equity Plan”) to incorporate technical changes to clarify that performance cash awards intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Tax Code so qualify. The full text of the Third Amendment and the current PEP are attached hereto as Appendix B.

Proposal 4 - Advisory Vote on Compensation of Named Executive Officers

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “Say-on-Pay”):

RESOLVED, that the shareholders of PNM Resources, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the PNM Resources, Inc. 2012 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).

The Compensation Committee will consider the outcome of this advisory vote when making future executive compensation decisions.

What are our Board of Directors’ Voting Recommendations?

Our Board unanimously recommends that you vote your shares “For” each of the nominees to the Board, “For” the ratification of the appointment of Deloitte & Touche, “For” the Third Amendment to the PEP, and “For” the resolution approving, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:

Access www.proxyvote.com and follow the instructions.

(You will need the control number on your Notice or on the requested paper proxy card to vote your shares)

Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:

For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions.

(You will need the control number on your Notice or on the requested paper proxy card to vote your shares)

By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.

In Person:	You can attend and cast your vote at the Annual Meeting.

Your shares will be voted in the manner you indicate. The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 PM Eastern Time on May 14, 2012. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the Internet, or by completing and mailing a printed proxy card, you are giving the proxy committee, M.T. Pacheco, B.S. Reitz, and D.K. Schwanz, appointed by the Board the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or Internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

•     FOR the election of the directors nominated;

•     FOR ratification of the appointment of Deloitte & Touche as independent public accountants for 2012;

•     FOR the approval of the Third Amendment to our PEP; and

•     FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement.

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1, 3 and 4. More information about the implications of holding your shares in street name and broker non-votes is set forth below.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with BNY Mellon Shareowner Services, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares and the Notice was sent directly to you by PNM Resources.

If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder, and the Notice was forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote actually received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

The Board knows of no other business to be conducted at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on those matters.

Why did I receive more than one proxy card or Notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, then you will receive a separate vote authorization form and supplemental materials on voting instructions for these shares from the PNMR Corporate Investment Committee. Thus, if you have shares allocated to your RSP account, you will need to vote your RSP shares with the RSP vote authorization form. If you participate in the RSP, you will receive the proxy statement and RSP voting materials by mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by 11:59 PM Eastern Time on May 11, 2012.

What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the Internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

What vote is required to approve each proposal?

Proposal 1 – Elect 10  Directors.  A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources common stock present, in person or by proxy, and entitled to vote on this matter are required to elect directors.  Abstentions and withheld votes will have the effect of a vote against this matter, while broker non-votes will not be counted in calculating voting results.

Proposal 2 – Ratify Appointment of Independent Public Accountants.   A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources common stock present, in person or by proxy, and entitled to vote on this matter are required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for 2012.  Abstentions will have the effect of a vote against this matter.

Proposal 3 – Approve the Third Amendment to our Performance Equity Plan.  We are seeking shareholder approval of our Third Amendment to the PEP because such amendment affects provisions that have implications under Section 162(m) of the Tax Code.  Shareholder approval of the amendment is required by the Tax Code, but is not required under the terms of the PEP, nor is it required under NYSE rules.  For purposes of Section 162(m), taking into account the requirements of applicable state law (including as they relate to the treatment of abstentions), a quorum and the affirmative vote of a majority of the shares of PNM common stock present, in person or by proxy, and entitled to vote on this matter are required to approve the Third Amendment to the PEP.  Abstentions will have the effect of a vote against this matter, while broker non-votes will not be counted in calculating voting results.

Further, in order to satisfy the requirements of New Mexico law relating to director conflict of interest transactions, shares owned by or voted under the control of our directors are not entitled to be counted in the vote to approve the Third Amendment to the PEP.

Proposal 4 – Advisory Vote on Compensation of Named Executive Officers.  A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources common stock present, in person or by proxy, and entitled to vote on this matter are required to approve, on an advisory basis, the compensation of our named executive officers.  Abstentions will have the effect of a vote against this matter, while broker non-votes will not be counted in calculating voting results.

What happens if I don’t give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of Deloitte & Touche as independent public accountants for 2012 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1, 3 and 4 without receipt of your voting instructions.

We encourage you to provide instructions to your broker by giving your proxy. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

How are votes withheld, abstentions and broker non-votes treated?

As discussed above, votes withheld and abstentions are deemed as “present” at the Annual Meeting, are counted for quorum purposes, and will have the same effect as a vote against matters requiring a majority of shares “present” and entitled to vote on the matter.  Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares “present” and entitled to vote on the matter (but will have the same effect as a vote against the matter for any proposals requiring the approval of a majority of outstanding shares rather than a majority of shares “present” and entitled to vote on the matter).

Who may attend the Annual Meeting?

Admission tickets will be distributed at the registration tables in the lobby area of the second floor, Alvarado Square, PNM Resources, Inc. prior to the Annual Meeting. Attendance is limited to shareholders of record on March 26, 2012. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

May I listen to the Annual Meeting by Webcast?

Yes. This year we are offering the opportunity for shareholders to listen to the Annual Meeting by webcast at www.virtualshareholdermeeting.com/pnm2012. While any member of the public may listen to the Annual Meeting by webcast, only verified shareholders will be able to submit questions via the webcast to a moderator during the meeting. New Mexico law does not allow shareholders who do not attend the meeting in person to vote during the Annual Meeting. Thus, shareholders who listen to the Annual Meeting by webcast will be unable to vote during the Annual Meeting, so please vote before the Annual Meeting if you are unable to attend the meeting in person.

Can I vote my shares in person at the Annual Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

Who pays the cost of this proxy solicitation?

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the Internet. The Company has hired Georgeson, Inc. (“Georgeson”), to assist in the solicitation for an estimated fee of $8,000.00 plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. (“Broadridge”) is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

Is this proxy statement the only way that proxies are being solicited?

No. As stated above, the Company has retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers or employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.pnmresources.com (under Governance and Ethics).

What are the deadlines and procedures to propose actions for consideration or to nominate individuals to serve as directors at the 2013 Annual Meeting?

Shareholder Proposals for the Year 2013 Annual Meeting:

If you want PNM Resources to consider including a proposal in our 2013 proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC and Article I, Section 4(d) of our bylaws, and your proposal must be received at our principal executive offices no later than the close of business (5:00 p.m. Mountain Standard Time) on December 6, 2012.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel regarding the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

In addition, even if you do not want the proposal to be included in our next year’s proxy statement and form of proxy, under our bylaws, any shareholder intending to nominate a candidate for election to the Board or to propose any business at our 2013 annual meeting must give notice to our Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on December 6, 2012. The notice must include information specified in Article I, Section 4(d) of our bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. For information on recommending individuals for consideration as nominees, see page 19 of this proxy statement. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our bylaws.

Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:     Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, NM 87158.

If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact: Assistant Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2850, Albuquerque, NM 87158, 505-241-2205.

For next year’s Annual Meeting of Shareholders, the persons appointed by the proxy to vote shareholders’ shares will vote those shares according to their judgment on any shareholder proposal that PNM Resources receives after December 6, 2012. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our judgment on any such shareholder proposal or nomination.

Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Shareholder Services at 1-505-241-2868.

INTRODUCTION

PNM Resources is an investor-owned holding company of electric utility businesses. Our headquarters are in Albuquerque, New Mexico, and we trade on the NYSE under the symbol “PNM.”

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

In recognition of the importance of governance to the proper management of the Company, the Board has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board.

The Corporate Governance Principles document can be found on PNM Resources’ website at www.pnmresources.com (under Governance and Ethics). The principles document sets forth key practices and addresses the following:

• Responsibilities of the Board • Process for Director Nominations • Director Qualifications • Director Independence • Planning/Oversight Functions	• Stock Ownership Guidelines • Director Service • Director Compensation • Leadership Structure

CODE OF ETHICS

The Company has adopted a code of ethics, Do the Right Thing-Principles of Business Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees. Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., Alvarado Square, MS-2850, Albuquerque New Mexico 87158. Do the Right Thing is also available on our website at www.pnmresources.com (under Governance and Ethics). The Company will post amendments to or waivers from its code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, or auditing matters, and other matters involving violations of law are handled in accordance with the complaint procedures, adopted by the Audit Committee, that are posted on the Company’s website at www.pnmresources.com (under Governance and Ethics). The Company also established an anonymous/confidential hotline through which employees and others may report concerns about the Company’s business practices.

OTHER GOVERNANCE POLICIES

Leadership Structure

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Company’s Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chairman and Chief Executive Officer (“CEO”), as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee, or an independent director.

The Board has addressed the question of whether to separate the offices of Chairman and CEO on several occasions and has reached different determinations, based on its conclusions of what was in the best interests of the Company and its shareholders at the time. The Board has separated the two offices on four different occasions since the late 1980s. The Board believes that it should continue to retain the flexibility to determine the most appropriate leadership structure at any point in time. When Jeffry E. Sterba retired as CEO in March 2010, the Board separated the two offices after concluding that retaining Mr. Sterba as Chairman would allow the Board to retain the expertise of Mr. Sterba on certain strategic and public policy issues for a transition period that would permit Patricia K. Collawn to complete the transition to the new CEO role and focus on pending business. Upon Mr. Sterba’s retirement as Chairman on December 31, 2011, the Board considered whether to appoint an independent director as Chairman or combine the two offices again by appointing Ms. Collawn as Chairman. After carefully considering the role of the Chairman to ensure that the Board functions well, the policies and procedures in place to provide independent oversight of management, including the ongoing role of the lead independent director in executive sessions, the Board concluded that Ms. Collawn was the best qualified person to serve as Chairman. Further, the Board believes that while the lead independent director position provides for efficient and necessary leadership of the independent directors, having the CEO serve as Chairman is the most efficient way for the Board to conduct its business at this time.

Although Ms. Collawn, as our President and CEO, is not an independent chair, as mentioned above, the Company has policies and practices in place to provide independent oversight of management and the Company’s strategy. The Board currently consists of nine non-management directors among its ten members, all nine of whom qualify as independent under applicable NYSE listing standards. As discussed below on page 16, the Board routinely holds executive sessions at which only independent directors are present, and, each year, the independent directors select a lead independent director responsible for facilitating and chairing the independent directors meetings scheduled for that year.

Furthermore, Board committees provide additional oversight of management and each committee is presently composed entirely of independent directors.

Board’s Role in Risk Oversight

PNM Resources’ management is responsible for managing risk and bringing the most material risks facing the Company to the Board’s attention. The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor material risks applicable to the Company. Throughout the year, the Board reviews briefing materials developed through the Company’s enterprise risk management program regarding the potential significant risks facing the Company. Each significant strategic risk is overseen by the full Board, with all its experience and expertise, in order to facilitate more effective integrated risk and strategy oversight.

In addition to oversight of strategic risks, the Board oversees the appropriate allocation of responsibility for oversight of specific risks among the committees of the Board. Over the past several years, Board committees have played an important role in risk oversight. For example, the Finance Committee reviews and recommends to the full Board the Company’s capital structure and oversees the Company’s management of risks associated with capital availability, liquidity and costs thereof. In addition, the Finance Committee monitors the execution of the Company’s supply, sales, and hedging programs. The Audit Committee plays a central role in overseeing the integrity of the Company’s financial statements and reviewing and approving the performance of the Company’s internal audit function and independent accountants. The Nominating Committee oversees risks related to succession planning for the Board and the Compensation Committee oversees risks related to succession planning for Company officers. In addition, the Compensation Committee considers risks related to the attraction and retention of talent, risks related to the design of compensation programs and arrangements, and monitors the design and administration of the Company’s overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by Company employees.

The Board does not believe that its leadership structure (i.e. combining the Chairman and CEO roles as of December 31, 2011) affects its ability to effectively oversee risk management because a majority of the Board is comprised of independent directors and each committee is comprised entirely of non-management independent directors.

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy (formerly named the Stock Option Grant Policy) on December 4, 2006, to govern the granting of all forms of equity compensation. The policy was amended in February 2007, to set forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in the Company’s securities under PNM Resources’ Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at www.pnmresources.com (under Governance and Ethics).

The Company conducts an annual review of equity compensation awards to ensure compliance with the requirements of the Equity Compensation Awards Policy.

Related Person Transactions Policy

On February 13, 2007, the Board approved the “Policy and Procedures Governing Related Party Transactions,” which is posted on our website at www.pnmresources.com (under Governance and Ethics). The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing, where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. For a discussion of 2011 related person transactions approved under this policy, please see pages 22-23 of this proxy statement under the caption “Related Person Transactions.”

PROPOSAL 1:  ELECT TEN DIRECTORS (PROPOSAL 1 ON YOUR PROXY CARD)

GENERAL INFORMATION

Ten director nominees are seeking election to the board for one-year terms at this year’s annual meeting:  nine members who ran for election at last year’s annual meeting and Alan J. Fohrer. Mr. Fohrer was elected by the Board effective March 1, 2012 to serve until the 2012 Annual Meeting and thereby fill the vacancy created by the retirement of Jeffry E. Sterba on December 31, 2011. Currently, there are no vacancies as the Board fixed the number of directors at ten, effective March 1, 2010.

The Nominating Committee retained SpencerStuart to provide assistance in identifying candidates for consideration as new directors. SpencerStuart recommended Alan J. Fohrer for Board consideration as a director candidate. The Nominating Committee interviewed Mr. Fohrer and, upon their recommendation, the full Board approved his nomination for election to the Board to fill the vacancy created by Mr. Sterba’s retirement.  The Board acknowledges Mr. Sterba’s leadership and contribution to the Board and Company during his tenure.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee. Alternatively, the seat will remain vacant if a substitute nominee is not selected prior to the Annual Meeting.

As discussed below on page 15, under the “Director Independence” section, nine of the ten director nominees are independent directors. Biographical information including a brief description of the specific relevant qualifications and attributes regarding each nominee is noted below. The age of each director is as of April 5, 2012.

DIRECTORS NOMINATED THIS YEAR – TERM EXPIRING IN 2012

Adelmo E. Archuleta

Director since July 15, 2003

President and Owner, Molzen-Corbin & Associates, Inc., a New Mexico consulting engineering and architecture firm, since 1982

Mr. Archuleta, age 61, is a resident of Albuquerque, New Mexico, and holds a Masters degree in Civil Engineering from New Mexico State University. He was awarded an Honorary Doctorate by his alma mater, NMSU, in 2010. He joined Molzen-Corbin & Associates in 1975, and has led the firm as its President and Chief Executive Officer since 1982. Other directorships include:  Bank of Albuquerque, Presbyterian Healthcare Services, New Mexico Mutual Casualty, and the Greater Albuquerque Chamber of Commerce. Mr. Archuleta currently serves as Chair of the Nominating Committee and is a member of the Finance Committee of the Board.

Specific Qualifications / Attributes:

•      CEO and board experience

•      Engineering background and experience

•      Public policy experience and knowledge of political environment

•      Community engagement

•      Business background and experience

Patricia K. Collawn

Director since March 1, 2010

Chairman, President and CEO, PNM Resources, Inc., since January 1, 2012

President and CEO, PNM Resources, Inc., March 1, 2010-December 31, 2011

President and Chief Operating Officer, PNM Resources, Inc., August 11, 2008-February 28, 2010

Utilities President, PNM Resources, Inc., June 25, 2007-August 10, 2008

President and CEO, Public Service Company of Colorado, October 2005-June 5, 2007

Ms. Collawn, age 53, is a resident of Albuquerque, New Mexico, and is Chairman, President and CEO of PNM Resources and PNM, and Chairman and CEO of TNMP. She holds an MBA from Harvard University. Ms. Collawn has more than 20 years of utility experience. Other directorships in addition to various Company subsidiaries include: CTS Corporation, for which she serves on the nominating and governance committee, and is the chair of the compensation committee. She is also the former Chair of the Greater Albuquerque Chamber of Commerce and Chair-Elect of United Way of Central New Mexico.

Specific Qualifications / Attributes:

•      CEO and COO experience

•      Business background and experience

•      Extensive utility and energy industry expertise and leadership

•      Federal electric, natural gas and environmental regulatory experience

Julie A. Dobson

Director since July 16, 2002

Chairman, TeleBright Corp., a telecommunications decision-support technology company, since 2002

Chief Operating Officer, TeleCorp PCS, 1998-2002

Ms. Dobson, age 55, is a resident of Potomac, Maryland, and was Chief Operating Officer and one of the founding principals of TeleCorp PCS, a wireless/mobile phone company serving more than a million customers when sold to AT&T Wireless. A 1978 William & Mary graduate, she earned an MBA in Finance at the University of Pittsburgh the following year before beginning a long career in what became Verizon, starting in sales with Bell of Pennsylvania, and concluding as president of one of the company’s non-regulated businesses, Bell Atlantic Mobile (New York). Through her present and past service on boards of other public companies, Ms. Dobson adds to our Board’s experience and knowledge base relating to governance best practices. Other directorships include:  American Water Works Company, Voorhees, New Jersey, where she serves on the compensation committee and on the nominating committee; Safeguard Scientifics, Inc., Wayne, Pennsylvania, for which she serves as chair of the compensation committee and is a member of the nominating and governance committee; and Radio Shack Corporation, Fort Worth, Texas, where she is a member of the management development and compensation committee. Prior committee memberships at Safeguard Scientifics, Inc. include the audit committee. She previously served as non-executive chairman and director of LCCI, McLean, Virginia. Ms. Dobson currently serves as a member of the Audit Committee and the Compensation Committee of the Board and is the lead director of the independent directors’ meetings. The Board has determined that Ms. Dobson qualifies as an “audit committee financial expert” as defined by the SEC regulations.

Specific Qualifications / Attributes:

•      CFO, COO and Board experience

•      “Financial expert” under SEC regulations

•      Finance educational background

•      Technology background

•      Business background and experience in regulated and non-regulated corporations

Alan J. Fohrer

Director since March 1, 2012

•      Retired: Chairman and CEO, Southern California Edison, June 27, 2007-December 31, 2010

•      CEO, Southern California Edison, January 1, 2002-June 26, 2007

Mr. Fohrer, age 61, is a resident of Arcadia, California, and retired on December 31, 2010, as Chairman and CEO of Southern California Edison (“SCE”), one of the largest electric utilities in the United States. During his 37-year career at SCE, Mr. Fohrer gained extensive knowledge and experience in every aspect of the utility business. As CEO, Mr. Fohrer helped lead SCE back to financial health through a regulatory strategy resulting in three successful rate cases and the establishment of a credible framework for energy markets.

Over the past ten years, Mr. Fohrer represented the electric utility industry in significant regulatory and legislative proceedings. He co-chaired the Edison Electric Institute’s Energy Delivery and Reliability Committees and also served on the Boards of Directors of the Institute of Nuclear Power Operations and the California Chamber of Commerce.

Mr. Fohrer earned his BSc and MSc degrees in Civil Engineering from the University of Southern California and received an MBA from California State University Los Angeles.

Mr. Fohrer has extensive experience with both corporate and non-profit boards. Currently, he is the lead director and Compensation Committee Chair for MWH, Inc., a global engineering and construction company focused on water and waste water projects. He also chairs the finance committee on Blue Shield of California’s board. He served on the board of Duratek, a publicly held nuclear services company, prior to its acquisition by Energy Solutions. Mr. Fohrer is a member of the Viterbi School of Engineering Board of Councilors for the University of Southern California. He serves on the boards of the San Gabriel Valley Council of the Boy Scouts of America, the California Science Center Foundation and the Huntington Library Overseers. He served two years as president and two years as chairman of the San Gabriel Valley Council of the Boy Scouts of America.

Mr. Fohrer currently serves as a member of the Audit Committee and the Compensation Committee of the Board.

Specific Qualifications / Attributes:

•      Extensive Board experience, including Board Chairman

•      Former CEO of one of the largest U.S. electric utilities

•      Extensive utility and energy industry expertise and leadership

•      Extensive electric utility regulatory experience

Robert R. Nordhaus

Director since September 18, 2007

Member, Van Ness, Feldman, P.C., Attorneys at Law, since 1997

Mr. Nordhaus, age 75, is a resident of Washington, DC, and is a member of the law firm of Van Ness, Feldman, P.C. Mr. Nordhaus served as General Counsel of the Federal Energy Regulatory Commission from 1977 to 1980, and practiced with the law firm from 1981 to 1993, when he was appointed General Counsel of the Department of Energy by President Clinton. He rejoined the firm in 1997. Mr. Nordhaus is a 1960 graduate of Stanford University and a 1963 graduate of Yale Law School. Mr. Nordhaus currently serves as a member of the Audit Committee and the Nominating Committee of the Board.

Specific Qualifications / Attributes:

•      Extensive utility and energy industry legal expertise and leadership

•      Federal electric, natural gas and environmental regulatory experience

Manuel T. Pacheco, Ph.D.

Director since November 20, 2001

Interim President, New Mexico State University, June 2009-January 2010

Interim President, Highlands University, July 2006-January 2007

President Emeritus, University of Missouri System, 1997-2003

Dr. Pacheco, age 70, is a resident of Phoenix, Arizona, and served as Interim President of New Mexico State University, Las Cruces, New Mexico, from June 2009 to January 2010; and as Interim President of New Mexico Highlands University, Las Vegas, New Mexico, from July 2006 to January 2007. He retired in 2003 as the President of the University of Missouri System. From 1984 to 1997, he served as President of various universities, including the University of Arizona and the University of Houston. He holds a Doctorate degree in Foreign Language Education. Dr. Pacheco currently serves as a member of the Audit Committee and the Compensation Committee of the Board.

Specific Qualifications / Attributes:

•      Board experience

•      Public policy experience

•      Leadership background and experience

•      Academic background

Bonnie S. Reitz

Director since July 16, 2002

Owner, InsideOut...Culture to Customer, since March 2003

President, EOS Airlines, April-August 2005

Senior Vice President, Sales and Distribution, Continental Airlines, Inc., 1994-2003

Ms. Reitz, age 59, is a resident of St. Petersburg, Florida, and is the owner/founder of InsideOut...Culture to Customer, a business consulting company. Ms. Reitz was President of EOS Airlines from April to August 2005. Ms.

Reitz retired in 2003 as Senior Vice President for Sales and Distribution of Continental Airlines. Ms. Reitz is a 1974 Purdue graduate and began her career in the airline industry in 1977. Other directorships include: Former Express Jet Holdings of Houston, Texas, which was sold to Atlantic Southeast Airlines on November 12, 2010, for which she served on the compensation committee and the corporate governance committee; the local and national organizations of Dress for Success; Farelogix, a provider of low-cost, multi-source distribution and independent faring technology to the global travel industry; and Airline Reporting Corporation, a technology solutions company providing transaction settlement and data information services to multiple sectors of the travel and transportation industry, of which she is Chairman of the Board. Ms. Reitz currently serves as a member of the Finance Committee and the Nominating Committee of the Board.

Specific Qualifications / Attributes:

•      Customer service and delivery systems expertise

•      Marketing background and experience

•      Airline distribution expertise

•      Business consulting background

•      Regulated industry (travel industry) experience

•      Customer relationship and database expertise

Donald K. Schwanz

Director since July 29, 2008

Chairman and CEO, CTS Corporation, 2002-2007

CEO, CTS Corporation, 2001-2007

COO, CTS Corporation, January-September 2001

Honeywell, 1979-2000

Mr. Schwanz, age 67, is a resident of Scottsdale, Arizona, and is retired Chairman and CEO of CTS Corporation, a global manufacturer of electronic components and sensors and a provider of electronic manufacturing services. Mr. Schwanz held various management and senior executive roles at Honeywell from 1979 to 2000, where he last served as President of the Industrial Controls Business. He graduated from Massachusetts Institute of Technology with a Bachelor’s degree in Mechanical Engineering, and he earned an MBA in General Management from Harvard Graduate School of Business in 1968. Other directorships include: Multi-Fineline Electronix, Inc. (MFLEX), where he currently serves as chair, compensation committee, and is a member of the audit committee. Mr. Schwanz currently serves as Chair of the Finance Committee and is a member of the Compensation Committee of the Board.

Specific Qualifications / Attributes:

•      CEO experience

•      Board and Board Chairman experience

•      Regulatory environment experience

•      Technology and innovation experience

Bruce W. Wilkinson

Director since May 18, 2010

Retired: Chairman and Chief Executive Officer McDermott International, Inc., 2000-2008

Mr. Wilkinson, age 67, is a resident of Houston, Texas, and served as President and Chief Operating Officer from May 2000 to July 2000, and as Chairman and Chief Executive Officer of McDermott International, Inc., an energy services company, from August 2000 until his retirement in September 2008. Mr. Wilkinson has a BA and JD from the University of Oklahoma and an LLM from the University of London. Other directorships include:  Director of Cameron International Corporation (formerly, Cooper Cameron Corp.), since 2002; Trustee of the University of St. Thomas in Houston, Texas; and Trustee of Duchesne Academy of the Sacred Heart in Houston. Mr. Wilkinson currently serves as Chair of the Audit Committee and as a member of the Finance Committee of the Board. The

Board has determined that Mr. Wilkinson qualifies as an “audit committee financial expert” as defined by the SEC regulations.

Specific Qualifications /Attributes:

•      Board Chairman and CEO experience

•      “Financial expert” under SEC regulations

•      Extensive business background and experience

•      Energy and power industry experience

•      Engineering and construction experience

Joan B. Woodard, Ph.D.

Director since July 15, 2003

Owner, EDT Consulting, LLC, 2011-present

Sandia National Laboratories

Executive Vice President & Deputy Director of National Security Programs, 2005-2010

Executive Vice President & Chief Operating Officer, 1999-2005

Dr. Woodard, age 59, is a resident of Albuquerque, New Mexico, and owner of EDT Consulting, LLC, an energy and national security consulting company. Dr. Woodard retired in 2010 from Sandia National Laboratories as Executive Vice President and Deputy Director. She served as the Chief Operating Officer from 1999 to 2005. During her 36-year career at Sandia National Laboratories, she led the energy technology development programs as well as the national security programs and was the executive with oversight for human resources and compensation as well as budget and finance. She holds a Doctorate degree in Mechanical Engineering from the University of California Berkeley and Master’s in Engineering Economics from Stanford. Other directorships include:  Missouri University of Science & Technology Board of Trustees, (President); Bosque School Board of Trustees; and the New Mexico Women’s Forum, treasurer. Dr. Woodard currently serves as the Chair of the Compensation Committee and is a member of the Nominating Committee of the Board.

Specific Qualifications/Attributes:

•      COO experience

•      Board governance experience

•      Engineering background and experience

•      Energy technology and industry experience

•      Public policy experience and awareness of political environment

•      Community engagement

The Board of Directors unanimously recommends a vote FOR each director nominee.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

DIRECTOR INDEPENDENCE

In accordance with the Company’s Corporate Governance Principles, the Board has affirmatively determined that all of the current directors, except Patricia K. Collawn, are independent of PNM Resources and its management. Ms. Collawn is considered an inside director because of her employment as the President and CEO of the Company. In addition, Jeffry E. Sterba, who served as Chairman until his retirement from the Board on December 31, 2011, was not an independent director because he was employed as our CEO until March 1, 2010.

Prior to electing Mr. Fohrer to the Board on March 1, 2012, the Board determined that he would qualify as an independent director. In determining the independence of Mr. Fohrer and the remaining eight non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law, including the NYSE listing standards. The Board also determined that there were no direct or indirect relationships between PNM Resources and each current non-employee director nominee (other than service on the Board or a Board committee, or being a shareholder or a retail utility customer of the Company).

BOARD MEETINGS

The Chairman of the Board presides at all meetings of the shareholders and of the Board. In circumstances where the independent directors meet without the Chairman, the Board selects a lead independent director. A lead independent director is nominated and approved by the independent directors annually. The director selected is responsible for facilitating and chairing the independent directors’ meetings scheduled for that year. The independent directors meet at least four times a year without management present, and will meet more often as the need arises.  Dr. Joan B. Woodard served as the lead independent director during 2011.  Julie A. Dobson is the lead independent director for 2012.

In 2011, the full Board met eight times. The independent directors held four regularly scheduled meetings in 2011. Attendance in 2011 at full Board and committee meetings was 99%.

Directors are expected to attend the Annual Meeting, and as stated in the Corporate Governance Principles, directors are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. All directors attended the 2011 Annual Meeting held on May 17, 2011, except Dr. Pacheco who did not attend due to illness (and Mr. Fohrer who was not a director until March 1, 2012).

COMMUNICATION WITH THE BOARD

Shareholders wishing to communicate with the Board, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, New Mexico 87158. All shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company’s website www.pnmresources.com (under Governance and Ethics) for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, New Mexico 87158.

DIRECTOR SERVICE POLICY

On February 19, 2002, the Board adopted a revised Director Service Policy addressing various aspects of board service, retirement practices, terms of office, and inside directors. The current Director Service Policy can be found on page A-7 of the Corporate Governance Principles found on the Company’s website at www.pnmresources.com (under Governance and Ethics).

BOARD COMMITTEES AND THEIR FUNCTIONS

The Board has four current standing committees: the Audit and Ethics Committee (or Audit Committee), the Compensation and Human Resources Committee (or Compensation Committee), the Finance Committee, and the Nominating and Governance Committee (or Nominating Committee). All committee members are independent directors.

Each committee has a written charter that addresses the committee’s purpose and responsibilities. All current committee charters can be found at www.pnmresources.com (under Governance and Ethics), and are available in print without charge to any shareholder who requests it. The charters comply with applicable NYSE Listing Standards.

The table below provides 2011 membership and meeting information for each of the four Board Committees.

Name	Audit & Ethics	Nominating & Governance	Finance	Compensation & Human Resources
A. E. Archuleta		x*	x

J. A. Dobson	x*			x

R. R. Nordhaus	x	x

M. T. Pacheco	x			x

B. S. Reitz		x	x

D. K. Schwanz			x*	x

B. W. Wilkinson	x		x

J. B. Woodard		x		x*

# Meetings in 2011	7	4	4	8

# Executive Sessions in 2011	4	1	0	5

*Committee Chair

Effective March 1, 2012, Mr. Fohrer joined the Board and he currently serves on the Audit Committee and the Compensation Committee.  In addition, Mr. Wilkinson now serves as Chair of the Audit Committee and Ms. Dobson serves as lead independent director for 2012.

A summary of each standing committee’s responsibilities is included below:

Audit and Ethics Committee

Functions:

•      Five independent, non-employee directors.

•      Oversees the integrity of the Company’s financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.

•      Ensures compliance with legal and regulatory requirements by the Company.

•      Assesses and ensures the independent accountant’s qualifications and independence.

•      Reviews and approves the performance of the Company’s internal audit function and independent accountants.

•      Approves independent accountant services and fees for audit and non-audit services.

•      Oversees the Company’s management of risks as assigned by the Board.

Charter:

A current copy of the Audit Committee Charter may be found on the Company’s website at www.pnmresources.com (under Governance and Ethics). The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee conducted an evaluation of its performance in 2011.

Financial Expert:

The Board has unanimously determined that all Audit Committee members are financially literate. In addition, Ms. Julie A. Dobson and Mr. Bruce W. Wilkinson qualify as “audit committee financial experts” within the meaning of SEC regulations.

Compensation and Human Resources Committee

Functions:

•      Five independent, non-employee directors (including meeting the outside director rules under Section 162(m) of the Tax Code).

•      Recommends the compensation philosophy, guidelines, and equity-based compensation for officers (emphasizing rewarding long-term results and maximizing shareholder value).

•      Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.

•      Evaluates CEO performance in light of corporate goals and objectives.

•      Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.

•      Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO’s recommendations.

•      Oversees and approves guidelines for all other employee compensation programs.

•      Oversees the Company’s management of risks as assigned by the Board

Charter:	A current copy of the Compensation Committee Charter may be found on the Company’s website at www.pnmresources.com (under Governance and Ethics).

Interlocks:	No member of the Compensation Committee had a relationship during 2011 that requires disclosure as a compensation committee interlock or as insider participation.

Evaluation:	The Compensation Committee conducted an evaluation of its performance of the above functions in 2011.

Finance Committee

Functions:

•      Four independent non-employee directors.

•      Reviews and recommends to the Board the Company’s capital structure and financial strategy, including dividend policy.

•      Oversees the Company’s financial performance, capital expenditures and investment procedures and policies.

•      Oversees the Company’s investments in subsidiaries.

•      Oversees the Company’s management of risks as assigned.

Charter:	A current copy of the Finance Committee Charter may be found at www.pnmresources.com (under Governance and Ethics).

Evaluation:	The Finance Committee conducted an evaluation of its performance in 2011.

Nominating & Governance Committee

Functions:

•      Four independent non-employee directors.

•      Recommends candidates for election to the Board.

•      Develops policy on composition and size of the Board, as well as director tenure.

•      Develops director independence standards consistent with applicable laws or regulations.

•      Oversees the performance evaluation of the Board.

•      Recommends applicable revisions to the corporate governance principles.

•      Recommends Board compensation levels and stock ownership guidelines.

•      Oversees the Policy and Procedure Governing Related Party Transactions.

•      Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at www.pnmresources.com (under Governance and Ethics).

Interlocks:	No member of the Nominating Committee had a relationship during 2011 that requires disclosure as a director compensation committee interlock or as insider participation.

Evaluation:	The Nominating Committee conducted an evaluation of its performance of the above functions in 2011.

Nominations:

The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

•      directors should be individuals of the highest character and integrity and have inquiring minds, vision and the ability to work well with others and exercise good judgment;

•      directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•      directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•      directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

•      directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

•      directors are required to have an equity ownership interest in the Company prior to commencing service on the Board. Each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page A-3 of the current Corporate Governance Principles document posted at www.pnmresources.com (under Governance and Ethics).

In addition, please see “Shareholder Proposals for the Year 2013 Annual Meeting” on page 7 above for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

The Nominating Committee and the Board have no formal policy regarding diversity in recruiting directors. However, the Nominating Committee does consider diversity in identifying nominees for a balanced board with varied expertise including having accounting or related financial management expertise. For example, in the past, efforts were made to recruit more female nominees and to recruit candidates from Texas and New Mexico to reflect the geographic market served by the Company and its utility subsidiaries, PNM and TNMP. In addition, the Nominating Committee seeks to recruit nominees who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies.

PNM RESOURCES COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS

The following table shows the amount of PNM Resources common stock owned by the Company’s directors, the named executive officers, and our directors and executive officers as a group as of March 27, 2012.

	Amount and Nature of Shares Beneficially Owned (a)
Name	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Patrick V. Apodaca	32,941	10,667	*
Adelmo E. Archuleta	19,727	20,201	*
Alice A. Cobb (d)	61,382	28,014	*
Patricia K. Collawn	154,860	229,239	*
Julie A. Dobson	23,118	20,201	*
Charles N. Eldred	67,674	64,332	*
Alan J. Fohrer (e)	3,000	-	*
Robert R. Nordhaus	12,218	2,051	*
Manuel T. Pacheco	14,384	18,150	*
Bonnie S. Reitz	17,118	20,201	*
Thomas G. Sategna	15,160	32,533	*
Donald K. Schwanz	11,968	1,001	*
Jeffry E. Sterba (e)	227,595	675,475	1.13%
Bruce W. Wilkinson	12,468	334	*
Joan B. Woodard	18,240	20,201	*
Directors and Executive Officers as a Group (17)	691,853	1,142,600	2.30%
(a)	Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.
(b)

The amounts shown are shares held in the individual’s name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account, and also include the number of restricted stock rights held by each director and officer.

(c)

The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after March 27, 2012, and number of shares that executive officers have a right to acquire through the ESP II upon the participant’s death or termination of employment. As of March 27, 2012, the number of shares reported in this column include the following ESP II share rights held by our NEOs:  P. K. Collawn – 65,905 and C. N. Eldred – 5,996.

(d)	Ms. Cobb was the SVP and Chief Administrative Officer in 2011 and resigned from the Company effective January 3, 2012.
(e)	Mr. Fohrer joined the Board on March 1, 2012, to fill the vacancy created by Mr. Sterba’s retirement on December 31, 2011.

*Less than 1% of PNM Resources outstanding shares of common stock.

OWNERSHIP OF MORE THAN FIVE PERCENT OF PNM RESOURCES’ COMMON STOCK

The following table shows the amount of PNM Resources common stock owned by those persons who beneficially own more than 5% of our common stock based on reports filed by such persons with the SEC as of March 27, 2012. PNM Resources makes no representation as to the accuracy or completeness of the information. These are the only persons known to PNM Resources to be the beneficial owners of more than 5% of PNM Resources common stock as of March 27, 2012.

	Voting Authority			Dispositive Authority
Name and Address	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
FMR LLC (1) 82 Devonshire Street Boston, MA 02109	-	-	-	7,954,197	-	7,954,197	9.986%
GAMCO Investors, Inc. et al (2) One Corporate Center Rye, NY 10580-1435	- (2)	-	-	- (2)	-	6,637,479	8.33%
Franklin Resources, Inc. (3) One Franklin Parkway San Mateo, CA 94403-1906	- (3)	-	-	- (3)	-	6,004,450	7.5%
BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	5,686,481	-	-	5,686,481	-	5,686,481	6.56%
The Vanguard Group, Inc. (5) 100 Vanguard Blvd. Malvern, PA 192355	121,576	-	-	4,645,432	121,576	4,767,008	5.49%

(1)  As reported on Schedule 13G/A filed March 13, 2012 with the SEC by FMR LLC. The filing reported that (a) FMR LLC beneficially owned 7,954,197 shares (9.986%) and had sole dispositive power for 7,954,197 shares, as the parent holding company of Fidelity Management and Research Company (“Fidelity”) which beneficially owned 7,954,197 shares, or 9.986%, as a result of acting as investment adviser to various investment companies, and that Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and certain funds, each has sole power to dispose of the 7,954,197 shares owned by the funds, and (b) neither FMR LLC nor Edward C. Johnson 3d,  Chairman of FMR LLC, has the sole power to vote or direct voting of shares owned directly by the Fidelity Funds and Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(2)  As reported on Schedule 13D/A filed November 14, 2011 with the SEC by GAMCO Investors, Inc. et al. This filing reported that Gabelli Funds, LLC beneficially owned 3,053,379 shares (3.83%) with sole voting and sole dispositive power; GAMCO Asset Management Inc. beneficially owned 3,267,300 shares with sole voting power and 3,574,100 shares (4.49%) with sole dispositive power; and MJG-IV Limited Partnership beneficially owned 10,000 shares (0.01%) with sole voting and dispositive powers. The filing reported that Mario J. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons.

(3)  As reported on Schedule 13G/A filed February 9, 2012 with the SEC by Franklin Resources, Inc. (“FRI”). The filing reported that Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding stock of FRI and are the principal stockholders of FRI, and that FRI and its principal stockholders may be deemed to be the beneficial owners of PNMR common stock held by persons or entities for whom or for which FRI subsidiaries provide investment management services. The filing reported that FRI and its principal shareholders beneficially owned 6,004,450 shares (7.5%), Franklin Advisory Services, LLC had sole voting power for 2,612,700 shares and sole dispositive power for 2,692,200 shares (3.4%), Franklin Advisers, Inc. had sole voting and dispositive power for 3,330,000 shares, and Fiduciary Trust Company International had sole voting and dispositive power for 8,250 shares.

(4)  As reported on Schedule 13G/A filed February 13, 2012 with the SEC by BlackRock, Inc. as the parent holding company or control person of BlackRock Japan Co. Ltd., Blackrock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, Blackrock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, and BlackRock International Limited.

(5)  As reported on Schedule 13G filed February 9, 2012 with the SEC by The Vanguard Group, Inc.

RELATED PERSON TRANSACTIONS

Since January 1, 2011, PNM Resources has not participated, and has no current plans to participate, in any transactions in which its directors or executive officers or any of their immediate family members have a material interest that is reportable under applicable SEC rules. PNM Resources has participated in the following transactions with Cascade Investment, L.L.C. (“Cascade”), a shareholder which owned more than 5% of our common stock through November 10, 2011.

Cascade Registration Rights. As previously reported, on October 7, 2007, PNM Resources issued 4,000,000 equity-linked units to Cascade which were settled on November 17, 2008, upon the issuance by PNM Resources of 477,800 shares of its Convertible Preferred Stock, Series A to Cascade. The 477,800 preferred shares were convertible into 4,778,000 shares of common stock, subject to certain anti-dilution adjustments. The Convertible Preferred Stock, Series A was entitled to receive dividends equivalent to any dividends paid on PNM Resources common stock as if the preferred stock had been converted into common stock. The Convertible Preferred Stock, Series A was entitled to vote on all matters voted upon by common stockholders, except for the election of the Board.

In connection with the equity-linked units transaction, PNM Resources entered into a registration rights agreement which required PNM Resources, under certain circumstances, to register for resale certain securities held by Cascade. In March 2011, pursuant to the terms of a letter agreement between PNM Resources and Cascade amending the registration rights agreement, PNM Resources agreed to file a registration statement covering its securities and to file an applicable prospectus supplement, if requested by Cascade at a later date, covering shares of common stock held by Cascade or issued upon conversion of shares of the Convertible Preferred Stock, Series A. On March 17, 2011, PNM Resources filed a universal automatic shelf registration statement with the SEC that permits PNM Resources, from time to time, in one or more public offerings, to offer for sale certain securities. The registration statement also permits sales of PNM Resources securities by selling security holders who may be named in a prospectus supplement. The filing of this universal shelf registration statement satisfied PNM Resources’ obligation under the registration rights agreement, as amended, to register Cascade’s shares. The dollar value of the amount involved in such a transaction was not determinable. Cascade could have, pursuant to a prospectus and an applicable prospectus supplement, elected to sell some or all of such common stock, from time to time, subject to market conditions and any applicable legal requirements. However, Cascade had no obligation to sell all or any portion of such securities. Cascade delivered to PNM Resources a sales notice pursuant to the registration rights agreement on August 19, 2011.

The registration rights agreement terminated by its own terms upon the purchase by PNM Resources of the Convertible Preferred Shares and common stock held by Cascade, which is described below.

Purchase of Convertible Preferred Shares and Common Stock held by Cascade. PNM Resources and Cascade entered a Sale and Purchase Agreement, dated September 23, 2011, which obligated PNMR to repurchase of all of PNM Resource’s outstanding Convertible Preferred Stock, Series A held by Cascade. The Sale and Purchase Agreement obligated PNMR to purchase the Convertible Preferred Stock at a 2% discount from a price determined by the daily volume weighted average price per share of PNM Resource’s common stock for the ten trading days ending on September 30, 2011, times the number of shares of PNM Resource’s common stock into which the Convertible Preferred Stock was convertible. On October 5, 2011, in accordance with the Sale and Purchase Agreement, PNM Resources closed on the purchase of the Convertible Preferred Stock for an aggregate purchase price of $73,474,507.

On November 4, 2011, PNM Resources entered into a Sale and Purchase Agreement with Cascade which obligated PNMR to purchase from Cascade the lesser of (i) 7,019,550 shares of its common stock, no par value and (ii) the number of shares of common stock equal to $156,525,490 divided by the purchase price per share (rounded down to the nearest whole share). The Sale and Purchase Agreement also provided that the common stock be purchased at a price per share equal to the product of (a) 0.98 and (b) the arithmetic mean of the volume weighted average price on each trading day in the period beginning October 27, 2011 and ending November 9, 2011. On November 10, 2011, in accordance with the Sale and Purchase Agreement, PNM Resources closed on the purchase of 7,019,550 shares of common stock for an aggregate purchase price of $125,683,473. Upon closing of the transaction, the shares of common stock repurchased became authorized but unissued shares, as determined by the PNM Resources Board.

Optim Energy, LLC. In January 2007, PNM Resources and ECJV, a wholly owned subsidiary of Cascade, created EnergyCo, LLC to serve expanding U.S. markets, principally in certain areas of Texas covered by the ERCOT. EnergyCo’s name was changed to Optim Energy, LLC (“Optim Energy”) on February 2, 2009. References to Optim Energy in this discussion encompass periods prior to the name change. PNM Resources and ECJV each had a 50 percent ownership interest in Optim Energy, a limited liability company. PNMR Services Company provided corporate services to PNM Resources, its subsidiaries, and Optim Energy in accordance with shared services agreements. Services provided to Optim Energy were billed at cost plus a profit element. There was also a service agreement for Optim Energy to provide services to PNM Resources.

On June 1, 2007, Optim Energy entered into a bank financing arrangement with a term of five years, which included a revolving line of credit. This facility also provided for bank letters of credit to be issued as credit support for certain contractual arrangements entered into by Optim Energy. Cascade and ECJV guaranteed Optim Energy’s obligations on this facility and, to secure Optim Energy’s obligation to reimburse Cascade and ECJV for any payments made under the guaranty, had a first lien on all assets of Optim Energy and its subsidiaries.

On September 23, 2011, PNM Resources, ECJV and Optim Energy entered into a Contribution and Restructuring Agreement providing for a reduction in PNMR’s ownership in Optim Energy. Upon execution of the Contribution and Restructuring Agreement, the Operating Agreement for Optim Energy was restructured and ECJV made an equity contribution to Optim Energy in exchange for an increased ownership interest, which resulted in PNM Resource’s ownership in Optim Energy being reduced from 50% to 1%. As part of this transaction, PNM Resources did not make any equity contribution to Optim Energy. ECJV was given the option to purchase PNM Resource’s 1% ownership interest in Optim Energy at fair market value beginning as of January 1, 2012. On January 4, 2012, PNM Resources received a notice from ECJV whereby ECJV exercised its option to purchase PNM Resource’s 1% ownership interest in Optim Energy at fair market value, which ECJV determined was less than zero. PNM Resources did not object to ECJV’s fair market value determination.

Approvals. PNM Resources’ transactions with Cascade were pre-approved by the full Board or Nominating and Governance Committee of the Board pursuant to the Policy and Procedures Governing Related Party Transactions discussed on page 10. The terms of the arrangements with Cascade were arrived at in arms’ length negotiations between the two entities. PNM Resources and Cascade were each represented in the arms’ length negotiations between themselves by competent counsel who represented their respective clients zealously. As a result, PNM Resources believes that the terms were at least as good as those that could have been obtained in transactions with unaffiliated third parties.

DIRECTOR COMPENSATION

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Salaried employees receive no compensation for board service. Thus, Ms. Collawn, our current CEO, receives no additional compensation for board service.

The Board desires to achieve a reasonable compensation package for non-employee directors that will attract and retain highly qualified non-employee directors. Accordingly, the Nominating Committee selects, weighs and reviews each element of director compensation on an annual basis to recommend a total compensation amount that approximates the 50th percentile of non-employee director compensation in similarly situated utility and energy companies. The Board believes the median of director compensation awarded by the companies in the PNMR Peer Group represents a reasonable comparative compensation level.

In 2010, prior to the reorganization and renaming of the Board’s four standing committees effective January 1, 2011, the Board Governance and Human Resources Committee (“BGHRC”) was responsible for recommending director compensation levels to the full Board. In 2010, PNMR management engaged Towers Watson and Pay Governance, LLC to prepare an analysis, including alternatives and recommendations, to the BGHRC on the amount and form of 2011 non-employee director compensation. The analysis prepared by Towers Watson in August 2010 and updated by Pay Governance in November 2010 compared PNMR’s 2010 director compensation levels with the PNMR Peer Group and also provided “general industry” information about director compensation in companies of similar size to PNMR (i.e., the S&P Midcap Index (median revenue approximately $2 billion)). In addition, PRM, the compensation consultant retained directly by the BGHRC, confirmed the benchmark analysis, provided additional NACD Survey information to review trends in director compensation, and provided recommendations.

In December 2010, following review of the comparative data, benchmark analysis, alternatives and recommendations prepared by Towers Watson, Pay Governance and PRM, the BGHRC recommended and the Board approved increasing the 2011 annual retainer by (1) increasing the annual cash retainer from $35,000 to $52,500 (and eliminating attendance fees for Board meetings, while retaining fees for committee meetings); (2) providing an additional annual cash retainer of $15,000 for the lead independent director; and (3) providing restricted stock rights with a market value of $55,000 on the grant date in lieu of granting 1,000 stock options and 4,000 restricted stock rights. Based on the analysis provided by Pay Governance and PRM, the Board concluded that the 2011 retainer amounts better reflected the median of the PNMR Peer Group. Thus, the 2011 annual retainer for non-employee directors consisted of the following cash and stock based compensation:

Annual Retainer:	$52,500* in cash Restricted stock rights(1) with a market value of $55,000(2)
Annual Lead Director Fee:	$15,000
Annual Audit Committee Chair Fee: Annual Other Committee Chair Fee:	$10,000 $ 5,000
Attendance Fees:	$1,500 per Board Committee meeting

* In lieu of the $52,500 annual cash retainer, Mr. Sterba received an annual cash retainer of $175,000 for continuing to serve as Chairman in 2011 following his retirement as CEO on March 1, 2010. This retainer was designed to be a reasonable and competitive amount of compensation to a retiring CEO who continued to serve as Chairman. Mr. Sterba retired from the Board on December 31, 2011.

In addition, all directors were reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by PNMR to the fullest extent permitted by law pursuant to PNMR’s bylaws and indemnification agreements between the Company and each director.

(1)       Restricted stock rights granted under the PEP each vest in three equal annual installments beginning on the first anniversary of the grant date, subject to vesting acceleration upon retirement from the Board. These awards are typically made at the annual meeting of directors, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy. As set forth under the Equity Compensation Awards Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) in the case of pre-approval during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period. The exercise price of the stock option is equal to the closing price of the common stock on the New York Stock Exchange, or NYSE, on the date of the grant. The PEP prohibits option re-pricing.

(2)       The amount of restricted stock rights is determined by dividing $55,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 3,468 restricted stock rights were granted on May 17, 2011, based on the closing price on that date of $15.86 per share.

The PNMR Peer Group used for the 2011 director compensation benchmark analysis consists of the following publicly-traded energy and utility companies:

Alliant Energy Corporation Black Hills Corporation Cleco Corporation DPL, Inc.* El Paso Electric Company	Great Plains Energy, Inc. Hawaiian Electric Industries, Inc. NSTAR NV Energy, Inc. Pinnacle West Capital Corp.	TECO Energy Corporation Unisource Energy Corporation Westar Energy Inc. Wisconsin Energy Corporation

* DPL, Inc. was acquired by AES Corporation on November 28, 2011.

In December 2011, Meridian, the compensation consultant retained directly by the Nominating Committee effective July 2011, reviewed the above described director compensation analysis prepared in 2010 by Towers Watson and Pay Governance and recommended that no further analysis was required to support making no changes to director compensation levels in 2012. After considering this recommendation, the Nominating Committee recommended and the Board approved making no changes to the 2012 annual retainer from the amounts set forth above for the 2011 annual retainer.

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION IN 2011

The following table summarizes the total compensation paid or earned by each of the non-employee directors for the year ended December 31, 2011.

DIRECTOR COMPENSATION

Name[1]	Fees Earned Or Paid In Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

A.E. Archuleta	71,000	51,569	-	-	-	-	122,569
J.A. Dobson	83,500	51,569	-	-	-	-	135,069
R. R. Nordhaus	66,000	51,569	-	-	-	-	117,569
M.T. Pacheco	73,500	51,569	-	-	-	-	125,069
B.S. Reitz	64,500	51,569	-	-	-	-	116,069
D. K. Schwanz	75,500	51,569	-	-	-	-	127,069
J. E. Sterba	175,000	51,569	-	-	-	-	226,569
B.W. Wilkinson	67,500	51,569	-	-	-	-	119,069
J.B. Woodard	90,500	51,569	-	-	-	-	142,069

[1]Jeffry E. Sterba retired from the Board effective December 31, 2011. Patricia K. Collawn does not receive any director compensation, as she is an employee, i.e., President and CEO. In addition, Alan J. Fohrer is not included in this 2011 Compensation table because he joined the Board on March 1, 2012 and so received no compensation in 2011.

[2]The following table provides additional information about fees earned or paid in cash to non-employee directors in 2011:

Name	Annual	Committee	Committee	Lead
	Retainer	Chair Fee ($)	Meeting Fees	Independent	Total
	($)		($)	Director Fee	($)
				($)
A. E. Archuleta	52,500	5,000	13,500	-	71,000
J. A. Dobson	52,500	10,000	21,000	-	83,500
R. R. Nordhaus	52,500	-	13,500	-	66,000
M. T. Pacheco	52,500	-	21,000	-	73,500
B. S. Reitz	52,500	-	12,000	-	64,500
D. K. Schwanz	52,500	5,000	18,000	-	75,500
J. E. Sterba(a)	175,000	-	-	-	175,000
B. W. Wilkinson	52,500	-	15,000	-	67,500
J. B. Woodard	52,500	5,000	18,000	15,000	90,500

(a)As compensation for continuing to serve as Chairman in 2011 following his retirement as CEO on March 1, 2010, Mr. Sterba received an annual retainer of $175,000 in lieu of the $52,500 annual retainer.

[3]Represents the grant date fair value of $14.87 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 3,468 restricted stock rights awarded under the PEP to each non-employee director on May 17, 2011. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2011. As of December 31, 2011, each non-employee director listed in the above table had 6,967 outstanding restricted stock rights, except Mr. Wilkinson, who joined the Board in 2010, had 6,134, and Mr. Sterba, who was CEO until March 1, 2010, had 38,634. The actual value that a director may realize on the vesting of the restricted stock will depend on the market price of our common stock at the date of vesting. The restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant, subject to vesting acceleration upon retirement. The Equity Compensation Awards Policy provides that for awards made on and after 2007, the grant date for awards approved on a non-trading date will be the immediately preceding trading day. As discussed below in “Stock Ownership Guidelines”, directors will hold 75% of the annual restricted stock award until they hold stock equal to the required multiple of annual cash retainer. This amount of restricted stock is held until six months after termination of board service.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

The Board believes that directors should be shareholders and have a financial stake in the Company to help ensure that director financial interests are aligned with the financial interests of the Company’s longer term shareholders. Accordingly, the Board requires that newly elected directors, before commencing board service, become shareholders in the Company, and that over time, directors attain a significant level of Company stock ownership.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. The current Stock Ownership Guidelines were adopted by the Board in December 2005 and amended in February 2006.

According to the guidelines, within three years, directors should hold stock equal to two times the annual cash retainer. Within five years, the amount of ownership should be five times the annual cash retainer. Directors will hold 75% of the annual restricted stock award until the required multiple of the annual cash retainer is achieved. This amount of restricted stock is held until six months after termination of Board service. We believe these holding requirements are appropriate because they approximate the median of holding requirements found in the NACD Survey and would require a reasonable amount of share acquisition in addition to the annual equity awards received by the directors. All current directors have met their respective holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executives and are discussed further below under “Compensation Discussion and Analysis – Stock Ownership Guidelines.”

The Stock Ownership Guidelines will be reviewed periodically for any appropriate changes. The Guidelines can be found on page A-7 of the Corporate Governance Principles document which can be found on PNM Resources’ website at www.pnmresources.com (under Governance and Ethics).

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of our Audit Committee is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Audit Committee acts under a charter which can be found on the PNM Resources website at www.pnmresources.com (under Governance and Ethics). We review the adequacy of the charter at least annually. All of our members are independent, and two of our members are audit committee financial experts under Securities and Exchange Commission rules. We held eight meetings in 2011 and two meetings to date in 2012 at which (as discussed in more detail below) we had extensive reports and discussions with the independent auditors, internal auditors, and other members of management.

In carrying out our responsibilities, we look to management and the independent auditors. The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP (“Deloitte”), the independent auditors. Management and Deloitte informed us that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA Professional Standards, Vol. 1, AV Section 380), as adopted by the PCAOB in Rule 3200T. In addition, we reviewed and discussed management’s report on internal control over financial reporting and the related audit performed by Deloitte which confirmed the effectiveness of the Company’s internal control over financial reporting.

We received the written disclosures and the letter from Deloitte required by the PCAOB regarding the independent accountant’s communications with us concerning independence, and we discussed the firm’s independence with Deloitte.

We discussed with the Company’s internal auditors and Deloitte the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have also assessed the performance of the independent auditors and have appointed Deloitte to audit the Company’s financial statements for 2012, subject to shareholder ratification of that appointment.

Based on the reviews and discussions referred to above, reliance on management and Deloitte, and subject to the limitations of our role described above, we recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Audit and Ethics Committee*
Julie A. Dobson, Chair (2011)
Robert R. Nordhaus
Manuel T. Pacheco
Bruce W. Wilkinson, Chair (2012)

* Alan J. Fohrer joined this Committee effective March 1, 2012, following preparation of this report.

INDEPENDENT AUDITOR FEES

Audit Fees for 2011 and 2010

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2011 and 2010 by Deloitte & Touche, the Company’s principal accounting firm.

	Fiscal Year Ended (in thousands) ($)
	2011	2010
Audit Fees	2,163	2,284
Audit-related Fees	152	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	2,315	2,284

Audit fees are primarily for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s 10-Q filings and the annual Sarbanes-Oxley audit. Audit-related fees in 2011 are primarily in connection with the Company’s exit from its competitive businesses.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent accountant firm selected to audit the Company’s financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Thus, the Audit Committee preapproves all audit services and all permitted non-audit services performed by Deloitte & Touche.

PROPOSAL 2:  RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL 2 ON YOUR PROXY CARD)

The Board is recommending that the shareholders ratify the selection of Deloitte & Touche as independent public accountants for 2012.

The Audit Committee has performed its annual evaluation of the quality and cost of services provided by Deloitte & Touche and an assessment of auditor independence. The Audit Committee reported to the Board complete satisfaction with the services provided by Deloitte & Touche and recommended that Deloitte & Touche be selected as independent public accountants for 2012. The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee report contained in this proxy statement.

Representatives of Deloitte & Touche will be available at the Annual Meeting where they will have the opportunity to make statements and answer questions. If shareholders fail to ratify the appointment of Deloitte & Touche, the Audit Committee will consider other auditors for 2013. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of Deloitte & Touche as independent public accountants for 2012 will stand unless the Audit Committee determines there is a compelling reason for a change.

The Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as independent public accountants for 2012.

PROPOSAL 3:  APPROVE THE THIRD AMENDMENT TO OUR PERFORMANCE EQUITY PLAN
(PROPOSAL 3 ON YOUR PROXY CARD)

General Information

The Board adopted the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan on February 17, 2009. The PEP was subsequently approved by the Company’s shareholders at the Company’s 2009 annual meeting.  The PEP allows the Company to grant options, restricted stock, restricted stock rights, performance shares, performance units, stock appreciation rights, and performance cash awards to employees of the Company and any affiliate of the Company that has adopted the PEP, and to non-employee members of the Board. The term of the PEP expires on May 18, 2019.

Since its adoption, the PEP has been amended on two separate occasions.  The First Amendment, which was approved by the Company’s shareholders at the Company’s 2011 annual meeting, increased the full-value equity award sublimit, defined repricing, and prohibited the transfers of awards for value or consideration.  The Second Amendment, which was approved by the Board on March 21, 2012, incorporated a “double trigger” vesting rule in connection with a change in control.  However, as discussed below under “Certain Change in Control Transactions”, special “single trigger” vesting rules will apply if the Board reasonably concludes, in good faith, that the value of awards, or a participant’s opportunity to share in the future appreciation of awards, will be materially impaired following the closing of a transaction that results in a change in control. “Double trigger” vesting means that awards will become fully vested if, within 24 months following change in control, a participant’s employment is terminated by the Company without cause or the participant’s employment is constructively terminated.  The Second Amendment also added a “clawback” provision subjecting awards granted under the PEP to potential “clawback” or forfeiture to the fullest extent called for by applicable law or Company policy.  The Second Amendment is effective with respect to awards made under the 2012 LTIP and all other awards made after March 21, 2012.  Under the terms of the PEP and applicable NYSE rules, shareholder approval was not required in connection with the Second Amendment.

On March 21, 2012, the Board adopted, subject to shareholder approval, the Third Amendment to the PEP.  The Third Amendment clarifies the definition of the term “performance period” and modifies the limit placed on performance cash awards.  With this modified limit, the maximum performance cash award payable to any one participant during any fiscal year is 500,000 times the fair market value of one share of Company stock on the first day of that fiscal year.  The PEP currently provides that the maximum performance cash award payable to any one participant during any performance period is 500,000 times the fair market value of one share of Company stock on the first day of that performance period.  The Third Amendment does not modify the existing limit placed on performance-based awards other than performance cash awards.  The limit for performance-based awards other than performance cash awards is described below under the “Performance-Based Awards” section of this proposal.

Set forth below is a summary of the principal provisions of the PEP, as amended by the First Amendment, the Second Amendment and the Third Amendment.  The summary is qualified by reference to the full text of the Third Amendment, and the PEP, as amended by the First and Second Amendments, all of which are attached to this proxy statement as Appendix B.

SUMMARY OF PLAN FEATURES

Administration

The PEP is administered by the Compensation Committee or such other committee as may be designated by the Board.   The Compensation Committee must be comprised of at least two (2) independent members of the Board.  Each Compensation Committee member must be a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act and an “outside director” as defined in Section 162(m) of the Tax Code.  The Compensation Committee, by majority action, is authorized to interpret the PEP, to prescribe, amend, and rescind rules and regulations relating to the PEP, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the PEP, to the extent they are not inconsistent with the PEP.

The Compensation Committee has the authority, in its sole discretion, to determine the participants who are entitled to receive awards under the PEP, the types of awards granted under the PEP, the times at which awards will be granted, the number of awards, the purchase price or exercise price, if any, for any award, the period(s) during which the awards shall be exercisable (whether in whole or in part), the restrictions applicable to awards, the form of each award agreement (“award agreement” is a term used in the PEP to describe any written agreement, contract or other instrument or document evidencing an award) and the other terms and provisions of any award.  Neither the award agreement nor the other terms and provisions of any award must be identical for each participant.  The Compensation Committee also has the authority to modify existing awards, subject to specified provisions of the PEP and the listing requirements of the NYSE.  The Compensation Committee, however, does not have the authority to (i) accelerate the vesting or waive the forfeiture of any performance-based awards (as defined below), or (ii) amend or adjust the terms of any outstanding award to reduce the exercise price or purchase price of any outstanding award, including any option or stock appreciation right (“SAR”) or cancel any outstanding option or SAR in exchange for cash or any other award or in exchange for any other option or SAR with an exercise price that is less than the exercise price of the original option or SAR without the approval of the Company’s shareholders, other than an adjustment upon the occurrence of any of the events specified in the PEP.

Eligibility

Awards may be made only to those individuals who are (i) employees of the Company or an affiliate of the Company that has adopted the PEP on the grant date of the award, or (ii) non-employee members of the Company’s Board who are Board members on the grant date of the award.

Limitation on Awards and Shares Available for Awards

The total number of shares of common stock subject to awards under the PEP may not exceed 12,343,000, subject to adjustment upon the occurrence of any of the events specified in the PEP.  The total number of shares of common stock that may be subject to restricted stock, restricted stock right, performance share and performance unit awards may not exceed 3,240,000 shares, subject to adjustment upon the occurrence of any of the events specified in the PEP.  The shares of common stock to be delivered under the PEP may consist, in whole or in part, of authorized, but unissued, shares of Company common stock or shares purchased on the open market or treasury stock not reserved for any other purpose.

Subject to the express provisions of the PEP, if any award granted under the PEP terminates, expires, lapses for any reason, or is paid in cash, any common stock subject to or surrendered for such award will again be common stock available for the grant of an award pursuant to the PEP.  The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the PEP by the entire number of shares of stock subject to the SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such exercise.  Shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award granted under the PEP will not become available for grant or sale under the PEP.

No participant in the PEP may be granted an award for more than 500,000 shares of common stock during any fiscal year.  As of March 27, 2012, the closing price of the Company’s stock on the NYSE was $18.71 per share.

Awards Available Under the PEP

The following types of awards may be granted pursuant to the PEP:  options, restricted stock, restricted stock rights, performance shares, performance units, performance cash, SARs, and non-employee director retainer grants.

Stock Options.  The Compensation Committee may grant incentive stock options and nonqualified stock options under the PEP.  Incentive stock options will be granted only to participants who are employees.  The exercise price of all options granted under the PEP will be at least 100% of the fair market value of Company stock on the date on which the option is granted.  No option may be exercised more than ten (10) years from the date of grant.  Upon exercise of any option, payment must be made in full (1) in cash, (2) in shares of stock held for more than 6 months, valued at fair market value on the date of exercise, or (3) by a combination thereof as determined by the Compensation Committee.  The Compensation Committee, in its sole discretion, may permit a participant to make payment of the purchase price upon exercise of any option through a broker-assisted “cashless” exercise or through a “net issuance” in accordance with any policy adopted by the Compensation Committee.  A participant will have none of the rights of a shareholder with respect to options until the record date of the stock purchase.

Restricted Stock.  The Compensation Committee may grant restricted stock under the PEP.  A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero).  Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met.  During the restriction period, participants holding restricted stock may, if permitted by the Compensation Committee, have full voting and dividend rights with respect to such shares.  The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee.  As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the unvested restricted stock.  The Compensation Committee may, in its discretion, waive the restrictions in whole or in part, unless the restricted stock award is a performance-based award as described below.

Restricted Stock Rights.  The Compensation Committee also may grant restricted stock rights awards under the PEP.  A restricted stock rights award gives the participant the right to acquire common stock in the future at no monetary cost to the participant.  Shares of common stock are not issued under the award until specified restrictions lapse.  The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date.  Participants holding restricted stock rights have no voting rights with respect to the shares of stock subject to their restricted stock rights award.  During the restriction period, participants holding restricted stock rights may, if permitted by the Compensation Committee, have the right to receive dividend equivalents or other distributions with respect to the shares payable under the restricted stock rights award.

Performance Shares.  The Compensation Committee also may grant performance share awards under the PEP.  A performance share award gives the participant the right to receive common stock of the Company if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee.

Performance Units.  The Compensation Committee also may grant performance unit awards under the PEP.  A performance unit award gives the participant the right to receive common stock of the Company, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee.

Performance Cash Awards.  The Compensation Committee also may grant performance cash awards under the PEP.  A performance cash award gives the participant the right to receive a cash payment if certain performance goals are satisfied during a performance period specified by the Compensation Committee.

Stock Appreciation Rights.  The Compensation Committee also may grant SARs under the PEP.  A SAR gives the participant the right to share in the appreciation in value of one share of common stock of the Company.  Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the price fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of common stock on the grant date.  SARs may be granted in connection with the grant of an option, in which case the exercise of the SARs will result in the surrender of the right to purchase the shares under the option as to which the SARs were exercised.  Alternatively, SARs may be granted independently of options.  Payment for SARs shall be made in Company stock.  SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Non-Employee Director Retainer Grant.  A portion of the annual retainer for the non-employee members of the Company’s Board may be paid through the grant of any type of award available under the PEP.  The Board has the authority to determine the amount of any award granted to non-employee directors.  Unless the Board determines otherwise, the grant date for awards to non-employee directors shall be each annual meeting date.  The terms and conditions of awards granted to non-employee directors under the PEP shall be set forth in an award agreement.

Performance-Based Awards.  When the Compensation Committee grants a restricted stock, restricted stock rights, performance share, performance unit or performance cash award, it may designate the award as a performance-based award.  Options and SARs granted pursuant to the PEP should, by their terms, qualify as performance-based awards.  Performance-based awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Tax Code.  Section 162(m) of the Tax Code only applies to “covered employees” as that term is defined in Section 162(m) of the Tax Code (as described above).  Therefore, only covered employees (or those employees who the Compensation Committee reasonably believes could be covered employees in the near future) are eligible to receive awards that are designated as performance-based awards.  The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception.  The Compensation Committee may, in its discretion, grant awards under the PEP to covered employees that do not qualify for the exception.

The payment of restricted stock, restricted stock rights, performance share, performance unit or performance cash awards that are designated as performance-based awards is contingent upon a covered employee’s achievement of pre-established performance goals during a specified performance period.  Performance goals are based on any one or more pre-established performance criteria.  The pre-established performance criteria are limited to the following: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; pre- and after-tax income; cash flow earnings (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; adjusted cash earnings; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; total operating cost or operating cost per unit of output (megawatt hours); the ratio of funds from operations to debt; and improvements in, attainment of, or compliance with, various environmental standards.

Performance goals may be expressed in terms of overall Company performance, the performance of a division, affiliate or subsidiary or the performance of an individual.  Performance goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to: select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or subsidiary or any division or business unit of any of them, or to the individual participant or any group of participants.  The Compensation Committee has the discretion to decrease the amount of compensation payable pursuant to any performance-based award but may not increase the compensation payable pursuant to any performance-based award.

The performance criteria and other related aspects of the PEP will be subject to shareholder approval again in 2014 if (as is currently the case) shareholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the PEP.

The maximum amount of any performance-based award (other than performance cash) that may be granted to a covered employee during any fiscal year is 500,000 shares of common stock or the equivalent cash value.

The maximum performance cash award payable to any covered employee for any fiscal year is 500,000 times the fair market value of a share of common stock on the first day of such fiscal year.

Both the performance cash awards granted to covered employees under the OIP and the performance share awards granted to covered employees under the LTIP are designated as performance-based awards and, as a result, are intended to qualify for the “performance based compensation” exception to Section 162(m) of the Tax Code.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the PEP as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Company’s common stock is then listed and under any blue sky or state securities law applicable to the awards.

Termination of Employment or Service

Awards granted under the PEP may be subject to special vesting and payment rules in the event of a participant’s termination of employment or service due to death, disability, retirement, impaction or due to voluntary or involuntary termination of employment for reasons other than impaction or cause.  The PEP also prescribes special vesting and payment rules in the event of a participant’s termination of employment or service due to a qualifying change in control termination.  These special rules are specified in the PEP for options, SARs, restricted stock rights, performance share and performance unit awards or in the award agreement for restricted stock and performance cash awards.

Certain Change in Control Transactions

While the PEP generally provides for “double trigger” vesting upon a change in control (i.e., a qualifying change in control termination), special “single trigger” vesting rules apply if the Board reasonably concludes, in good faith, that the value of awards, or a participant’s opportunity to share in the future appreciation of awards, will be materially impaired following the closing of a transaction that results in a change in control.  These special rules are specified in the PEP for options, SARs, restricted stock rights, performance share and performance unit awards or in the award agreement for restricted stock and performance cash awards.

Clawback of Awards

Every award issued under the PEP is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy.  By accepting an award, a participant agrees to return to the Company the full amount required by applicable law or Company policy.

Non-transferability

The Compensation Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the PEP, provided that in no event may an award be transferred for value or consideration.  Unless otherwise determined by the Compensation Committee, no award granted under the PEP may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Tax Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that it relates to an award granted under the PEP), or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Amendment, Modification and Termination of PEP

Subject to the Board’s right to amend or terminate the PEP at any time, the PEP will remain in effect until all awards issued under the PEP expire, terminate, are exercised or are paid in full in accordance with the PEP provisions and any award agreement.  However, no award may be granted under the PEP after May 18, 2019.

The Board has discretion to terminate, amend or modify the PEP.  Any such action of the Board is subject to the approval of the shareholders to the extent required by law, regulation or the rules of any exchange on which Company stock is listed.  To the extent permitted by law, regulation or the rules of any exchange on which Company stock is listed, the Board may delegate to the Compensation Committee or the Chief Executive Officer the authority to approve non-substantive amendments to the PEP.  Except as otherwise provided in the PEP, neither the Board, the Chief Executive Officer nor the Compensation Committee may do any of the following without shareholder approval:  reduce the purchase price or exercise price of any outstanding award, including any option or SAR; increase the number of shares available under the PEP; grant options with an exercise price that is below fair market value of a share of Company stock on the grant date; reprice previously granted options or SARs; or cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR.

Tax Withholding

The Company and its affiliates have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the PEP.  To the extent that alternative methods of withholding are available under applicable laws, the Company and its affiliates will have the power to choose among such methods.

Federal Income Tax Consequences of the PEP

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the PEP based on Federal income tax laws in effect on January 1, 2012.  This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant.  If the participant receives a stock grant that is not subject to a substantial risk of forfeiture or if a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Tax Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of stock appreciation rights, restricted stock rights, stock grants that are not subject to a substantial risk of forfeiture, performance shares, performance units or performance cash, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment.  The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise.  However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable).  If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction.  If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.

Section 409A of the Tax Code became effective as of January 1, 2005.  If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax.  The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee.  The Company intends (but cannot and does not guarantee) that awards granted under the PEP will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the PEP in such a manner.

Special Rules Applicable to Officers

In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Securities Exchange Act, the tax consequences to the officer may differ from the tax consequences described above.  In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Securities Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Subsidiaries

To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Tax Code.

Prior Grants Under the PEP

As of March 27, 2012, 9,732,904 shares subject to awards have been granted under the PEP.  The following table provides information with respect to all equity awards granted under the PEP from adoption through March 27, 2012 to the Company’s Named Executive Officers, director nominees, the current executive officer group, the current non-executive director group, and awards made to all current and past employees (other than current executive officers).

Name and Position or Group	Stock Options	Restricted Stock Rights	Performance Shares(1)
Named Executive Officers:
P.K. Collawn President & CEO	184,000	74,041	439,388
C.N. Eldred EVP & CFO	117,000	46,987	119,465
P.V. Apodaca SVP, General Counsel & Secretary	16,000	9,320	70,763
T.G. Sategna VP & Controller	58,200	18,235	31,666
A. A. Cobb SVP & CAO (retired 1/3/2012)	193,650	41,925	61,738
All Current Executive Officers (including NEOs) as a Group (7 persons)	593,150	205,534	805,745
Director Nominees (other than P.K. Collawn):
A.E. Archuleta	5,150	14,868	-
J.A. Dobson	5,150	14,868	-
A.J. Fohrer	-	-	-
R.R. Nordhaus	3,050	11,718	-
M.T. Pacheco	5,150	14,868	-
B.S. Reitz	5,150	14,868	-
D.K. Schwanz	2,000	9,968	-
B.W. Wilkinson	1,000	7,468	-
J.B. Woodard	5,150	14,868	-
All Current Non-Executive Directors as a Group (9 persons)	31,800	103,494	-
All Employees (including Non-Executive Officers) as a Group (503 persons)	6,949,292	766,244	244,327
Total # awards granted to current and prior participants(2)	7,584,642	1,098,190	1,050,072

(1)  The amounts shown consist of the total of (a) the actual number of performance shares earned to date, (b) the contingent performance share award opportunities granted on March 22, 2011 with a two-year (PS2) and three-year

(PS3) performance period assuming maximum performance, and (c) the contingent performance share award opportunities granted under the 2012 LTIP assuming maximum performance.  In addition, the amount shown for Ms. Collawn includes the special performance-based retention grant of 135,000 shares awarded in February 2012 as discussed on page 46.

(2)  Includes 10,400 options and 18,928 restricted stock rights awards to former non-executive director participants.

The Board of Directors unanimously recommends a vote FOR the Third Amendment to the PEP.

PROPOSAL 4:  ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY”) (PROPOSAL 4 ON YOUR PROXY CARD)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of PNM Resources, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the PNM Resources, Inc. 2012 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with the Dodd-Frank Act (and related SEC rules), shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins below on page 37, we believe attracting, motivating and retaining talented executives is critical to our achievement of the Company’s financial and strategic objectives. Our executive compensation program is designed with that premise in mind. The Company’s basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures, business unit and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2011, please refer to the CD&A. The Summary of 2011 NEO Compensation, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 50, provide additional information about the compensation that we paid to our NEOs in 2011.

The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2011 Annual Meeting, the shareholders indicated a preference for holding “Say-on-Pay” advisory votes on an annual basis as recommended by the Board of Directors. Thus, the advisory vote in Proposal 4 reflects the approved annual frequency and the next advisory vote on the frequency of future Say-on-Pay votes will occur no later than the 2017 annual meeting.

Effects of Advisory “Say-on-Pay” Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above regarding the compensation of our named executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) should be read together with the Summary Compensation Table (“SCT”) and other tables that are presented beginning on page 51.  Please note that this CD&A contains information about our corporate goals as well as certain individual goals and performance targets.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs, and practices.  This information should not be understood to represent our management’s estimates, or our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

Executive Summary

•	The Company’s compensation strategy is grounded in pay for performance.

•	In 2011, the Company performed strongly against both financial and operational goals.

•	As of December 31, 2011:

	°	Our Total Shareholder Return for 2011 was 44.97%, the highest TSR in the S&P 400 Mid-Cap Utility Index

	°	Our 2011 Incentive EPS increased over 2010 Incentive EPS

	°	Our credit ratings improved

This CD&A seeks to inform our shareholders about our compensation philosophy, core principles and decision-making process.  It also explains the compensation-related actions taken with respect to 2011 compensation for the Named Executive Officers (“NEOs”).  Based on 2011 positions and compensation levels, the NEOs are:

•        Patricia K. Collawn, President and Chief Executive Officer

•        Charles N. Eldred, Executive Vice President and Chief Financial Officer

•        Alice A. Cobb, Senior Vice President and Chief Administrative Officer (retired January 3, 2012)

•        Patrick V. Apodaca, Senior Vice President, General Counsel and Secretary

•        Thomas G. Sategna, Vice President and Controller

The Compensation Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies and programs.

Compensation Philosophy and Objectives:  Our long term success depends on our ability to provide reliable energy and services to our customers and invest wisely for present and future shareholder return.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.  As such, our executive compensation program is designed to promote and support the overall objective of enhancing shareholder value and is based on principles designed to:

•        Pay our NEOs for performance based on corporate and business unit measures,

•        Link corporate compensation goals to the interest of our shareholders,

•        Recognize and reward outstanding individual performance,

•        Provide total compensation opportunities that are market competitive, and

•        Attract and retain highly qualified and motivated executives.

The Compensation Committee’s and Company’s compensation philosophy is that Total Direct Compensation (“TDC”) should vary with performance in achieving Company financial and non-financial objectives, and any long-term incentive compensation should be closely aligned with shareholders’ interests.  The Company’s compensation strategy is grounded in pay for performance for establishing base pay, annual incentives and long-term incentives.  This philosophy applies to PNMR employees, with a more significant level of variability and compensation at risk for executive officers and management.  The charts below show the mix of pay for 2011 for the CEO and the average mix of pay for the Executive Vice President (“EVP”) and the Senior Vice Presidents (“SVPs”), in each case assuming these NEOs were paid under our incentive compensation plans at the target level goal for 2011.

The Compensation Committee also considers other objective and subjective factors in determining the compensation of the NEOs such as each NEO’s qualifications, experience and expertise, business results and maintaining market competitiveness.  The relative importance of these factors may vary from year to year and from NEO to NEO because the Compensation Committee evaluates each component of pay in the context of each NEO’s total compensation.  For example, if the Compensation Committee increases a NEO’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits.

Corporate Governance:  The Company and the Compensation Committee continue to monitor corporate governance best practices and give consideration to incorporating them into the Company’s and the Compensation Committee’s processes and decision-making, as appropriate.

The Compensation Committee reviewed the compensation risk analysis prepared by the Company to assess the compensation policies and practices for its employees, including NEOs, and concluded that the policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.  More discussion appears in the “Board’s Role in Risk Oversight” section of “Other Governance Policies.”

Our shareholders cast an advisory “Say-on-Pay” vote on executive compensation at the May 2011 Annual Meeting and the holders of 86.92% of the shares, present and entitled to vote on the matter, approved the compensation of the NEOs disclosed in our 2011 proxy statement.  The Compensation Committee has considered the outcome of the advisory vote and considered this to be high approval by the shareholders.  Accordingly, we did not determine that any significant changes to our programs were warranted, and our current compensation philosophy remains consistent with the prior year.  Shareholders, however, will have the opportunity to cast annual advisory “Say-on-Pay” votes, including the advisory vote set forth in Proposal 4 regarding the NEO compensation disclosed in this CD&A and accompanying tables.  At the 2011 Annual Meeting, our shareholders indicated a preference for holding “Say-on-Pay” votes on an annual basis as recommended by the Board of Directors.  The next advisory vote on the frequency of future “Say-on-Pay” votes will occur no later than the 2017 Annual Meeting.  The Compensation Committee and management continue to review our executive compensation practices and policies to ensure alignment with competitive pay practices.  As noted in the “Summary of Elements of Executive Compensation,”

management recommended and the Compensation Committee supported several changes to the executive compensation program.

To maintain alignment between our NEOs and shareholders, we continue to provide equity based compensation as well as maintain stock ownership guidelines.  The Compensation Committee believes rewarding the NEOs with equity compensation aids in retention and helps align management with the best interests of our shareholders, our customers and the Company.  Our stock ownership guidelines are described beginning on page 47.

The Company currently complies with the Sarbanes-Oxley Act of 2002 as it relates to “clawbacks.”  The Company plans to implement an executive compensation recoupment policy that will, at a minimum, fully comply with the final rules to be issued by the SEC and NYSE pursuant to the Dodd-Frank Act.

The Company’s Insider Trading Policy has been in place since 1997.  In 2008, the policy was amended to prohibit all employees, officers and directors from engaging in hedging, short-term or speculative trading transactions involving Company securities.

In 2011, our shareholders approved an amendment to the PEP eliminating the authority of the Compensation Committee to take certain actions, including to amend or adjust the terms of any outstanding award to reduce the exercise price or purchase price of any outstanding awards without the approval of the Company’s shareholders, other than customary provisions allowing for adjustment upon occurrence of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change.  Under the PEP, the Compensation Committee may not accelerate the vesting or waive the forfeiture of any performance-based awards.  The Compensation Committee also may not reprice any previously granted options.  As discussed on pages 29 and 40 of this proxy statement, in March 2012, the PEP was amended to include as a general rule, double trigger vesting following a change in control and to add a clawback provision.  Further, the Board adopted, subject to shareholder approval of Proposal 3, the Third Amendment to the PEP, to incorporate technical changes to clarify that performance cash awards are intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Tax Code.

Summary of Elements of Executive Compensation:  The following components comprise the Company’s executive compensation program:

•        Base Salary;

•        Annual Incentive Awards;

•        Long-Term Incentive Awards;

•        Retirement Benefits and Deferred Compensation;

•        Supplemental Benefits and Perquisites;

•        Potential Severance Benefits;

•        Potential Change in Control Benefits; and

•        Discretionary Cash Awards as approved by independent members of the Board.

TDC opportunity for each NEO includes base salary, an annual cash incentive and long-term incentives (comprised of a mix of equity and cash awards in 2011 and solely equity awards in 2012) that are targeted at the median level of compensation paid to executive officers of similar companies in the Towers Watson U.S. Compensation Data Bank (“CDB”) Energy Services Executive Database (as described below) as well as the companies comprising the PNMR Peer Group.  The Company’s executive compensation program is performance-based and designed to pay compensation that aligns with corporate performance and goals and includes both fixed and variable incentives.  The program is designed to be competitive, enabling the Company to attract and retain key executives.  Detail on each component can be found in the “Elements of Executive Compensation” section.

Several key changes were made to the components of the executive compensation program for 2011 and 2012 to further align the executive compensation structure with shareholders’ interests and current market practices, including:

•

Base salaries were frozen for 2011 for the CEO, EVP and SVPs pursuant to management’s recommendation and the Compensation Committee’s concurrence. More detail can be found below in the “Base Salary” section of “Elements of Executive Compensation.”

•

The Company began transitioning from a 1-year performance period in 2010 for long-term incentive awards to a 3-year performance period beginning 2011. The Company replaced stock options with time-vested restricted stock rights and began using performance shares instead of 1-year performance based restricted stock. Performance cash awards were reduced to 10% of the LTIP total mix. These changes are described in more detail below in the “Long-Term Incentive Awards” section of “Elements of Executive Compensation.”

•	The Officer Life Insurance Plan was closed to new participants hired on or after September 25, 2011.
•	The Long Term Care Insurance Benefit was eliminated for all officers effective December 31, 2011.
•	Sale of Executive Paid Time Off was eliminated for 2012 and going forward.
•

The Retention Plan was closed to any new officers hired on or after December 31, 2011. As of March 2012, the Retention Plan was further amended and restated (and reopened to new officers). The key plan amendments include elimination of excise tax gross-up, reduction of lump sum severance, elimination of additional supplemental retirement benefits and the inclusion of a restrictive covenant agreement for specified officers. More detail can be found below in the “Potential Change in Control Benefits” section of “Elements of Executive Compensation.”

•	The Severance Plan for officers was amended to cap the lump-sum severance pay at a level equal to what an officer would receive under the Retention Plan, as amended and restated.
•

The PEP was amended to include, as a general rule, double trigger vesting following a change in control and to add a clawback provision. More detail can be found below in the “Potential Change in Control Benefits” section of “Elements of Executive Compensation.”

•

Stock ownership guidelines for an officer’s retention of common stock received under the PEP was increased from 75% to 100%. This is described in more detail below in the “Stock Ownership Guidelines” of “Elements of Executive Compensation.”

•

Discretionary awards for NEOs were approved by the independent members of the Board for the successful completion of the sale of FCP Enterprises, Inc. and subsidiaries. More detail can be found in the “Discretionary Cash Awards” section of “Elements of Executive Compensation.”

2011 Performance:  During 2011, the Company performed strongly relative to its annual and long-term goals.  The OIP and the LTIP paid awards above target levels, reflective of overall goal attainment.  During 2011, the Company transformed its business operations with a continued focus on a stronger regulatory framework, cost control and the exit of the competitive businesses.  The Company achieved a substantial increase in TSR to 44.97% that resulted in the attainment of the highest TSR in the S&P Mid-Cap Utility Index.  Incentive EPS increased in 2011 over 2010.  The Company’s performance resulted in credit upgrades of PNMR’s senior unsecured debt to BB from BB- and to Ba1 from Ba2, by Standard & Poor’s and Moody’s, respectively.  The annual goals and achievements are detailed beginning on page 55, and the long-term goals and achievements are detailed beginning on page 58.

The Compensation Committee approved the 2011 annual incentive awards under the 2011 OIP based on corporate and business area performance against established goals.  In order to ensure the awards could be funded by Company earnings, no awards were to be made unless the Company achieved the threshold corporate earnings per share targets, adjusted for certain items to ensure that the award payments were based on the underlying growth of the core business.  The Incentive EPS levels were established solely for measuring performance under the 2011 OIP and have no effect on, and are not necessarily earnings guidance that may be announced by the Company.  The annual incentive award target includes other strategic objectives, specifically, customer satisfaction and safety, which align with the interests of our customers and shareholders.  In 2011, the Company achieved an above target level of Incentive EPS for the purposes of determining actual annual incentive awards under the 2011 OIP.  Such annual incentive awards are described in more detail below in the “Annual Incentive Awards” section of “Elements of Executive Compensation.”

The Company’s long-term incentive awards are tied to longer-term shareholders’ returns so as to promote an appropriate focus on creating sustainable shareholder value.  For 2011, incentives for the first performance period of the 2011 LTIP were earned based on the Company’s TSR, as well as the FFO/Debt Ratio.  As of December 31, 2011, the Company achieved a near maximum level of performance results for long-term incentive metrics.  The long-term incentives are described in more detail below in the “Long-Term Incentive Awards” section of “Elements of Executive Compensation.”

Administration and Resources

Roles of the Compensation Committee, Board of Directors, and Executive Officers:  Pursuant to its role as assigned by the Board of Directors, the Compensation Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our executive officers, and an independent compensation consultant play a role.  The Compensation Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO and the Corporate Controller, is held by the Compensation Committee.  The compensation of the Corporate Controller is determined similarly to our other NEOs, except final determination of the Corporate Controller’s base salary is made by the CEO with the recommendation from the Chief Financial Officer.  The Compensation Committee makes a recommendation to our independent directors regarding the level of the CEO’s compensation, and the final decision is made by the independent directors (a group that includes, but is not limited to, the members of the Compensation Committee).  The full Board, based on the recommendations of the Compensation Committee, approves all equity compensation plans and equity awards for officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation Committee considers the CEO’s evaluation of the other NEOs and the self-evaluation prepared by the CEO.  The CEO recommends corporate-level performance goals to the Compensation Committee for approval.  Business unit performance goals are recommended by the executive officers and reviewed and approved by the CEO.  The CEO provides regular input to the Compensation Committee with respect to the overall structure of the executive compensation program, including how the program can be effectively aligned with the Company’s financial and strategic objectives.  However, the final decisions related to the executive compensation program rest with the Compensation Committee with Board approval for all officer equity plans, equity awards and the CEO compensation.

Role of the Independent Compensation Consultant:  Pursuant to its Charter, the Compensation Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include:  providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analyses, recommending compensation program and plan changes, and recommending executive officer compensation structure and levels.  Independent of management, the Compensation Committee engaged PRM Consulting Group (“PRM”) through July 2011.  PRM advised the Compensation Committee, as requested, on all matters relating to executive compensation and our executive compensation programs.  As of July 2011, the Compensation Committee selected and engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant.  As with PRM, Meridian does not provide any other services to the Company, unless directed to do so by the Compensation Committee.

During 2011, no services were provided to the Company by PRM or Meridian, other than the services as outlined relating to executive compensation.

The independent compensation consultant’s primary role is to advise the Compensation Committee regarding the mix of compensation paid through our executive compensation program, as well as the compensation levels of individual NEOs, and to assist in evaluating the compensation levels for the CEO.  The information analyzed in 2010 to assist in setting 2011 compensation levels came from the following sources.  In 2010, PRM reviewed and confirmed an analysis and evaluation of the NEO compensation levels utilizing market data compiled by Pay Governance.  Management engaged Pay Governance to develop relevant market data.  The Compensation Committee strives to award compensation that is at the median of the appropriate benchmark group.  Thus, the benchmark analysis compared our NEO compensation to (1) tabular market data for the PNMR Peer Group described below and (2) market data for approximately 57 investor-owned utility companies (listed in Appendix A) from the published Towers Watson 2010 CDB Energy Services Executive Database, size adjusted to the Company’s revenue scope of $1.6 billion utilizing regression analysis.  As shown in Appendix A, 11 of the 14 companies in the PNMR Peer Group are also included in the 57 investor-owned utility companies from the published Towers Watson 2010 CDB Energy Services Executive Database.  However, the analysis showed that the average size company in the PNMR Peer Group was somewhat larger than PNMR.  As a result, the median of the 57 investor-owned utility group, size adjusted to revenues of $1.6 billion, from the Towers Watson 2010 CDB Energy Services Executive Database (“2011 Benchmark Data”) was the primary reference point used by the Compensation Committee to evaluate executive compensation.

The Compensation Committee used these figures to benchmark the TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions based on market data noted above and the PNMR Peer Group.

On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation Committee.  None of the NEOs are present during the Compensation Committee’s discussions with independent consultants regarding his or her individual compensation.

Other Resources Used by the Compensation Committee:  In addition to its review of the performance of the Company and the individual performance of the NEOs, the Compensation Committee uses additional resources and analysis in administering the executive compensation program and determining the compensation paid to the NEOs.   The resources and analysis for 2011 are described below.

In July 2011, PRM provided to the Compensation Committee its annual executive pay for performance review, which compared PNMR’s TSR to the change in NEO TDC for the year 2010.  As in prior years, the analysis showed that NEO pay was aligned with PNMR performance.  In September 2011, Meridian conducted a high level analysis comparing the executive compensation program design and related practices of PNMR to general external market practices.  The purpose of this analysis was to inform the Compensation Committee of how the PNMR executive compensation program compares to typical practices.  Additionally, management completed a review of the following executive benefits:  Officer Life Insurance Plan, Long Term Care Insurance Benefit, Executive Long-Term Disability, the Executive Spending Account Plan and the Non-Tax-Qualified Retirement Plan.  The review was completed by utilizing comparison market data to identify general market trends from the database of the Towers Watson Services 2010/2011 Survey Report on Perquisite Policies and Practices and the Towers Watson Data Services 2010/2011 Survey Report on Employee Benefits, Policies and Practices.  As a result of this review, management recommended and the Compensation Committee approved the following:

–                 Officer Life Insurance Plan was closed to new officers hired on and after September 25, 2011.

–                 Long Term Care Insurance was eliminated for all officers as of the end of the 2011 year.

–                 Executive Long-Term Disability Benefit was determined to be competitive and no changes were deemed necessary.

–                 Executive Spending Account Plan was determined to be competitive and no changes were deemed necessary.

–                 Non-Tax-Qualified Retirement Plan supplemental target contributions for Ms. Collawn and Ms. Cobb were adjusted to achieve the competitive replacement ratios between 40% to 60% of pre-retirement income.  Mr. Apodaca has also been granted a supplemental target contribution beginning 2011.  For further discussion see the “Non-Tax-Qualified Retirement Plans” section of the “Non-Qualified Deferred Compensation” section beginning on page 66.

PNMR Peer Group:  In February 2011, after review, the Compensation Committee decided to maintain the existing PNMR Peer Group.  The make-up of the PNMR Peer Group was reviewed based on the following criteria:

1.	ownership structure (publicly-traded),
2.	business focus (electric utility and energy companies),
3.	size (between one-half and three times the Company’s size in terms of revenues and market capitalization),
4.	organizational structure (number of employees),
5.	operational characteristics (nuclear generation ownership, multi-state regulated utilities, and deregulated competitive energy businesses), and
6.	likely competition for executive talent.

The table below lists the companies that comprised the PNMR Peer Group for 2011.

PNMR PEER GROUP

Alliant Energy Corporation	NSTAR
Black Hills Corporation	NV Energy, Inc.
Cleco Corporation	Pinnacle West Capital Corporation
DPL, Inc.*	TECO Energy Corporation
El Paso Electric Company	Unisource Energy Corporation
Great Plains Energy, Inc.	Westar Energy, Inc.
Hawaiian Electric Industries, Inc.	Wisconsin Energy Corporation
*DPL acquired by AES Corporation.

Elements of Executive Compensation

Our executive compensation program is designed to maintain an appropriate and competitive balance between fixed (base salaries), and variable incentives (short- and long-term).  The program consists of three core elements that comprise TDC – base salary, annual incentive awards, and long-term incentive awards.  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  The Compensation Committee sets targets for each element separately at an approximate median range, and then makes appropriate adjustments based on individual NEO performance, experience and future value to the Company.  Descriptions of these elements begin on page 44.

In addition to establishing the appropriate elements and levels of pay, the Compensation Committee determines the appropriate mix of pay by element.  Based on the mix of pay, a significant portion of the NEO’s pay is linked to the long-term success of the Company by our LTIP as the Compensation Committee wants the senior executives to have a long-term shareholder perspective.  The NEO with the highest level of responsibility, the CEO, has the greatest variability in TDC.

Base Salary:  Base salary is paid to compensate an NEO for effectively discharging the duties and responsibilities of his or her position.  The Compensation Committee sets the NEO’s base salary by considering a variety of factors, including but not limited to:

•      scope of responsibilities,

•      previous experience,

•      individual performance,

•      base salaries for comparable NEOs within the PNMR Peer Group,

•      published compensation surveys and proprietary survey data such as the Towers Watson U.S. CDB Energy Services Executive Database, and

•      recommendations from the Compensation Committee’s independent compensation consultant.

The Compensation Committee considers all of these factors in arriving at a salary level.  Salary adjustments, if any, are based on the median of applicable benchmarking analysis of comparable positions as previously described, as well as the Company’s performance, internal pay equity among the NEOs, and the Compensation Committee’s evaluation of the NEO’s performance.  Performance is primarily measured on the basis of corporate and individual goals published on the corporate and business unit scorecards, including objective and subjective goals established at the beginning of each year.

NEO base salaries were frozen by the Compensation Committee in 2008 and 2009 based on economic challenges facing the Company.  The freeze was lifted for 2010 based on improved Company performance and market competitive data.  Given the difficult economy and conditions faced by our customers, base salaries for the CEO, EVP and SVPs were frozen again for 2011 based upon management’s recommendation and the Compensation Committee’s concurrence.

Annual Incentive Awards:  The OIP provides annual incentives to reward the NEOs for the achievement of annual financial and operating goals and reinforces the Company’s pay-for-performance philosophy.  Our philosophy is to set the OIP award opportunities to approximate the median for NEOs in comparable positions based on an applicable benchmarking analysis, which for 2011, consisted of the previously discussed 2011 Benchmark Data.  The 2011 performance goals are described beginning on page 55.  Economic challenges facing the Company, our industry, and the economy in general prompted the Compensation Committee to limit OIP awards from 2007 through 2010.  Based on the recommendation of management, the Compensation Committee eliminated awards in 2007 and lowered the award opportunity from 2008 through 2010.  The target award opportunities were reduced to approximately 20% of median in 2008, 50% of median in 2009, and 90% of median in 2010, as compared to NEOs based on the current market data and the PNMR Peer Group.  The Company and individual NEOs achieved their 2011 performance goals at above target levels.  For 2011, the Compensation Committee has established annual financial and operating goals with Company award opportunities returned to pre-2007 levels, now approximating the median level based on the 2011 Benchmark Data.  No incentive award is paid for achieving performance that is below the threshold level.  Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels.

2011 NEO ANNUAL INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	36%	90%	180%
EVP/SVP	22%	55%	110%
VP	14%	35%	70%

*As a percent of base salary

Discretionary Cash Awards:  On November 1, 2011, the Company successfully completed the sale of FCP Enterprises, Inc. and subsidiaries, its competitive retail electric business in Texas.  On November 2, 2011, the independent members of the Board awarded discretionary cash bonuses to the Company’s NEOs in connection with the successful transaction.  The discretionary cash was awarded as a result of the Company’s successful execution of the exit from its unregulated businesses.  The discretionary cash bonuses were as follows:  P. Collawn, President and CEO, $125,000; C. Eldred, Executive Vice President and CFO, $100,000; P. Apodaca, Senior Vice President General Counsel and Secretary, $75,000; A. Cobb, Senior Vice President and CAO, $25,000; and T. Sategna, Vice President and Corporate Controller, $25,000.

Long-Term Incentive Awards:  In 2011, the Company began a transition from a 1-year performance period for determining long-term incentive awards to a 3-year performance period.  The 2011 LTIP Transition Plan is designed to reward the NEOs for achieving and sustaining specified levels of two key financial performance measures:  TSR (based on Company performance compared to companies in the S&P Midcap 400 Utilities Index) and FFO/Debt Ratio (based on targets determined by the Board with reference to the Company’s annual operating plan), weighted 60%/40%, respectively.  The 2011 LTIP Transition Plan provides the opportunity to earn performance share awards (60% of total opportunity), performance cash awards (10% of total opportunity) and a fixed equity award of time-vested restricted stock rights (30% of the total opportunity).  The number of performance shares and the amount of the performance cash award (totaling 70%) earned by an officer for any of the three performance periods will depend on the officer’s position, base salary and attainment of the specified financial goals noted on page 58.  The number of time-vested restricted stock rights awarded to an officer each year will depend on the officer’s position as well as base salary.

The 3-year performance period begins the gradual process of moving to a long-term incentive opportunity that approximates an aggregate opportunity level in the range of the median of 2011 Benchmark Data and is designed to return towards the median upon completion of the 3-year transition:

•      The first performance period—January 1, 2011 to December 31, 2011, paid in 2012, with aggregate opportunities representing approximately 67% of the target median opportunities.

•      The second performance period—January 1, 2011 to December 31, 2012, if earned, paid in 2013, with aggregate opportunities representing approximately 78% of the target median opportunities.

•      The third performance period––January 1, 2011 to December 31, 2013, if earned, paid in 2014, with aggregate opportunities representing approximately 89% of target median opportunities.

The vesting period for fixed equity awards provides opportunity for the stock price to increase or decrease based on Company performance.  This incents recipients to work towards achievement of Company objectives over the entire vesting period.  It is also designed to further align the objectives of the NEOs with the interests of our shareholders, support our retention efforts, and promote the achievement of our long-term performance goals.

The Compensation Committee determined it was prudent to change the award mix for 2011.  Stock options were replaced in the 2011 LTIP by time-vested restricted stock right awards of similar value in order to create a plan design competitive with the 2011 Benchmark Data.  Our LTIP award opportunities are generally set to approximate the median of similar award opportunities for executives holding comparable positions based on the 2011 Benchmark Data.

For the 2011 performance period, the Company and the NEOs achieved the maximum level goal for TSR resulting in the maximum level award and payment and achieved the target level goal for FFO/Debt Ratio resulting in the target level award and payment. The performance goals that relate to our 2011 long-term incentive award opportunities are described in more detail on page 58.

In February 2012, the Compensation Committee approved the 2012 LTIP for the 3-year performance period of 2012 to 2014 to align with industry trends and best practices.  The 2012 LTIP is based on two performance measures:  TSR (based on Company performance compared to the S&P Midcap 400 Utilities Index) and FFO/Debt Ratio (targets are determined by the Board based on the Company’s annual operating plan), weighted 60%/40%, respectively.  For the 2012 LTIP, award opportunities were restored to the median level opportunities based on the 2012 benchmarking discussed below.  There are threshold, target and maximum levels that have been determined by the Compensation Committee for TSR and for the FFO/Debt Ratio.  The 2012 LTIP award mix is comprised 70% of performance shares and 30% of time-vested restricted stock rights.  Performance cash awards were eliminated from the 2012 LTIP award mix.  Benchmarking data used to determine 2012 award levels included the 2011 Towers Watson U.S. CDB Energy Services Database of similarly sized utility/energy companies (companies with revenue of $1-$3 Billion) and the 2011 Towers Watson U.S. CDB General Industry Executive Database of similarly sized companies (companies with revenue of $1-$3 Billion) and the PNMR Peer Group.  The 2013 CD&A will contain additional disclosure regarding the 2012 benchmarking analysis completed for 2012 compensation, including relevant related component companies.

In February 2012, based on the recommendation of the Compensation Committee’s independent consultant, the Compensation Committee recommended, and the independent directors approved, a special performance-based retention grant (the “Retention Grant”) to  the Company’s Chairman, President and CEO, Ms. Collawn.  The Retention Grant is intended to reward Ms. Collawn for the Company’s performance (based on the Company’s improvement in TSR) and incentivize her to remain in her current position for an extended period of time.  Pursuant to the Retention Grant, Ms. Collawn is eligible to be granted 135,000 shares of the Company’s common stock.  If the Company achieves an annualized, compounded 5% increase in TSR through 2014 (as measured by comparing the last 20 trading days in 2011 to the last 20 trading days in 2014), 35,000 shares would be subject to accelerated vesting.  If the Company achieves an annualized, compounded 5% increase in TSR through 2016 (as measured by comparing the last 20 trading days in 2011 to the last 20 trading days in 2016), 135,000 shares (less any shares that vested on an accelerated basis) would vest and be awarded.  All such shares would be issued under the PEP, and, with certain exceptions, Ms. Collawn must remain employed by the Company as of the applicable vesting dates to receive the grants described above.

Retirement Benefits and Deferred Compensation:  Our NEOs participate in the Company’s Retirement Savings Plan (a broad-based 401(k) plan referred to as “RSP”) and either a non-qualified supplemental deferred compensation plan (the ESP II – runs side-by-side with the RSP) or an alternative plan (the “After-Tax Plan”).  Mr. Sategna also participates in the PNM Resources, Inc. Employees’ Retirement Plan (a broad-based defined benefit plan referred to as “ERP”).  These programs are described in more detail beginning on page 65.

Supplemental Benefits and Perquisites:  In order to competitively attract and retain key executive talent, the NEOs receive certain reasonable supplemental benefits that make up a very small component of their compensation and benefits.  These 2011 supplemental benefits include:  company-paid premiums for life, long-term care, and disability insurances, executive spending accounts such as the ESA (e.g., personal financial management and estate planning services), and certain other limited perquisites and personal benefits (e.g., relocation expenses, if applicable).  Management recommended and the Board approved the elimination of the long-term care benefit and the sale of executive paid time off beginning January 1, 2012.  The Officer Life Insurance Plan was closed to new participants effective September 2011.  The supplemental benefits are detailed in the tables and footnotes of the SCT on page 51.

Potential Severance Benefits:  The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 69.

Potential Change in Control Benefits:  The Company also recognizes that, as is the case with many publicly-held companies, the possibility of a change in control exists.  The possibility of a change in control, and the uncertainty and the questions that it may raise, may result in the departure or distraction of key management to the detriment of the Company and our shareholders and its ability to continue to provide efficient and reliable utility services to its customers.  The Company and the Compensation Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to their assigned duties and to facilitate recruitment of future employees without distraction in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation Committee have also concluded that one of the necessary steps is to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.  The change in control benefit is detailed beginning on page 69.

This Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEO’s interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits are described in more detail beginning on page 69.  Effective December 31, 2011, the Retention Plan was closed to any new officers.  In March, 2012, the Retention Plan and certain related benefit plans were amended and the Retention Plan was reopened to new officers.  The details are further discussed beginning on page 71.

Stock Ownership Guidelines:  Our stock ownership guidelines provide that each NEO should own our common stock having a value equal to a specified multiple of the officer’s base salary.  The multiples range from one (1) to five (5) times base salary, depending upon the position of the NEO.  Effective February 17, 2011, the stock ownership guidelines were amended to require that each officer retain 100% of any shares he or she receives under our PEP until he or she has achieved the guideline multiple.  This amendment increased the percentage to be retained by each officer from 75% to 100%.  The amended guidelines do, however, permit an NEO to sell a portion of the shares delivered to the NEO upon vesting of restricted stock or performance shares awards to satisfy resulting tax withholding obligations.  If the NEO’s required level of stock ownership has been met, the NEO may sell any additional shares owned during authorized trading periods.

The Compensation Committee believes these guidelines further align the interests of NEOs with the interests of our shareholders by ensuring the NEOs have a significant long-term stake in the Company and are subject to the risks of equity ownership.  All shares that the executive either holds directly, or are allocated to his or her RSP and ESP II accounts, as well as unvested restricted stock and any earned performance shares, count towards compliance with the ownership guidelines.  The Compensation Committee reviews compliance with the stock ownership requirements on an annual basis for all officers, and did so most recently at its July 11, 2011 meeting.  As of December 31, 2011 NEO stock ownership holdings were as noted below:

2011 STOCK OWNERSHIP HOLDINGS

NEO	Holding Requirement	Percent of Holding Requirement*
Patricia K. Collawn	5X	113%
Charles N. Eldred	3X	89%
Alice A. Cobb	3X	99%
Patrick V. Apodaca	3X	38%
Thomas G. Sategna	1X	105%
* Based on 12/30/2011 closing price on the NYSE of $18.23

As of December 31, 2011, two of the NEOs had met or exceeded our new Stock Ownership Holding Requirements.  Given the short tenure of the Company’s executives, including Mr. Apodaca, and the increased stock retention requirement of 100% of LTIP award shares, the Compensation Committee believes the NEOs and other executives are making progress towards achieving the holding guidelines.  The current holdings of each NEO are shown on page 20.

Impact of Tax and Accounting Requirements:  The Compensation Committee evaluates costs, cash flow implications, and the deductibility of compensation to maximize finance efficiencies.  Furthermore, in the context of our “covered employees” (as defined in Section of 162(m) of the Tax Code), the Compensation Committee considers the objective of having the incentive-based compensation components qualify for the performance-based compensation exception to the limits on the deductibility of compensation imposed by Section 162(m).

Section 162(m) generally limits the Company’s income tax deduction for compensation paid to the covered employees to $1 million.  Compensation that qualifies for the performance-based compensation exception is not subject to this limitation.  Generally, in order to qualify for the performance-based compensation exception, the payment of the compensation must be contingent on the achievement of certain objective performance goals.  The Compensation Committee has endeavored to qualify certain components of our executive compensation program for the performance-based compensation exception.  However, the Compensation Committee may choose to forego the deductions on occasion, if it determines such action to be in the best business interest of the Company to recognize and motivate executive officers as circumstances warrant.  In 2011, we incurred compensation for our NEOs of  approximately $2.6 million that may not be deductible for tax purposes.  In addition, when determining whether to offer a particular form of equity compensation to executives, the Compensation Committee takes into consideration the accounting implications associated with that form of compensation.  Traditionally, accounting-related considerations have not had a significant impact on the Compensation Committee’s decisions about the total compensation of the NEOs or the structure of our executive compensation program.  Likewise, although the Compensation Committee considers the personal tax implications for the NEOs of different forms of compensation in designing our executive compensation program (and individual plans), such considerations have not materially impacted the Compensation Committee’s ultimate decisions about executive compensation.

Adjustments for Certain Items

Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation Committee may, subject to compliance with applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards made to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying growth of the core business and are not artificially inflated or deflated due to such eliminated items in the award year.  The adjustments made for 2011 award calculations for Incentive EPS and FFO/Debt Ratio are reflected in the definitions of Incentive EPS and FFO/Debt Ratio set forth in the Glossary beginning on page ii.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

 ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board of Directors its inclusion into the 2012 Proxy Statement.

The Compensation Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation Committee*:

Joan B. Woodard, Chair

Julie A. Dobson

Manuel T. Pacheco

Donald K. Schwanz

*Alan J. Fohrer joined this Committee effective March 1, 2012.

SUMMARY OF 2011 NEO COMPENSATION

Analysis of 2011 NEO Compensation

Base Salary:  The following 2011 base salaries for the NEOs were approved in February of 2011 and, as discussed above, were frozen at 2010 levels per management’s recommendation  (except for Mr. Sategna, who received an increase of 4%).

NEO BASE SALARY

NEO	2011 Base Salary

Patricia K. Collawn	$575,000
President and Chief Executive Officer
Charles N. Eldred	$400,000
Executive Vice President and Chief Financial Officer
Alice A. Cobb (retired January 3, 2012)	$300,000
Senior Vice President and Chief Administrative Officer
Patrick V. Apodaca	$260,000
Senior Vice President, General Counsel and Secretary
Thomas G. Sategna	$221,520
Vice President and Controller

The 2012 base salaries for NEOs were approved in February 2012 and each NEO received an increase based on individual performance and on the current median base salaries for corresponding executive positions in the 2012 benchmarking data and the NEOs’ respective individual and corporate performance.  The 2013 CD&A will disclose the 2012 benchmarking analysis for 2012 compensation, including relevant component companies.  The 2012 base salaries are as follows:  Ms. Collawn $650,000; Mr. Eldred $420,000; Mr. Apodaca $300,000; and Mr. Sategna $226,283.

Summary of Executive Compensation

The table below summarizes the total compensation paid to or earned by the NEOs for the years ended December 31, 2011, 2010, and 2009.  We have not entered into any employment agreements with any of our NEOs.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Patricia K. Collawn, President and Chief Executive Officer	2011	575,000	125,000	1,539,019	-	875,075	-	474,790	3,588,884
	2010	551,635	-	242,090	177,700	1,229,174	-	268,924	2,469,523
	2009	456,926	-	214,101	152,080	565,422	-	533,154	1,921,683
Charles N. Eldred, Executive Vice President and Chief Financial Officer	2011	400,000	100,000	611,216	-	386,240	-	353,807	1,851,263
	2010	419,231	-	84,450	76,250	525,647	-	331,313	1,436,891
	2009	434,615	-	133,837	63,200	486,420	-	235,706	1,353,778
Alice A. Cobb, Senior Vice President and Chief Administrative Officer	2011	300,000	25,000	400,114	-	286,770	-	329,162	1,341,046
	2010	297,846	-	84,450	48,800	433,147	-	267,925	1,132,168
	2009	303,231	-	105,814	45,820	308,466	-	217,686	981,017
Patrick V. Apodaca, Senior Vice President and General Counsel and Secretary (8)	2011	260,000	75,000	369,087	-	243,677	-	191,577	1,139,341
	2010	255,000	-	84,450	48,800	396,147	-	77,161	861,558
Thomas G. Sategna, Vice President and Corporate Controller	2011	235,201	25,000	157,405	-	123,302	-	83,828	624,736
	2010	228,038	-	24,209	20,740	166,466	-	77,090	516,543

(1)       2011 salary amounts include cash compensation earned by each NEO during 2011 as well as any amounts earned in 2011 but contributed into the RSP, the ESP II, or the After-Tax Plan (as applicable).  The 2009, 2010, and 2011 salary amounts include the following amounts received for the sale of paid time off hours detailed in the table below.  Effective January 1, 2012, the sale of paid time off for executives has been eliminated.

PAID TIME OFF SALE BY YEAR

Name	2011 ($)	2010 ($)	2009 ($)
C. Eldred	-	19,231	19,231
T. Sategna	15,975	16,385	-

(2)       Represents discretionary awards for NEOs for the successful completion of the sale of FCP Enterprises, Inc. and subsidiaries.  More detail can be found above in the “Discretionary Awards” section of “Elements of Executive Compensation.”

(3)       Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718.  For 2011, the amount indicated is the aggregate grant date fair value of all grants of (a) time-vested restricted stock rights granted on March 4, 2011 (shown as RSA in the GPBA Table below) and (b) performance share awards (shown as PS1, PS2 and PS3 awards in the GPBA Table), based on target performance, which  the Company considered the probable outcome on the grant date (although the amount actually earned in 2011 for PS1 awards was determined to be at the near maximum level of performance).   The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  The actual cash value that the NEO may realize on the vesting of the restricted stock or performance shares will depend on the number of shares that ultimately vests, the market price of our common stock at the date of vesting, and, ultimately, the value received by the employee on the sale of the stock.  Time-vested restricted stock rights awards vest over a three-year period beginning on the grant date.  The table below compares the grant date fair value of all 2011 stock awards under the following scenarios (1) target performance of all performance share awards (PS1, PS2 and PS3) as shown in the SCT above; (2) maximum performance of all performance share awards and (3) maximum performance of PS2 and PS3 awards and the actual near maximum PS1 awards received by our NEOs.  In each case, the columns also contain the grant date fair value of the actual RSA awards granted to each NEO on March 4, 2011.

STOCK AWARDS GRANT DATE FAIR VALUE COMPARISON

Name (a)	(1) Grant Date Fair Value at Target (Column (e) of the SCT) ($)	(2) Grant Date Fair Value at Maximum ($)	(3) Grant Date Fair Value at Maximum for PS2 and PS3 and Near Maximum (Actual) for PS1 ($)
P. Collawn	1,539,019	2,831,992	2,678,238
C. Eldred	611,216	1,137,021	1,074,563
A. Cobb	400,114	735,307	695,489
P. Apodaca	369,087	659,597	625,085
T. Sategna	157,405	283,397	268,427

(4)       Stock options were not granted to NEOs in 2011.  For 2010 and 2009, represents the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718.    The assumptions used in determining the grant date fair value of stock options are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  The actual cash value, if any, that the NEO may realize on the exercise of stock options will depend on the excess of the stock price over the exercise price.  Stock option awards vest over a three-year period from the grant date.

(5)       The chart below reflects the actual amount of the following cash incentive awards earned as of December 31, 2011: (a) short-term incentive cash awards under the 2011 OIP (shown as OIP awards in the GPBA Table), (b) the 1-year performance cash awards (shown as PC1 awards in the GPBA Table), and (c) the cash awards under the 2009 LTIP for the 2009-2011 performance period based on the FFO/Debt Ratio and Environmental Goal performance measures.  None of the 2-year (PC2) or 3-year (PC3) performance cash award opportunities shown in the GPBA Table were earned in 2011.  The total shown in the table below corresponds to column (g) for 2011 of the SCT.  Individual amounts are as follows:

2011 NON-EQUITY INCENTIVE COMPENSATION

Name	2011 OIP ($)	2011 LTIP Performance Cash Award	2009 LTIP Performance Cash Award	Total ($)

		(PC1) ($)	(2009-11) ($)
P. Collawn	719,325	105,800	49,950	875,075
C. Eldred	305,800	44,800	35,640	386,240
A. Cobb	229,350	28,800	28,620	286,770
P. Apodaca	198,770	24,960	19,947	243,677
T. Sategna	103,628	10,224	9,450	123,302

(6)       Reflects the change in the present value of accumulated benefits under the ERP at the end of the indicated year (as shown in column (d) of the Pension Benefits Table for 2011 on page 66), compared to the previous year-end present value for Mr. Sategna.  Mr. Sategna’s actual changes in pension values were decreases of $7,271 in 2011 and $9,415 in 2010.  The amounts shown for 2010 in this SCT have been corrected to show that the 2010 decrease of $9,415 is reported in column (i) of the SCT as zero, and does not reduce the total shown in column (j) for 2010 for Mr. Sategna.  All other NEOs do not participate in the ERP as it was closed to employees hired on or after January 1, 1998.  There are no above-market or preferential rate earnings to report for the ESP II or the After-Tax Plan.

(7)       The table below reflects the types and dollar amounts of perquisites, additional compensation, and other personal benefits provided to the NEOs during 2011.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the NEOs.  The NEOs paid any taxes associated with these benefits without reimbursement from us.

ALL OTHER COMPENSATION TABLE

Name	Payment of Officer Life Premium	Payment of Long- Term Care Premium	Payment of Long- Term Disability Premium	ESA Amounts ($)	RSP Company Contri- butions	ESP II Company Contri- butions ($)	After-Tax Plan Company Contributions ($)	Change in Post Retirement Medical Value ($)	All Other Compensation (Total)
	($)	($)	($)	(a)	($)	(b)	(c)	(d)	($)

Patricia K. Collawn	6,333	672	1,350	23,000	30,625	-	412,810	-	474,790
Charles N. Eldred	11,710	1,728	1,350	18,000	32,500	-	288,519	-	353,807
Alice A. Cobb	12,969	1,680	1,350	18,000	32,500	-	262,663	-	329,162
Patrick V. Apodaca	23,411	-	1,300	18,000	32,500	116,366	-	-	191,577
Thomas G. Sategna	5,465	1,330	1,108	12,000	32,500	31,425	-	-	83,828

(a)        Reflects the amounts received by the NEOs under the ESA described in the Glossary.

(b)       Amounts are reflected in column (c) of the Nonqualified Deferred Compensation table on page 68.  Beginning in 2009, NEOs were required to elect between participating in the ESP II or in the After-Tax Plan (but not both).  For 2011, all NEOs except Mr. Apodaca and Mr. Sategna elected to participate in the After-Tax Plan.

(c)        In 2011, the Company made the following contributions to the After-Tax Plan on behalf of the NEOs listed below:

AFTER-TAX PLAN COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)

Patricia K. Collawn	81,188	124,734	206,888(x)	412,810
Charles N. Eldred	41,654	68,065	178,800	288,519
Alice A. Cobb	32,992	48,815	180,856	262,663

(x) Entire amount was unvested at December 31, 2011

(d)         Mr. Sategna’s actual change in post-retirement medical value was a decrease of $1,868.

(8)       Footnote 8 to the SCT in the 2011 proxy statement (“2010 SCT”) showed the total of all other compensation received by Mr. Apodaca for 2010 was $77,161 (rather than the $79,414 shown in the 2010 SCT) and so the amounts reported for 2010 in columns (i) and (j) have been corrected in this SCT.

Annual Incentive Awards:  The objective of the 2011 OIP was to motivate the NEOs to achieve certain performance goals tied to the Company’s financial results, as well as individual business unit goals for Mr. Sategna.  In order to ensure that awards are funded by the Company’s earnings, no awards were to be made under the 2011 OIP, unless the Company achieved Incentive EPS1 of at least $0.89.  Maximum awards were to be made at Incentive EPS levels of $1.14 or higher.  In 2011, the Company’s Incentive EPS was $1.06, resulting in achievement at above target level.

For the 2011 OIP, plan goals were established for all NEOs in order to ensure alignment with the strategy of the Company.  A more detailed description of each listed NEO’s award opportunities and performance goals under the 2011 OIP, as well as the actual awards approved in February 2012, are set forth below.

Senior Officer NEOs Incentive Goals and Results:  The NEOs subject to the following incentive targets are:  Patricia K. Collawn, President and CEO; Charles N. Eldred, Executive Vice President and CFO; Alice A. Cobb, Senior Vice President and CAO; and Patrick V. Apodaca, Senior Vice President, General Counsel and Secretary.

Under the 2011 OIP, Ms. Collawn was eligible to receive a target level award of 90% of her base salary.  Based on Ms. Collawn’s aggregate performance results, she received an award equal to approximately 125.1% of her base salary.

Under the 2011 OIP, Mr. Eldred was eligible to receive a target level award of 55% of his base salary.  Based on Mr. Eldred’s aggregate performance results, he received an award equal to approximately 76.5% of his base salary.

Under the 2011 OIP, Ms. Cobb was eligible to receive a target level award of 55% of her base salary.  Based on Ms. Cobb’s aggregate performance results, she received an award equal to approximately 76.5% of her base salary.

Under the 2011 OIP, Mr. Apodaca was eligible to receive a target level award of 55% of his base salary.  Based on Mr. Apodaca’s aggregate performance results, he received an award equal to approximately 76.5% of his base salary.

CORPORATE SCORECARD

Goal	Weight	Threshold 40%	Target 100%	Maximum 200%	2011 Results	Weighted Score
Utility/Corporate EPS[1]	50% of Scorecard	≥$0.77/share	≥$0.81/share	≥$0.90/share	$0.89 (189% of target award level)	95%
Competitive EPS[1]	10% of Scorecard	≥$0.12	≥$0.17	≥$0.24	$0.17 (100% of target award level)	10%
Customer Satisfaction (measured by J.D. Powers Customer Survey Index)	20% of Scorecard	670	681	693	689.6 (172% of target award level)	34%
Safety (PNMR OSHA Recordable Incident Rate, excludes FCP Enterprises, Inc and Subsidiaries)	20% of Scorecard	<2.94	<2.51	<2.07	2.15 (182% of target award level)	Management Recommendation of 0% [2]
Aggregate Performance Results						139%

1 “Incentive EPS” is the total of the Utility/Corporate EPS and the Competitive EPS in the chart above.  Incentive EPS is corporate earnings per share, excluding non-recurring items that do not factor into ongoing earnings.  For detailed information about the adjustments to Incentive EPS, refer to the Glossary provided at the beginning of this proxy statement.

2 For the Corporate Scorecard Safety Goal, the Company achieved an OSHA Recordable Incident Rate of 2.15%, which would meet 182% of the goal award level.  However, management recommended, and the Compensation Committee approved, a weighted score for safety of 0%, as a result of their concern about a specific serious accident that occurred during the year.

Vice President Officer Level NEO Incentive Goals and Results:  Mr. Sategna’s award opportunity was weighted 60% for achievement of the Corporate Scorecard table above and 40% for the VP-Controller Scorecard goals listed below.  Although Mr. Sategna achieved a total weighted score of 157%, the terms of the OIP did not permit the VPs to score more than the Incentive EPS achievement of 150% of target opportunity.  Additionally, management and the Compensation Committee were concerned about a specific serious accident that occurred during the year.  As a result, OIP awards were adjusted downward for all officers, and Mr. Sategna’s OIP award was reduced by 7.33%.

VP-CONTROLLER SCORECARD

Goal	Weight	Threshold 50%	Target 100%	Maximum 200%	2011 Results	Weighted Score
Operations & Maintenance (O&M)	20%	Achieve 2011 AOP O&M Budget*	Achieve 2.0% under 2011 AOP O&M Budget	Achieve 3.9% under 2011 AOP O&M Budget	7.47% below AOP O&M Budget 200%	40%
Competitive Business Restructuring Execute strategy that resolves Optim refinancing risks, partnership risks, enhances shareholder value and preserves credit ratings	45%	Execute strategy that results in a neutral ratings outcome achieved with S&P and Moody’s	Optim’s revolver is fully repaid or PNMR has no ongoing financial exposure to a standalone Optim.	Positive Credit Impact or 1.5% increase in stock price measured as the average stock price the five days before announcement compared to the five day average stock price beginning on the 10th trading day after announcement of transaction	16.8% increase in stock price and Positive Credit Impact 200%	90%
Safety	5%	Have 70% of employees in organization as of September 30th, attend one of the following training sessions: Fire Safety, Personal Safety, CPR, Defensive Driving, Identity Theft, or have a Health Risk Assessment (“HRA”). Employees could also fulfill obligation by participating in a root cause analysis of an actual safety incident.	Threshold goal plus have 80% of employees participating AND achieve zero recordable incidents	Target goal plus have 90% of employees participating	Achieved 100% of employee participation and zero recordable incidents 200%	10%
Shareholder Value Decrease shareholder concentration to reduce impact of large shareholder liquidating their position	15%	Reduce % of shares held by our top 20 shareholders (excluding Cascade) from 61% in September 2010 to 59% by September 2011	Reduce % of shares held by our top 20 shareholders (excluding Cascade) from 61% in September 2010 to 57% by September 2011	Reduce % of shares held by our top 20 shareholders (excluding Cascade) from 61% in September 2010 to 55% by September 2011	% of shares reduced to 57% (excluding Cascade) 100%	15%
Process Improvement Improve the capital equipment acquisition and payment process with Stuart C. Irby Company (“IRBY”) to facilitate realization of maximum rebate opportunities	15%	Decrease the 120-day aged payables percent of total payables to IRBY by 25%, the 90-day aged payables percent of total payables to IRBY by 25% and increase the percent of eligible discount received by 25%	Decrease the 120-day aged payables percent of total payables to IRBY by 50%, the 90-day aged payables percent of total payables to IRBY by 50% and increase the percent of eligible discount received by 50%	Decrease the 120-day aged payables percent of total payables to IRBY by 95%, the 90-day aged payables percent of total payables to IRBY by 95% and increase the percent of eligible discount received by 95%	Decreased 120-day and 90-day aged payables by 100% and received 100% of eligible discounts 200%	30%

Aggregate Results						185%

* AOP O&M Budget refers to the annual operating plan operations and maintenance budget of $17,132,513.

Under the 2011 OIP Plan, Mr. Sategna was eligible to receive a target level award of 35% of his base salary as of January 1, 2011.  Based upon results discussed above, Mr. Sategna received an OIP award equal to approximately 48.7% of his base salary as of January 1, 2011.

Long-Term Incentive Awards

Consistent with our pay-for-performance philosophy, 70% of the NEOs’ total 2011 long-term incentive compensation opportunities are dependent upon the Company’s achievement of two performance goals (“TSR” and “FFO/Debt Ratio”), and the corresponding long-term incentive equity and cash incentive awards will not be paid if actual performance over the relevant period is below the threshold levels set forth below.  The remaining 30% of the total long-term incentive compensation for NEOs is comprised of restricted shares that vest over a three-year period.

In 2011, we transitioned from a one-year to a three-year performance period by granting performance share and performance cash awards with 1-year (PS1 and PC1), 2-year (PS2 and PC2) and 3-year (PS3 and PC3) performance periods. Information regarding the threshold, target and maximum performance targets under the 2011 LTIP for TSR (relative to the S&P Midcap 400 Utilities Index) and FFO/Debt Ratio and actual 2011 performance are set forth in the table below.

TSR AND FFO/DEBT RATIO ACHIEVEMENT AS OF DECEMBER 31, 2011

Corporate Goal	Weight	Threshold	Target	Maximum	2011 Actual Results	Result Percent
TSR Yr 1, 2 & 3	60%	>35th percentile	>50th percentile	>95th percentile	>95th percentile	120%
FFO/Debt Ratio Yr1	40%	18.3%	18.9%	20.0%	18.9%	40%
Yr 2		18.7%	19.3%	20.4%	n/a	n/a
Yr3		21.6%	22.2%	23.3%	n/a	n/a

The amount of performance share and performance cash awards payable at threshold, target and maximum performance is set forth in the following GPBA Table.  As discussed above, in February 2012, the PS1 and PC1 awards were determined to be earned at near maximum levels (160% of target) based on the above 2011 performance of the two performance measures (with TSR weighted at 60% and FFO/Debt weighted at 40%).

Grants of Plan-Based Awards in 2011

The table below discloses the following 2011 grants of awards to our NEOs, all of which were made under the PEP:   (1) short-term cash incentive plan awards under the 2011 OIP (shown below as OIP); (2) the following equity and cash awards made under the LTIP: (a) time-vested restricted stock rights awards (RSA); (b) performance share (PS1, PS2, PS3) and performance cash (PC1, PC2, PC3) awards based on TSR and FFO/Debt Ratio performance measures over the transitional 1-year (PS1 and PC1), 2-year (PS2 and PC2) and 3-year (PS3 and PC3) performance periods, as well as the grant date fair value of all such equity awards.  Restricted stock rights awards vest in three equal annual installments beginning on the first anniversary of the grant date.

GRANTS OF PLAN BASED AWARDS IN 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)	or Units (#) (1)	Underlying Options (#)	Option Awards ($/Sh)	Option Awards ($) (2)
P.K. Collawn	OIP 3/22/11	207,000	517,500	1,035,000	-	-	-	-	-	-	-
	PC1 3/22/11	33,063	66,125	132,250	-	-	-	-	-	-	-
	PC2 3/22/11	37,375	74,750	149,500	-	-	-	-	-	-	-
	PC3 3/22/11	43,125	86,250	172,500	-	-	-	-	-	-	-
	PS1 3/22/11	-	-	-	13,581	27,163	54,327	-	-	-	384,356
	PS2 3/22/11	-	-	-	15,862	31,724	63,448	-	-	-	433,350
	PS3 3/22/11	-	-	-	18,043	36,086	72,172	-	-	-	475,253
	RSA 3/4/11	-	-	-	-	-	-	18,000	-	-	246,060
C.N. Eldred	OIP 3/22/11	88,000	220,000	440,000	-	-	-	-	-	-	-
	PC1 3/22/11	14,000	28,000	56,000	-	-	-	-	-	-	-
	PC2 3/22/11	16,000	32,000	64,000	-	-	-	-	-	-	-
	PC3 3/22/11	18,000	36,000	72,000	-	-	-	-	-	-	-
	PS1 3/22/11	-	-	-	5,517	11,034	22,068	-	-	-	156,131
	PS2 3/22/11	-	-	-	6,482	12,965	25,931	-	-	-	177,102
	PS3 3/22/11	-	-	-	7,310	14,620	29,241	-	-	-	192,545
	RSA 3/4/11	-	-	-	-	-	-	6,250	-	-	85,438
A.A. Cobb	OIP 3/22/11	66,000	165,000	330,000	-	-	-	-	-	-	-
	PC1 3/22/11	9,000	18,000	36,000	-	-	-	-	-	-	-
	PC2 3/22/11	10,500	21,000	42,000	-	-	-	-	-	-	-
	PC3 3/22/11	12,000	24,000	48,000	-	-	-	-	-	-	-
	PS1 3/22/11	-	-	-	3,517	7,034	14,068	-	-	-	99,531
	PS2 3/22/11	-	-	-	4,137	8,275	16,551	-	-	-	113,037
	PS3 3/22/11	-	-	-	4,655	9,310	18,620	-	-	-	122,613
	RSA 3/4/11	-	-	-	-	-	-	4,750	-	-	64,933

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)	or Units (#) (1)	Underlying Options (#)	Option Awards ($/Sh)	Option Awards ($) (2)
P.V. Apodaca	OIP 3/22/11	57,200	143,000	286,000	-	-	-	-	-	-	-
	PC1 3/22/11	7,800	15,600	31,200	-	-	-	-	-	-	-
	PC2 3/22/11	9,100	18,200	36,400	-	-	-	-	-	-	-
	PC3 3/22/11	10,400	20,800	41,600	-	-	-	-	-	-	-
	PS1 3/22/11	-	-	-	3,048	6,096	12,193	-	-	-	86,258
	PS2 3/22/11	-	-	-	3,586	7,172	14,344	-	-	-	97,970
	PS3 3/22/11	-	-	-	4,034	8,068	16,137	-	-	-	106,256
	RSA 3/4/11	-	-	-	-	-	-	5,750	-	-	78,603
T.G. Sategna	OIP 3/22/11	29,820	74,550	149,100	-	-	-	-	-	-	-
	PC1 3/22/11	3,195	6,390	12,780	-	-	-	-	-	-	-
	PC2 3/22/11	3,728	7,455	14,910	-	-	-	-	-	-	-
	PC3 3/22/11	4,260	8,520	17,040	-	-	-	-	-	-	-
	PS1 3/22/11	-	-	-	1,322	2,644	5,288	-	-	-	37,413
	PS2 3/22/11	-	-	-	1,542	3,084	6,169	-	-	-	42,127
	PS3 3/22/11	-	-	-	1,762	3,525	7,051	-	-	-	46,424
	RSA 3/4/11	-	-	-	-	-	-	2,300	-	-	31,441

(1)  The amount shown consists of the fixed RSA award based only on officer level (15,000 for our CEO; 4,750 for our EVP and SVPs; and 1,300 for our VPs), plus an additional RSA discretionary award for each NEO based on past performance of up to 25% of the total applicable fixed RSA award for all officers at the relevant level (CEO, EVP & SVP and VPs).

(2)          Represents the grant date fair value of the equity awards, based on target performance, determined in accordance with FASB ASC Topic 718.  The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards

The following table includes certain information about the following outstanding equity awards (as of December 31, 2011) made under the PEP to the NEOs:  (1) stock options, (2) traditional time-vested restricted stock rights that begin vesting on the grant date, (3) performance-based restricted stock rights that began vesting on the date of determining the amount earned, (4) performance share awards granted on May 19, 2009 for the 2009-2011 performance period subject to the achievement of two performance criteria (FFO/Debt Ratio and Environmental Goals) that were determined to be earned at the  maximum level of performance reflected in the table below, (5) performance share awards granted on March 22, 2011 (shown as PS1, PS2 and PS3 in the GPBA table above) subject to the achievement of two performance criteria (TSR and FFO/Debt Ratio) showing the amount of actual near maximum performance for PS1 and assuming each officer will achieve maximum performance over the entire respective 2011-2012 (PS2) and 2011-2013 (PS3) performance periods.  All stock options and traditional time-vested restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant (whereas performance-based restricted stock rights begin vesting in three equal annual installments beginning on the first anniversary of the determination date and are identified by an * after the grant date shown below).

OUTSTANDING EQUITY AWARDS AT 2011 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
P.K. Collawn	8/17/2007	4,000	-	-	23.90	8/17/2017	-	-	-	-
	2/19/2008	24,000	-	-	13.17	2/19/2018	-	-	-	-
	8/14/2008	4,000	-	-	10.56	8/14/2018	-	-	-	-
	2/17/2009	60,000	30,000	-	7.98	2/17/2019	1,467	26,743	-	-
	5/19/2009	-	-	-	-	-	700	12,761	-	-
	5/19/2009*	-	-	-	-	-	9,250	168,628	-	-
	5/19/2009	-	-	-	-	-	8,325	151,765	-	-
	8/05/2009	2,667	1,333	-	12.48	8/5/2019	1,333	24,301	-	-
	3/17/2010*	-	-	-	-	-	30,284	552,077	-	-
	2/26/2010	12,668	25,332	-	12.22	2/26/2020	-	-	-	-
	3/01/2010	6,667	13,333	-	12.40	3/1/2020	-	-	-	-
	3/04/2011	-	-	-	-	-	18,000	328,140	-	-
	3/22/2011	-	-	-	-	-	43,461	792,294	-	-
	3/22/2011	-	-	-	-	-	-	-	63,448	1,156,657
	3/22/2011	-	-	-	-	-	-	-	72,172	1,315,696

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
C.N. Eldred	2/13/2006	9,338	-	-	24.06	2/13/2016	-	-	-	-
	2/16/2007	14,000	-	-	30.50	2/16/2017	-	-	-	-
	2/17/2009	13,332	13,334	-	7.98	2/17/2019	1,467	26,743	-	-
	5/19/2009	-	-	-	-	-	700	12,761	-	-
	5/19/2009*	-	-	-	-	-	6,600	120,318	-	-
	5/19/2009	-	-	-	-	-	5,940	108,286	-	-
	3/17/2010*	-	-	-	-	-	10,543	192,199	-	-
	2/26/2010	-	16,666	-	12.22	2/26/2020	-	-	-	-
	3/04/2011	-	-	-	-	-	6,250	113,938	-	-
	3/22/2011	-	-	-	-	-	17,654	321,832	-	-
	3/22/2011	-	-	-	-	-	-	-	25,931	472,722
	3/22/2011	-	-	-	-	-	-	-	29,241	533,063
A.A. Cobb	5/17/2005	4,676	-	-	27.52	5/17/2015	-	-	-	-
	2/13/2006	9,338	-	-	24.06	2/13/2016	-	-	-	-
	2/16/2007	14,000	-	-	30.50	2/16/2017	-	-	-	-
	2/17/2009	-	9,667	-	7.98	2/17/2019	1,133	20,655	-	-
	5/19/2009	-	-	-	-	-	533	9,717	-	-
	5/19/2009*	-	-	-	-	-	5,300	96,619	-	-
	5/19/2009	-	-	-	-	-	4,770	86,957	-	-
	3/17/2010*	-	-	-	-	-	10,543	192,199	-	-
	2/26/2010	-	10,666	-	12.22	2/26/2020	-	-	-	-
	3/04/2011	-	-	-	-	-	4,750	86,593	-	- -
	3/22/2011	-	-	-	-	-	11,254	205,160	-	-
	3/22/2011	-	-	-	-	-	-	-	16,551	301,725
	3/22/2011	-	-	-	-	-	-	-	18,620	339,443
P.V. Apodaca	1/04/2010	-	-	-	-	-	3,324	60,597	-	-
	2/26/2010	5,334	10,666	-	12.22	2/26/2010	-	-	-	-
	3/17/2010*	-	-	-	-	-	10,543	192,199	-	-
	3/04/2011	-	-	-	-	-	5,750	104,823	-	-
	3/22/2011	-	-	-	-	-	9,754	177,815	-	-
	3/22/2011	-	-	-	-	-	-	-	14,344	261,491
	3/22/2011	-	-	-	-	-	-	-	16,137	294,178

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
T.G. Sategna	5/17/2005	6,000	-	-	27.52	5/17/2015	-	-	-	-
	2/13/2006	6,000	-	-	24.06	2/13/2016	-	-	-	-
	2/16/2007	6,000	-	-	30.50	2/16/2017	-	-	-	-
	2/17/2009	6,667	3,333	-	7.98	2/17/2019	467	8,513	-	-
	5/19/2009	-	-	-	-	-	200	3,646	-	-
	5/19/2009*	-	-	-	-	-	1,750	31,903	-	-
	5/19/2009	-	-	-	-	-	1,575	28,712	-	-
	3/17/2010*	-	-	-	-	-	3,028	55,200	-	-
	2/26/2010	2,267	4,533	-	12.22	2/26/2020	-	-	-	-
	3/04/2011	-	-	-	-	-	2,300	41,929	-	-
	3/22/2011	-	-	-	-	-	4,230	77,113	-	-
	3/22/2011	-	-	-	-	-	-	-	6,169	112,461
	3/22/2011	-	-	-	-	-	-	-	7,051	128,540

(1)          The exercise price of stock options granted under the PEP is the closing market price on the NYSE on the date of the grant, and stock options expire if not exercised within 10 years of the grant date.  Stock options awarded under the PEP vest over a three-year period.  All outstanding unvested stock options shown with a grant date of February 17, 2009 vested on February 17, 2012.  One-half of the unvested stock options shown with a grant date of February 26, 2010 vested on February 26, 2012, and the remaining half will vest on February 26, 2013.  All outstanding unvested stock options shown with a grant date of August 5, 2009 will vest on August 5, 2012.  One-half of the unvested stock options shown with a grant date of March 1, 2010 vested on March 1, 2012 and the remaining half will vest on March 1, 2013.  In connection with her retirement as SVP and CAO on January 3, 2012, all of Ms. Cobb’s outstanding unvested options granted in 2009 and 2010 vested on an accelerated basis upon her retirement pursuant to the PEP.

(2)          As of December 31, 2011, no incentive stock options had been granted under the PEP.

(3)       One share of our common stock underlies each restricted stock right and performance share.  Traditional time-vested restricted stock rights awards vest over a three-year period beginning on the grant date. One-third of the restricted stock rights shown with a grant date of March 4, 2011 vested on March 4, 2012, and the remaining two-thirds will vest in equal amounts on March 4, 2013 and March 4, 2014.  All remaining outstanding unvested traditional restricted stock rights shown with a grant date of (a) February 17, 2009 vested on February 17, 2012, (b) May 19, 2009 will vest on May 19, 2012, and (c) August 5, 2009 will vest on August 5, 2012.  Performance-based restricted stock rights awards vest over a three-year period beginning on the determination date of the amount earned.  All outstanding performance-based restricted stock rights shown with a grant date of May 19, 2009* began vesting on the February 16, 2010 determination date:  one-half vested on February 16, 2012, and the remaining half will vest on February 16, 2013.  Performance-based restricted stock rights with a grant date of March 17, 2010* began vesting on the March 4, 2011 determination date: one-third vested on March 4, 2012 and the remaining two-thirds will vest in equal amounts on March 4, 2013 and 2014.  The first March 22, 2011 awards shown are the actual amount of PS1 shares earned by our NEOs as of December 31, 2011 and delivered to them in March 2012.  All of Ms. Cobb’s restricted stock awards shown above, vested on an accelerated basis upon her retirement on January 3, 2012.  In addition, Ms. Cobb will only be eligible for a pro-rata portion of any 2011-2012 PS2 and 2011-2013 PS3 contingent performance share awards shown above.

(4)          Based on closing price of $18.23 for our common stock, as quoted on the NYSE on December 30, 2011, the last trading day of fiscal year 2011.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEOs’ exercise of vested stock options during 2011, as well as the vesting during 2011 of traditional restricted stock rights held by the NEOs.  Options and restricted stock rights were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2011

(a)	(b)	(c)	(d)	(e)
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Patricia K. Collawn	-	-	12,091	166,013
Charles N. Eldred	32,334	177,024	8,097	110,358
Alice A. Cobb	33,000	166,864	6,446	87,192
Patrick V. Apodaca	-	-	-	-
Thomas G. Sategna	7,500	39,150	2,376	32,385

(1)          Amounts indicated are the aggregate dollar value realized upon the exercise of stock options based on the number of options exercised at a particular exercise price multiplied by the difference between the market price on the exercise date minus the exercise price.

(2)          Amounts indicated are the aggregate dollar value realized upon the vesting of restricted stock rights-awards based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the vesting date, as quoted on the NYSE.

Pension Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees:  The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rates applying to older employees.  Employees direct their own investments in the RSP.

The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income.  Withdrawals and other distributions from the Roth 401(k) feature are generally tax-free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP.  All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of our common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is 1 of 22 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of:  (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5), as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors, including the number of years they have participated in the plan, the amount of money contributed, or compensation deferred, at the election of the employee from year to year, and the investments chosen by the employee.  The RSP does not guarantee minimum returns or above-market returns, and an employee’s returns are dependent upon actual investment results.

The ERP is a non-contributory defined benefit pension plan.  The ERP provides retirement income based on the employee’s highest three-year average pay as of 1997, Social Security covered compensation, and length of service upon separation.  Compensation consists of base salary and includes any amount voluntarily deferred under the RSP.  Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay.  The ERP was closed to employees hired on or after January 1, 1998.  Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 were eligible to become participants.  The ERP was amended as of January 1, 1998, to limit an employee’s credited service to the credited service earned as of December 31, 1997, plus a limited amount of future service.  The amount of credited service, after December 31, 1997, is based on the employee’s age and years of credited service as of December 31, 1997, but all credited service accruals ceased as of January 1, 2008.  Participants in the ERP continue to accrue “total service,” which is the service measure used for purposes of determining an employee’s vesting and eligibility for early and other retirement benefits.  An employee’s earnings used for ERP benefit calculations were frozen as of December 31, 1997.

The maximum number of years generally taken into account for purposes of calculating benefits is 32.5.  Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit.  Service begins accumulating from the date of hire, and vesting occurs after five years of total service.

Pension Benefits Table

The table below shows the actuarial present value of accumulated benefits payable to Mr. Sategna (the only NEO who is a participant under the ERP) using interest rate and mortality rate assumptions consistent with those used in our financial statements.  See Note 12 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, regarding certain assumptions underlying ERP benefits.

2011 PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit ($)	Payments During Last Year ($)
Patricia K. Collawn	-	-	-	-
Charles N. Eldred	-	-	-	-
Alice A. Cobb	-	-	-	-
Patrick V. Apodaca	-	-	-	-
Thomas G. Sategna	ERP	35	610,498	-

Nonqualified Deferred Compensation

Non-Tax-Qualified Retirement Plans:  The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant and the maximum amount of participant contributions, employer contributions, and other amounts that can be allocated to any participant’s account.

We adopted the ESP in 1988 to address these Tax Code limitations.  The ESP was a non-qualified deferred compensation plan that provided executive officers with an opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  We froze the ESP in December 2004 when the Compensation Committee recommended, and the Board adopted, the ESP II, a non-qualified supplemental deferred compensation plan.  Effective as of December 17, 2008, the ESP was merged into the ESP II and we adopted the After-Tax Plan as an alternative non tax-qualified retirement plan.

Executive officers may annually elect to defer eligible compensation into the ESP II or contribute such compensation to the After-Tax Plan (but not both).  The ESP II runs side-by-side with the RSP.  A participant may make before-tax deferrals to the ESP II up to 100% of eligible compensation.  We make a matching contribution equal to 75% of the first 6% of eligible compensation deferred.  Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP ($245,000 in 2011), our age-based contribution continues to the ESP II.

If a participant elects to participate in the After-Tax Plan rather than the ESP II, the participant may make payroll savings on an after-tax basis to the After-Tax Plan up to 100% of eligible compensation (after taxes and other deductions).  We make a matching contribution equal to 75% of the first 6% of eligible compensation saved, on which the participant is taxed when the matching contribution is made to the After-Tax Plan.  Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the After-Tax Plan, on which the participant is taxed at the time the age-based contribution is made to the After-Tax Plan.  Certain participants (including the NEOs) also receive a supplemental target contribution in the ESP II or the After-Tax Plan.  In general, these contributions have been set to achieve competitive replacement ratios of between 40% to 60% of pre-retirement income depending on years of service and age at retirement.  These contributions are individually scheduled, actuarially-calculated contributions designed to reach target replacement ratios at a retirement age of 65.  Additionally, the Compensation Committee may elect to make discretionary credits or discretionary contributions to the ESP II or the After-Tax Plan for a participant during a plan year in any amount, and on such terms and conditions, that the Compensation Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment, installment payments, or an annuity.  Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash.  Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability, or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code.  ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or us.  Unless the participant elects to receive all or a portion of his or her accounts on a specified date while the participant is employed by us, benefits payable under the ESP II will be paid within 90 days of the participant’s separation from service, death, or disability, subject to the requirements of Section 409A of the Tax Code.  Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The table below shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2011, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2011
Vanguard 500 Index Fund Investor Shares	1.97
American Funds EuroPacific R5	-13.33
PIMCO Total Return Admin	3.91
PNM Resources Stock Fund	44.41
Vanguard Prime Money Market Fund	0.05
Vanguard PRIMECAP Fund Investor Shares	-1.84
Vanguard Retirement Savings Trust	2.94
RS Partners A	-7.59
Vanguard Target Retirement 2005	5.14
Vanguard Target Retirement 2010	3.37
Vanguard Target Retirement 2015	1.71
Vanguard Target Retirement 2020	0.60
Vanguard Target Retirement 2025	-0.37
Vanguard Target Retirement 2030	-1.27
Vanguard Target Retirement 2035	-2.24
Vanguard Target Retirement 2040	-2.55
Vanguard Target Retirement 2045	-2.51
Vanguard Target Retirement 2050	-2.54
Vanguard Target Retirement Income	5.25
Vanguard Wellington Fund Investor Shares	3.85
Wells Fargo Advantage Discovery Admin	0.88
Vanguard Windsor II Fund Investor Shares	2.70

In 2011, Mr. Apodaca and Mr. Sategna elected to participate in the ESP II, and Ms. Collawn, Mr. Eldred, and Ms. Cobb elected to participate in the After-Tax Plan.  Accounts in the After-Tax Plan are in the names of the participants and are owned by the participants.  We will encourage and will facilitate NEOs who elect to participate in the After-Tax Plan instead of the ESP II to use the proceeds from our contributions to the After-Tax Plan (net of income and payroll taxes that must be paid by the participant) to purchase investments on an after-tax basis from a third-party custodian or administrator.  Although we anticipate assisting the NEOs in this way, our role is merely advisory; the NEO participant will own the investments in his or her name, and we will have no involvement with the investments as an owner, beneficiary, sponsor, or otherwise.  Accordingly, participants may transfer amounts from the accounts or may withdraw the money from the accounts at any time after the deposit is made.  Like the RSP, all contributions to the After-Tax Plan are fully vested when made.  As a general rule, there is a two-year delay in the supplemental contributions to the After-Tax Plan for participants who are under the age of 55 or have less than 2 years of service.  In those circumstances, the supplemental contribution for 2011 to the After-Tax Plan would not be made until 2013.  In comparison, the supplemental credit to the ESP II would be made so that the participant could begin the hypothetical investing, but the contribution would remain unvested during the relevant period.  Both the unvested ESP II or delayed After-Tax Plan Company supplemental contribution are subject to accelerated vesting and payment upon certain termination events discussed below under “Potential Payments upon Termination or Change in Control.”

2011 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(d)	(f)
		Executive Contributions in Last Year (2011) ($) (2)	Company Contributions in Last Year (2011) ($) (3)	Aggregate Earnings in Last Year (2011) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End (2011) ($) (4)
Patricia K. Collawn (1)	ESP II	-	-	367,095	-	1,193,775
Charles N. Eldred (1)	ESP II	-	-	33,396	-	108,603
Alice A. Cobb	ESP II	-	-	-	-	-
Patrick V. Apodaca	ESP II	139,344	116,366	1,520	-	291,299
Thomas G. Sategna	ESP II	24,622	31,425	2,739	-	271,869

(1)	Although Ms. Collawn and Mr. Eldred are currently participating in the After-Tax Plan, the above respective ESP II plan balances reflect the amounts that were contributed to the ESP II in prior years.
(2)	All amounts are included in the “Salary” column (c) of SCT on page 51.
(3)	All amounts are included as a component of “All Other Compensation” in column (i) of the SCT and consist of the following 2011 Company contributions to the ESP II for Mr. Apodaca and Mr. Sategna:

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age- Based ($)	Supplemental ($)	Total ($)
Patrick V. Apodaca	29,527	41,115	45,724	116,366
Thomas G. Sategna	17,356	14,069	-	31,425

(4)          Ms. Collawn has $149,927 unvested at December 31, 2011.

Potential Payments upon Termination or Change in Control:  The tables below illustrate the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary, including in connection with his or her retirement, death, or disability, or termination following a change in control.  The amounts shown:  (1) assume a termination effective as of December 31, 2011, (2) are based on the closing price of our common stock on December 30, 2011, as reported on the NYSE (i.e., $18.23), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2011.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

Payments Made Upon Termination:  If a NEO’s employment terminates for any reason, he or she is entitled to receive amounts earned during his or her term of employment.  Such amounts include:  (1) base salary through the date of termination, (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP, ESP II, After-Tax Plan and (4) stock options and restricted stock rights awards that have vested as of the termination date (unless the NEO is terminated for “cause,” in which case vested and unexercised stock options and any undelivered vested stock options or performance shares are forfeited).

Additional Payments Made Upon Retirement:  In addition to the amounts described above, upon a NEO’s termination of employment because of retirement (upon the occurrence of certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding non-vested stock options granted under the PEP will immediately vest.  All of such retiring NEOs’ restricted stock rights awards and a pro rata portion of his or her performance share awards, granted under the PEP, will also immediately vest.  As of December 31, 2011, the following executives were retirement-eligible under the PEP:  Ms. Cobb, Mr. Apodaca, and Mr. Sategna.

Additional Payments Made Upon Death or Disability:  In addition to the amounts described above, if a NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life and accidental death and dismemberment and disability programs.

Severance Payments:  In addition to the amounts described above, if we terminate the employment of a NEO because we eliminate his or her position, the termination table below reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.  In March 2012 this plan was amended to cap the lump-sum severance payment at a level equal to what an officer would receive under the Retention Plan as amended and restated.  Members of the officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary), continuation of certain insurance benefits, and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan discussed below in the “Payments Made upon a Change in Control” section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control:  In addition to the amounts described above (other than the severance pay), if a NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause, or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the NEOs.  The Officer Retention Plan described below has been closed to any new officers hired on or after December 31, 2011.  Benefits are only payable if the officer is not retained or immediately re-employed (“double-trigger”) by the successor company following a change in control and if the termination is (1) for reasons other than cause, death, or disability or (2) by the officer due to constructive termination.  In addition, the officer must sign a customary release agreement to receive benefits.  The benefits include:

•      A lump sum severance payment equal to three times current eligible compensation for the CEO, EVP and SVPs and two times current eligible compensation for all other officers (eligible compensation includes base salary, a cash award paid as a merit increase in lieu of an increase in base salary and the target incentive under the OIP);

•      A pro rata award of the officer’s highest target incentive under the OIP in effect during the 24 months following the change in control;

•      Health, life, and accidental death and dismemberment insurance benefits that are substantially similar to those received by the officer immediately prior to termination of employment for a period of 30 months for the CEO, EVP and SVPs and 24 months for all other officers;

•      Supplemental retirement benefits for the NEOs as follows:

o                 The cash equivalent of the difference between the following two amounts, each calculated based on the participant’s age as of his or her separation from service:  (i) the present value of the early or normal retirement benefit the participant would receive under the ERP if the participant had continued employment for three additional years and then terminated employment and began receiving benefits immediately or as soon as possible as prescribed by the ERP, and (ii) the present value of the early or normal retirement benefit the participant is actually entitled to under the ERP assuming immediate termination of employment and benefit commencement as soon as possible thereafter as prescribed by the ERP; and

o              The cash equivalent of our contributions to the participant’s RSP account in the amount of 7.5% of eligible compensation (limited to IRS Section 401(a)(17)) times the period that corresponds to the number of years equal to the multiplier used to calculate severance pay under the plan.

•      Years of additional service credit for purposes of participation in the retiree health benefit plan equal to the multiplier used to calculate severance pay under the plan,  if applicable;

•      Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; and

•      A lump sum tax gross-up payment for excise taxes such that if an officer receives any payment due to a change in control that is subject to the excise tax provided in Section 4999 of the Tax Code, then the officer will be reimbursed in an amount equal to that which places the officer in the same after-tax position as if no excise tax had been imposed.  This gross-up benefit, which has been in place since 2003, is only provided if the participant’s benefit after the gross-up exceeds 115% of the benefit that the participant would have received if the total amounts paid to the participant are reduced until the total payments are deductible by the Company under Section 280G of the Tax Code.

We also sponsor certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.  These include, for example, the ESP II and After-Tax Plan, which provide for additional Company matching, standard, and supplemental credits or contributions under the ESP II or After-Tax Plan equal to the multiplier used to calculate severance pay under the plan times the matching, standard, and supplemental credits or contributions under the ESP II or After-Tax Plan that were allocated to the participant in the prior plan year, and the PEP, which provides for immediate vesting of outstanding equity awards upon eligible termination due to a change in control.  In addition, the annual incentive plans typically provide that the participants are entitled to a minimum award equal to 50% of the maximum award available under the plan in limited circumstances following a change in control.  The long-term incentive plan also provides that each NEO will receive a pro-rata award for the number of months of service during the performance period prior to the change in control event.

Upon a change in control, all outstanding, unvested stock option awards and either all restricted stock rights awards with service-based restrictions or a pro rata portion of restricted stock rights awards with performance-based restrictions granted under the PEP will fully vest.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.	Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company’s common stock;
2.

During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3, or 4 of this definition summary;

3.

Our shareholders approve a merger or consolidation with another company, corporation, or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the Company’s voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company’s combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or

4.	The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company’s assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

Effective December 31, 2011, the Retention Plan was closed to any new officers.  As of March, 2012 the Retention Plan and other related benefit plans were amended to reflect the following changes (and reopened to new officers):

•      Elimination of tax gross-up – the amended and restated Retention Plan will follow the best-net approach.

•      Lump sum severance payment related to a change in control was reduced.  Senior Officers (CEO, EVP & SVP) will receive a severance equal to two times Eligible Compensation and Vice Presidents will receive a severance equal to one and a half times Eligible Compensation.

•      Eligible Compensation definition has been modified to include base salary, any cash award paid as a merit increase in lieu of an increase in base and the average of the OIP Awards for the three calendar years immediately preceding.

•      Officers will receive a payment equal to the pro rata award of the officer annual incentive which is an adjustment from the current plan whereby an officer receives the highest target incentive under the OIP during the 24 months following the change in control.

•      Health care, life, accidental death and dismemberment insurance benefits were reduced from a period of 30 months to 24 months for Senior Officers and 12 months for Vice Presidents, respectively.

•      Supplemental retirement benefits were eliminated.  All retirement benefits will be provided, on a prorated basis, including the ESP II and After-Tax Plans.

•      Retiree health plan credits were eliminated.

•      Senior Officers as well as the VP, Controller, VP, Treasurer and VP, Regulatory must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan.  If an officer signs a restrictive covenant agreement, the officer will be compensated for the period of time during which the restrictions are in effect.  If the officer does not sign the agreement in a timely manner, then the officer(s) will not be entitled to any benefits under the amended Retention Plan.

•      The PEP was amended to call for double trigger vesting following a change in control and to add a clawback provision.  Upon a change in control, all outstanding, unvested stock option awards, all time-vested restricted stock rights awards, and a pro rata portion of any performance share awards granted under the PEP will fully vest.  If the Board concludes the value of an award will be materially impaired following a change in control, then the award will fully vest immediately prior to the change in control.

The following table summarizes the value of the termination payments and benefits that the NEOs would have received if he or she had terminated employment on December 31, 2011, under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2011.  The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2011, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($) (1)	Impaction ($) (8)
P. K. Collawn
OIP (2)	-	-	719,325	719,325	719,325	-	719,325
Stock Options (3)	-	-	545,141	545,141	545,141	-	545,141
Restricted Stock Units (4)	-	-	1,112,650	1,112,650	1,112,650	-	1,112,650
2009-2011 Performance Shares (5)	-	-	151,765	151,765	151,765	-	151,765
2009-2011 Performance Cash (5)	-	-	49,950	49,950	49,950	-	49,950
2011-1 Performance Shares (6)	792,294	-	792,294	792,294	792,294	-	792,294
2011-1 Performance Cash (6)	105,800	-	105,800	105,800	105,800	-	105,800
2011-2 Performance Shares (6)	462,659	-	462,659	462,659	462,659	-	462,659
2011-2 Performance Cash (6)	59,800	-	59,800	59,800	59,800	-	59,800
2011-3 Performance Shares (6)	350,855	-	350,855	350,855	350,855	-	350,855
2011-3 Performance Cash (6)	46,000	-	46,000	46,000	46,000	-	46,000
ESP II Plan Balances	1,043,848	1,043,848	1,193,775	1,193,775	1,193,775	-	1,043,848
After-Tax Plan	-	-	298,583	298,583	298,583	-	-
Cash Equivalent – ESP II/ After-Tax Contributions	-	-	-	-	621,396	-	-
Cash Equivalent – RSP	-	-	-	-	55,125	-	-
Health and Welfare Benefits	-	-	-	-	34,607	-	6,909
Life Insurance Proceeds	-	-	-	1,400,000	-	-	-
Cash Severance	-	-	-	-	3,277,500	-	721,514
Gross Up of Excise Tax	-	-	-	-	1,617,517	-	-
Legal Fees (7)	-	-	-	-	20,000	-	-
Total P.K. Collawn	2,861,256	1,043,848	5,888,597	7,288,597	11,514,742	-	6,168,510

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($) (1)	Impaction ($) (8)
C.N. Eldred
OIP (2)	-	-	305,800	305,800	305,800	-	305,800
Stock Options (3)	-	-	236,837	236,837	236,837	-	236,837
Restricted Stock Units (4)	-	-	465,959	465,959	465,959	-	465,959
2009-2011 Performance Shares (5)	-	-	108,286	108,286	108,286	-	108,286
2009-2011 Performance Cash (5)	-	-	35,640	35,640	35,640	-	35,640
2011-1 Performance Shares (6)	321,832	-	321,832	321,832	321,832	-	321,832
2011-1 Performance Cash (6)	44,800	-	44,800	44,800	44,800	-	44,800
2011-2 Performance Shares (6)	189,082	-	189,082	189,082	189,082	-	189,082
2011-2 Performance Cash (6)	25,600	-	25,600	25,600	25,600	-	25,600
2011-3 Performance Shares (6)	142,139	-	142,139	142,139	142,139	-	142,139
2011-3 Performance Cash (6)	19,200	-	19,200	19,200	19,200	-	19,200
ESP II Plan Balances	108,603	108,603	108,603	108,603	108,603	-	108,603
After-Tax Plan	-	-	-	-	-	-	-
Cash Equivalent – ESP II/ After-Tax Contributions	-	-	-	-	798,522	-	-
Cash Equivalent – RSP	-	-	-	-	55,125	-	-
Health and Welfare Benefits	-	-	-	-	54,766	-	9,645
Life Insurance Proceeds	-	-	-	1,400,000	-	-	-
Cash Severance	-	-	-	-	1,860,000	-	512,821
Gross Up of Excise Tax	-	-	-	-	1,017,285	-	-
Legal Fees (7)	-	-	-	-	20,000	-	-
Total C.N. Eldred	851,256	108,603	2,003,778	3,403,778	5,809,476	-	2,526,244
A.A. Cobb
OIP (2)	-	-	229,350	229,350	229,350	229,350	229,350
Stock Options (3)	-	-	163,190	163,190	163,190	163,190	163,190
Restricted Stock Units (4)	-	-	405,783	405,783	405,783	405,783	405,783
2009-2011 Performance Shares (5)	-	-	86,957	86,957	86,957	86,957	86,957
2009-2011 Performance Cash (5)	-	-	28,620	28,620	28,620	28,620	28,620
2011-1 Performance Shares (6)	205,160	-	205,160	205,160	205,160	205,160	205,160
2011-1 Performance Cash (6)	28,800	-	28,800	28,800	28,800	28,800	28,800
2011-2 Performance Shares (6)	120,683	-	120,683	120,683	120,683	120,683	120,683
2011-2 Performance Cash (6)	16,800	-	16,800	16,800	16,800	16,800	16,800
2011-3 Performance Shares (6)	90,512	-	90,512	90,512	90,512	90,512	90,512

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($) (1)	Impaction ($) (8)
2011-3 Performance Cash (6)	12,800	-	12,800	12,800	12,800	12,800	12,800
ESP II Plan Balances	-	-	-	-	-	-	-
After-Tax Plan	-	-	-	-	-	-	-
Cash Equivalent – ESP II/ After-Tax Contributions	-	-	-	-	604,846	-	-
Cash Equivalent – RSP	-	-	-	-	55,125	-	-
Health and Welfare Benefits	-	-	-	-	50,116	-	6,692
Life Insurance Proceeds	-	-	-	1,400,000	-	-	-
Cash Severance	-	-	-	-	1,395,000	-	410,096
Gross Up of Excise Tax	-	-	-	-	-	-	-
Legal Fees (7)	-	-	-	-	20,000	-	-
Total A.A. Cobb	474,755	-	1,388,655	2,788,655	3,513,742	1,388,655	1,805,443
P.V. Apodaca
OIP (2)	-	-	198,770	198,770	198,770	198,770	198,770
Stock Options (3)	-	-	64,103	64,103	64,103	64,103	64,103
Restricted Stock Units (4)	-	-	297,022	297,022	297,022	297,022	297,022
2009-2011 Performance Shares (5)	-	-	60,597	60,597	60,597	60,597	60,597
2009-2011 Performance Cash (5)	-	-	19,947	19,947	19,947	19,947	19,947
2011-1 Performance Shares (6)	177,815	-	177,815	177,815	177,815	177,815	177,815
2011-1 Performance Cash (6)	24,960	-	24,960	24,960	24,960	24,960	24,960
2011-2 Performance Shares (6)	104,604	-	104,604	104,604	104,604	104,604	104,604
2011-2 Performance Cash (6)	14,560	-	14,560	14,560	14,560	14,560	14,560
2011-3 Performance Shares (6)	78,444	-	78,444	78,444	78,444	78,444	78,444
2011-3 Performance Cash (6)	11,093	-	11,093	11,093	11,093	11,093	11,093
ESP II Plan Balances	291,299	291,299	291,299	291,299	291,299	291,299	291,299
After-Tax Plan	-	-	-	-	-	-	-
Cash Equivalent – ESP II/ After-Tax Contributions	-	-	-	-	85,228	-	-
Cash Equivalent – RSP	-	-	-	-	55,125	-	-
Health and Welfare Benefits	-	-	-	-	84,550	-	9,835
Life Insurance Proceeds	-	-	-	1,400,000	-	-	-
Cash Severance	-	-	-	-	1,209,000	-	313,333
Gross Up of Excise Tax	-	-	-	-	623,774	-	-
Legal Fees (7)	-	-	-	-	20,000	-	-
Total P.V. Apodaca	702,775	291,299	1,343,214	2,743,214	3,420,891	1,343,214	1,666,382

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($) (1)	Impaction ($) (8)
T.G. Sategna
OIP (2)	-	-	103,628	103,628	103,628	103,628	103,628
Stock Options (3)	-	-	61,406	61,406	61,406	61,406	61,406
Restricted Stock Units (4)	-	-	141,191	141,191	141,191	141,191	141,191
2009-2011 Performance Shares (5)	-	-	28,712	28,712	28,712	28,712	28,712
2009-2011 Performance Cash (5)	-	-	9,450	9,450	9,450	9,450	9,450
2011-1 Performance Shares (6)	77,113	-	77,113	77,113	77,113	77,113	77,113
2011-1 Performance Cash (6)	10,224	-	10,224	10,224	10,224	10,224	10,224
2011-2 Performance Shares (6)	44,973	-	44,973	44,973	44,973	44,973	44,973
2011-2 Performance Cash (6)	5,964	-	5,964	5,964	5,964	5,964	5,964
2011-3 Performance Shares (6)	34,272	-	34,272	34,272	34,272	34,272	34,272
2011-3 Performance Cash (6)	4,544	-	4,544	4,544	4,544	4,544	4,544
ESP II Plan Balances	271,869	271,869	271,869	271,869	271,869	271,869	271,869
After-Tax Plan	-	-	-	-	-	-	-
Cash Equivalent – ESP II/ After-Tax Contributions	-	-	-	-	49,277	-	-
Cash Equivalent – RSP	-	-	-	-	36,750	-	-
Health and Welfare Benefits	-	-	-	-	11,281	-	6,631
Life Insurance Proceeds	-	-	-	900,000	-	-	-
Cash Severance	-	-	-	-	598,104	-	407,540
Gross Up of Excise Tax	-	-	-	-	-	-	-
Legal Fees (7)	-	-	-	-	20,000	-	-
Total T.G. Sategna	448,959	271,869	793,346	1,693,346	1,508,758	793,346	1,207,517

(1)

Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5, or (d) any age and 30 years of service. As of December 31, 2011, Ms. Collawn and Mr. Eldred were not eligible for retirement.

(2)	The amount represented is the amount payable under the 2011 OIP, as set forth in the 2011 OIP column of the 2011 Non-Equity Compensation table (contained in footnote 5 to the SCT) on page 53.
(3)

The amount represented is the value of “in-the-money” unvested options that would vest under the PEP on an accelerated basis under certain termination events based upon the difference between the exercise price and the NYSE closing price of our stock on December 31, 2011 ($18.23).

(4)

The amount represented is the value of all restricted stock units that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 31, 2011 of $18.23.

(5)

The amounts shown are the amounts payable to our NEOs under the 2009 LTIP based upon the actual maximum 2009-2011 performance of the applicable FFO/Debt Ratio and Environmental Goal performance measures. For performance shares, the number indicated assumes that the market price, upon delivery in 2012 of such performance shares, was the same as the closing price on December 31, 2011 of $18.23 per share.  For performance cash, the amount shown is the actual amount received by our NEOs, shown in the 2009 LTIP column of the 2011 Non-Equity Compensation Table on page 53.

(6)

The amounts shown relate to the awards made under the 2011 LTIP (shown as PS1, PS2, PS3, PC1, PC2, PC3 in the GPBA Table) and are the actual amounts of PC1 and PS1 awards earned in 2011 for the 2011 performance period and a pro-rata portion of the amounts payable, if at all, in 2013 (for PS2 and PS3) and in 2014 (for PS3 and PC3) assuming the same near maximum performance achieved in 2011 will be achieved, respectively, for the 2011-2012 and 2011-2013 performance periods. For performance shares, the amounts shown assume that the market price upon delivery will be the same as the closing price on December 31, 2011 ($18.23).

(7)

The NEOs are eligible for reimbursement of reasonable legal expenses upon a termination for change in control as of December 31, 2011. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(8)	“Impaction” is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company’s elimination of the executive’s position.

EQUITY COMPENSATION PLAN INFORMATON

The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2011

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	4,136,684(1)	$18.95(1)	4,484,031(2)
Equity compensation plans not approved by security holders (ESP II) (3)	82,236	--(3)	40,858
Total	3,844,926	$18.95(1)(3)	4,524,889

(1)          Amount includes 3,113,729 outstanding options, 418,730 unvested restricted stock awards and 515,725 contingent performance shares (assuming maximum performance) issued under the PEP, as well as 88,500 outstanding options issued under the Director Retainer Plan, which expired on July 1, 2005.  Unvested restricted stock and performance shares are not included in the weighted-average exercise price calculations of column (b).

(2)          As of December 31, 2011, although 4,484,031 shares of the 12,343,000 authorized shares remained available for future issuance under the PEP, only 1,642,711 shares remained available for future issuance of full-value equity awards under the PEP due to the PEP’s separate limit of 3,240,000 authorized shares that may be subject to full-value equity awards.

(3)          Under the ESP II (as referenced under the caption “Non-Tax Qualified Retirement Plans” on page 66), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As of December 31, 2011 a total of 257,500 shares of common stock were registered by PNM Resources for issuance under the ESP II, and 40,858 registered shares remained available. As reflected above in column (a), as of December 31, 2011, a total of 82,236 phantom shares of PNM Resources’ common stock were allocated to participants in ESP II.  Phantom shares are not included in the weighted average exercise price calculations of column (b).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires PNM Resources’ executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. We believe all executive officers’ and directors’ applicable filing requirements were met.

ANNUAL REPORT AVAILABILITY

Pursuant to the Notice of Internet Availability of Proxy Materials mailed April 5, 2012, PNM Resources’ 2011 Annual Report on Form 10-K was made available to shareholders beginning on April 5, 2011. Copies of the Annual Report on Form 10-K are available without charge upon written request to Lisa Eden, Assistant Treasurer, Alvarado Square, Mail Stop 1120, Albuquerque, New Mexico 87158, or electronically at www.pnmresources.com (under Investor Relations). You may also obtain our SEC filings through the Internet at www.pnmresources.com (under Investor Relations) or www.sec.gov.

By Order of the Board of Directors,

Patrick V. Apodaca
Senior Vice President, General Counsel
and Secretary

APPENDIX A

The following companies are 57 investor-owned utilities in the Towers Watson 2010 U.S. Compensation Data Bank (CDB) Energy Services Executive Database comprising the 2011 Benchmark Data.  As shown below, 11 of the 14 companies in the PNMR Peer Group are also in the 2011 Benchmark Data group.

	Allegheny Energy, Inc.		NextEra Energy, Inc.
	Allete, Inc.		Nicor, Inc.
*	Alliant Energy Corporation		Northeast Utilities
	Ameren Corporation		NorthWestern Energy
	American Electric Power Co., Inc.	*	NSTAR
	Atmos Energy Corporation	*	NV Energy, Inc.
	Avista Corporation		Northwest Natural Gas Company
*	Black Hills Corporation		OGE Energy Corp.
	CenterPoint Energy		Pacific Gas & Electric Company
	CH Energy Group		Pepco Holdings, Inc.
*	Cleco Corporation	*	Pinnacle West Capital Corp.
	CMS Energy Corporation		PNM Resources, Inc.
	Consolidated Edison, Inc.		Portland General Electric Company
	Constellation Energy Group, Inc.		PPL Corporation
	Dominion Resources, Inc.		Progress Energy Inc.
*	DPL Inc. (1)		Public Service Enterprise Group Incorporated
	DTE Energy Company		Puget Energy, Inc.
	Duke Energy Corporation		SCANA Corporation
	Edison International		Sempra Energy
	Energen Corporation		Southern Company Services
	Energy Future Holdings Corp.		UIL Holdings Corporation
	Energy Northwest	*	UniSource Energy Corporation
	Entergy Corporation		Unitil Corporation
	Exelon Corporation		Vectren Corporation
	FirstEnergy Corp.	*	Westar Energy Inc.
*	Hawaiian Electric Industries, Inc.	*	Wisconsin Energy Corporation
	IDACORP, Inc.		Xcel Energy, Inc.
Integrys Energy Group, Inc.
LG&E and KU Energy, LLC
MDU Resources Group, Inc.

*PNMR Peer Group Member

(1) DPL, Inc. was acquired by AES Corporation on November 28, 2011

A-1

APPENDIX B

Third Amendment to the PEP Subject to Shareholder Approval

(Full text of the PEP follows this Third Amendment)

THIRD AMENDMENT
TO THE
PNM RESOURCES, INC. SECOND AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN

PNM Resources, Inc. (the “Company”) previously established the PNM Resources, Inc. Omnibus Performance Equity Plan, which was most recently amended and restated in its entirety effective as of May 19, 2009 by the adoption of the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan (the “Plan”).  The Plan was then amended by the First and Second Amendments.  By the adoption of this Third Amendment the Company wishes to further amend the Plan.

1.               This Third Amendment is effective as of March 21, 2012, the date as of which it was approved by the Company’s Board of Directors; provided, however, that this Third Amendment is subject to the approval of the Company’s shareholders at the Company’s 2012 Annual Meeting and shall be void in the absence of such approval.

2.               Section 2.1 (Definitions) is hereby amended by amending and restating Section 2.1(ff) to read as follows:

(ff) “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award granted pursuant to Sections 8, 9, or 12.

3.               Section 12.7 (Maximum Award Payable) is hereby amended and restated in its entirety to read as follows:

12.7                        Maximum Award Payable.  In accordance with Section 5.4, but subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum Performance-Based Award (other than a Performance Cash Award) payable to any one participant during any fiscal year of the Company is five hundred thousand (500,000) shares of Stock or the equivalent cash value.  Subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum Performance Cash Award payable to any one Participant during any fiscal year is five hundred thousand (500,000) times the Fair Market Value of a share of Stock on the first day of such fiscal year.

4.               This Third Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this Third Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

IN WITNESS WHEREOF, PNM Resources, Inc. has caused this Third Amendment to be executed this 28th day of March, 2012.

PNM RESOURCES, INC.

By:	/s/ Patrick V. Apodaca
	Its:	Senior Vice President,
General Counsel and Secretary

PNM RESOURCES, INC.
SECOND AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN

SECTION 1
ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE

1.1                               Background and Establishment.  PNM Resources, Inc., a New Mexico corporation, (the “Company”) established the “PNM Resources, Inc. Omnibus Performance Equity Plan” (the “Plan”), effective upon the closing of the mandatory share exchange which resulted in the Company becoming the holding company for the Public Service Company of New Mexico.  The Company subsequently amended and restated the Plan by the adoption of a document titled the “PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan,” which became effective following approval of the Company’s shareholders at the Company’s 2005 Annual Meeting.  The Company now wishes to amend and restate the Plan a second time by the adoption of this document.  This amended and restated Plan document permits the grant of Options, Restricted Stock Rights, Restricted Stock, Performance Cash, Performance Shares, Performance Units, and Stock Appreciation Rights.  This amended and restated Plan document also permits the grant of awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.

1.2                               Purpose.  The purpose of the Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by Employees and Nonemployee Directors, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Employees and Nonemployee Directors upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

1.3                               Effective Date.  This amended and restated Plan document will become effective as of the date it is approved by the Company’s shareholders at its 2009 Annual Meeting (the “Effective Date”).  The current Plan document, as amended, will remain in effect until this amended and restated Plan document is approved by the shareholders.

SECTION 2
DEFINITIONS

2.1                               Definitions.  When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context.  The following words and phrases will have the following meanings:

(a)                                  “Affiliate” means (i) any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group, and (ii) any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group.  In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treas. Reg. § 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2.

(b)                                  “Annual Meeting” or “Annual Meeting Date” means the dates established for the annual meetings of the Company’s shareholders pursuant to the Company’s Bylaws.

(c)                                  “Award” means any Option, Restricted Stock Right, Restricted Stock, Performance Share, Performance Unit, Performance Cash or Stock Appreciation Right granted pursuant to the Plan.

(d)                                  “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                    “Cause” means, for purposes of termination of a Participant’s employment:

(i)                          The willful and continued failure of a Participant to substantially perform his or her duties with the Company or any Affiliate after written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his or her duties;

(ii)                      The willful failure to report to work for more than thirty (30) days; or

(iii)                  The willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any Affiliate, monetarily or otherwise, including acts of fraud, misappropriation, violence or embezzlement for personal gain at the expense of the Company or any Affiliate, conviction of a felony, or conviction of a misdemeanor involving immoral acts.

Cause shall not be deemed to exist on the basis of Subsection 2.1(f)(i) or 2.1(f)((ii) if the failure results from such Participant’s incapacity due to verifiable physical or Mental Illness substantiated by appropriate medical evidence.  An act, or failure to act, by a Participant shall not be deemed “willful” if done or omitted to be done by the Participant in good faith and with a reasonable belief that his or her action was in the best interests of the Company and its Affiliates.

(g)                                 “CEO” means the Chief Executive Officer of the Company.

(h)                                 “Change in Control” means any of the following:

(i)                          Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act becoming directly or indirectly the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities unless such person is, or shall be, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company;

(ii)                      During any period of two (2) consecutive years, excluding any period prior to the Effective Date of this Plan, the following individuals ceasing, for any reason, to constitute a majority of the Board:

(1)                       directors who were directors at the beginning of such period; and

(2)                       any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, such new directors being referred to as “Approved New Directors.”  For purposes of determining whether a Change in Control has occurred pursuant to this Subsection 2.1(h)(ii)(2), a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsections 2.1(h)(i), (iii) or (iv) shall not be considered to be an “Approved New Director.”

(iii)                  The shareholders of the Company approving a merger or consolidation of the Company with another company, corporation or subsidiary that is not affiliated with the Company immediately before the Change in Control; provided, however, that if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, the merger or consolidation will be disregarded; or

(iv)                     The adoption of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred until:  (1) any required regulatory approval, including any final non-appealable regulatory order, has been obtained and (2) the transaction that would otherwise be considered a Change in Control closes.

The Award Agreement for any Award subject to the requirements of Section 409A of the Code may prescribe a different definition of the term “Change in Control” that will apply for purposes of that Award Agreement and that complies with the requirements of Section 409A of the Code.

(i)                                    “Code” means the Internal Revenue Code of 1986, as amended.  All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(j)                                    “Committee” means the Board Governance and Human Resources Committee or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two (2) members of the Board.  Each Committee member must be (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions for exemption of the Awards under the Plan from Section 16(b) of the Exchange Act, and (ii) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.

(k)                                “Company” means PNM Resources, Inc., a New Mexico corporation.

(l)                                    “Covered Employee” means an employee who is, or could be, a “covered employee” as defined by Section 162(m) of the Code.

(m)                              “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  The permanence and degree of impairment shall be supported by medical evidence.  Any determination of Disability pursuant to this Plan is not an admission by the Company or an Affiliate that a Participant is disabled under federal or state law.

(n)                                 “Effective Date” means the date on which the shareholders of the Company approve the Plan as described in Section 1.3.

(o)                                  “Employee” means an individual who is classified by an Employer as a common law employee (or who would be considered a common law employee if such person was not on an authorized leave of absence).  Regardless of any subsequent determination by a court or a governmental agency that an individual should be treated as a common law employee, an individual will be considered an Employee under the Plan only if such individual has been so classified by an Employer for purposes of the Plan.  Examples of individuals who will not be considered to be Employees of an Employer include (i) consultants, (ii) leased employees as defined in Section 414(n) of the Code, (iii) individuals providing services to an Employer pursuant to a contract with a third-party, (iv) independent contractors, (v) employees of independent contractors, (vi) interns, and (vii) co-op employees.

(p)           “Employer” means the Company, or any of its Affiliates that has adopted the Plan in accordance with Section 21.4.

(q)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.  All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

(r)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)           “Fair Market Value” means the closing sale price of one share of Stock as reported on the New York Stock Exchange on the date such value is determined (or if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded).

(t)            “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

(u)           “Impaction” means the elimination of a Participant’s position by the Company, as approved by the CEO of the Company or his or her authorized designee, followed by the Company giving a Notice of Impaction to the Participant and the Participant’s subsequent Termination of Employment.

(v)            “Mental Illness” means any disorder, other than a disorder induced by alcohol or drug abuse, which impairs the behavior, emotional reaction or thought process of a person.

(w)           “Nonemployee Director” means any member of the Board who, as of the Grant Date, is not an Employee.

(x)           “Notice of Impaction” means a written notice issued by the Company, at its sole discretion, to the Participant stating that his or her position with the Company has been selected for Impaction.

(y)           “Opposite-Sex Spouse” means an individual of the opposite sex who is legally married to the Participant under the laws of the jurisdiction in which the marriage was performed or occurred.

(z)           “Option” means the right to purchase Stock at a stated price for a specified period of time.  For purposes of the Plan, an Option may be either (i) a “non-qualified stock option” (an option which is not an incentive stock option), or (ii) an “incentive stock option” within the meaning of Section 422 of the Code.

(aa)         “Participant” means any Employee or Nonemployee Director who is selected by an Employer, or the Committee (in the case of a Nonemployee Director), from time to time to participate in the Plan; provided, however, that all Employees who are selected to participate in the Plan shall be subject to approval by the CEO, in his or her sole discretion.  Notwithstanding the above, the CEO’s right to participate in the Plan shall be determined in the sole discretion of the Committee.

(bb)         “Performance-Based Award” means an Award granted to select Covered Employees pursuant to Sections 7, 8, 9 or 10 which are subject to the terms set forth in Section 12. All Performance-Based Awards are intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.

(cc)         “Performance Cash Award” means a right to receive a payment in cash as determined by the Committee.

(dd)         “Performance Criteria” means the criteria or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following:  revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; adjusted cash earnings; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; total operating cost or operating cost per unit of output (megawatt hours); the ratio of funds from operations to debt; and improvement in, attainment of or compliance with various environmental standards.  The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

(ee)         “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria.  Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate or subsidiary, or an individual.  The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(ff)           “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award granted pursuant to Sections 8, 9, or 12.

(gg)         “Performance Share” means a right to receive a payment in the form of Stock equal to the value of a Performance Share as determined by the Committee.

(hh)         “Performance Unit” means a right to receive a payment in cash or Stock or a combination thereof equal to the value of a Performance Unit as determined by the Committee.

(ii)           “Plan” means the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan as set forth in this document and as amended from time to time.  The Plan also is referred to as the “PEP” from time to time.

(jj)           “Restricted Period” means the period during which Restricted Stock or a Restricted Stock Right, Performance Share or Performance Unit is subject to restrictions pursuant to the relevant provisions of the Plan.

(kk)        “Restricted Stock” means Stock granted to a Participant that is subject to certain restrictions and to risk of forfeiture.

(ll)           “Restricted Stock Right” means the right granted to a Participant to receive Stock in the future, at no monetary cost to the Participant, the payment of which is subject to certain restrictions and to risk of forfeiture.

(mm)       “Retainer” means the annual retainer to which each Nonemployee Director is entitled, as may be determined by the Board from time to time and as in effect on the Grant Date.

(nn)         “Retirement” means Termination of Employment and attainment of:

(i)            age forty-five (45) with twenty (20) years of service;

(ii)           age fifty-five (55) with ten (10) years of service;

(iii)         age fifty-nine with one-half (59½); or

(iv)          any age with thirty (30) years of service.

In the case of a Nonemployee Director, “Retirement” means (i) a Nonemployee Director’s retirement and related resignation from the Board pursuant to the “Director Service Policy” or any equivalent policy that may be adopted or amended from time to time by the Board, or (ii) completion of the Nonemployee Director’s elected term under circumstances in which he or she is not reelected for an ensuing term for any reason other than for Cause.

(oo)         “Same-Sex Spouse” means an individual of the same sex who is legally married to the Participant under the laws of the jurisdiction in which the marriage was performed or occurred.

(pp)         “Separation from Service” means either (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons, or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is 20% or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treas. Reg. § 1.409A-1(h)(1)(ii).

A Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract).  If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period.  Whether a termination of employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

For purposes of the Plan, if a Participant performs services in more than one capacity, the Participant must have a Termination of Employment or Service in all capacities as an employee, member of the Board, independent contractor or consultant to have a Separation from Service.  Notwithstanding the foregoing, if a Participant provides services both as an employee and as a member of the Board, (i) the services provided as a member of the Board are not taken into account in determining whether the Participant has a Separation from Service as an employee under a nonqualified deferred compensation plan in which the Participant participates as an employee and that is not aggregated under Section 409A of the Code with any plan in which the Participant participates as a member of the Board, and (ii) the services provided as an employee are not taken into account in determining whether the Participant has a Termination of Employment as a member of the Board under a nonqualified deferred compensation plan in which the Participant participates as a member of the Board and that is not aggregated under Section 409A of the Code with any plan in which the Participant participates as an employee.

6.             In the case of a Nonemployee Director, “Separation from Service” means that such Director has ceased to be a member of the Board.

(qq)         “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treas. Reg. § 1.409A-1(i).  The identification date for determining whether any employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(rr)         “Spouse” means the Opposite-Sex Spouse or Same-Sex Spouse of the Participant.

(ss)         “Stock” means the Common Stock of the Company, no par value.

(tt)           “Stock Appreciation Right” or “SAR” means the right to receive a payment in Stock from the Company equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over a specified price fixed by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the Grant Date.  In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

(uu)         “Termination of Employment” means, in the context of an Award that is subject to the requirements of Section 409A of the Code, a “Separation from Service”.  In the case of any other Award, “Termination of Employment” will be given its natural meaning.

(vv)          “Termination of Service” means, in the context of an Award that is subject to the requirements of Section 409A of the Code, a “Separation from Service”.  In the case of any other Award, “Termination of Service” will mean the termination of a Nonemployee Director’s service on the Board.

(ww)        “Year of Service” for purposes of this Plan shall have the same meaning as set forth in the PNM Resources, Inc. Employees’ Retirement Plan, as it may be amended from time to time (the “ERP”), and shall include service with a predecessor organization as provided in the ERP.

2.2          Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in this Plan document will include the feminine gender, the singular will include the plural, and the plural will include the singular.

SECTION 3
ELIGIBILITY AND PARTICIPATION

Awards may be made only to those Participants who are Employees of an Employer or Nonemployee Directors on the Grant Date of the Award.

SECTION 4
ADMINISTRATION

4.1          Administration.  The Committee shall be responsible for the administration of the Plan.  The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.  Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2          Awards.  The Committee shall have the authority, in its sole discretion, to determine the Participants who are entitled to receive Awards under the Plan, the types of Awards, the times when Awards shall be granted, the number of Awards, the purchase price or exercise price, if any, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, the form of each Award Agreement, which need not be the same for each Participant, and the other terms and provisions of any Award (which need not be identical).  The Committee shall have the authority to modify existing Awards, subject to Section 17 of this Plan.  Notwithstanding the foregoing, the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards or to reprice any previously granted Option.

4.3          Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine.

4.4          Claims.  Any claim relating to an Award granted under this Plan shall be submitted to the Committee or its designee.  The Committee shall render a written decision and, if there is an adverse determination with respect to the claim, either in whole or in part, the decision will set forth the basis for the determination.  If the Committee does not render a decision within one hundred and twenty (120) days, the claim shall be deemed denied.

SECTION 5
STOCK SUBJECT TO THE PLAN

5.1          Number.  The total number of shares of Stock subject to all Awards under the Plan may not exceed 12,343,0001, subject to adjustment upon occurrence of any of the events indicated in Section 5.3.  The number of shares of Stock subject to Restricted Stock, Restricted Stock Right, Performance Share and Performance Unit Awards may not exceed 1,560,000, subject to adjustment upon occurrence of any of the events indicated in Section 5.3.  The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

5.2          Availability of Stock for Grant.  Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires, lapses for any reason, or is paid in cash, any Stock subject to or surrendered for such Award will again be Stock available for the grant of an Award.  The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.  Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.

5.3          Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.  Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code.  Further, with respect to any Option or Stock Appreciation Right that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment pursuant to this Section 5.3 shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

5.4          Annual Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in this Plan document to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant during any of the Company’s fiscal years with respect to one or more Awards shall be five hundred thousand (500,000).

SECTION 6
DURATION OF THE PLAN

The Plan shall remain in effect, subject to the Board’s right to amend or terminate the Plan at any time pursuant to Section 17, until all Awards issued under the Plan expire, terminate,  are exercised or are paid in full in accordance with the provisions of the Plan and any Award Agreement.  However, no Award may be granted under the Plan after May 18, 2019.  Any Awards granted under the Plan prior to May 19, 2019 shall continue in effect until they expire, terminate, are exercised or are paid in full in accordance with the terms of the Plan and the Award Agreement for such Awards.

SECTION 7
STOCK OPTIONS

7.1          Grant of Options.  Subject to the provisions of Sections 5 and 6 and this Section 7, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Options granted to each Participant.  The Committee may grant any type of Option that is permitted by law at the time of grant except discounted options.  To

1  As of February 27, 2009, (a) 2,940,594 shares have been issued upon exercise or vesting of awards under the Plan and (b) 4,201,985 shares are subject to outstanding awards under the Plan and not otherwise forfeited or cancelled.

the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant in any calendar year (under this Plan and any other plans of the Company) exceeds the limitations set forth in Section 422(d) of the Code, as amended, such Options shall not be deemed incentive stock options.  In determining which Options may be treated as non-qualified options under the preceding sentence, Options will be taken into account in the order of their Grant Dates.  No incentive stock option may be granted to any person who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.  Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts which exceed the maximum established by Section 422 of the Code.  No Options may be granted later than ten (10) years from the Effective Date.

7.2          Exercise Price.  No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of  Stock on the Grant Date.

7.3          Duration of Options.  Each Option shall expire at such time or times as the Committee shall determine at the time it is granted; provided, however, that all Options shall lapse and no longer be exercisable no later than ten (10) years from the Grant Date.

7.4          Exercisability of Options.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.  During a Participant’s lifetime, an incentive stock option may be exercised only by the Participant.

7.5          No Obligations to Exercise Options.  The granting of an Option will impose no obligation upon the Participant to exercise such Option.

7.6          Payment.  The purchase price of Stock upon exercise of any Option shall be paid in full either (a) in cash, (b) in previously-acquired Stock (through actual tender or by attestation) held for more than six (6) months, valued at its Fair Market Value on the date of exercise, or (c) by a combination thereof as determined by the Committee.  The Committee in its sole discretion also may permit a Participant to make payment of the purchase price upon exercise of any Option through (d) a broker-assisted “cashless” exercise arrangement by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price; or (e) a “net-issuance” as permitted pursuant to any policy determined by the Committee.  The proceeds from payment of exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

7.7          Delivery of Shares.  Within an administratively reasonable period of time after the exercise of an Option, and the payment of the full exercise price, and the satisfaction of all withholding obligations incurred pursuant to such exercise, the Participant shall receive a Stock certificate evidencing his or her ownership of such Stock.  A Participant shall have none of the rights of a shareholder with respect to Options until the record date of the Stock purchase.  No adjustment will be made for dividends or other rights for which the record date is prior to the date such Stock certificate is issued in the Participant’s name.

SECTION 8
RESTRICTED STOCK RIGHTS AND RESTRICTED STOCK

8.1          Grant of Restricted Stock Rights and Restricted Stock.  Subject to the provisions of Sections 5 and 6, and this Section 8, the Committee, at any time and from time to time, may grant Restricted Stock Rights or Restricted Stock to such Participants and in such amounts as it shall determine.

8.2          Restricted Stock Rights.

(a)           Voting Rights.  During the Restricted Period, Participants holding the Restricted Stock Rights granted hereunder shall have no voting rights with respect to the shares subject to such Restricted Stock Rights prior to the issuance of such shares pursuant to the Plan.

(b)           Dividend Equivalents and Other Distributions.  During the Restricted Period, at the discretion of the Committee, Participants holding Restricted Stock Rights may be entitled to receive dividend equivalents and other distributions paid with respect to those Rights while they are so held.  Any dividend equivalents or other distributions to which a Participant may be entitled pursuant to this Subsection 8.2(b) shall be payable in accordance with the requirements of Section 409A of the Code (or an applicable exception thereto) to the extent Section 409A of the Code applies to such dividend equivalents or other distributions.

(c)           Form and Timing of Payment.  Payment for any vested Restricted Stock Rights Award issued pursuant to this Section shall be made in one lump sum payment of shares of Stock.  As a general rule, the shares payable under any Restricted Stock Rights Award will be issued to the Participant within ninety (90) days following the date on which the Restricted Stock Rights vest.  Such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. § 1.409A-3(a)(4).  Restricted Stock Rights that vest upon a Participant’s Termination of Employment for the reasons described in Section 13.1 shall be payable at the times described in Section 13.1.

(d)           Conforming Amendment to Existing Restricted Stock Rights Award Agreements.  The Award Agreement for any Restricted Stock Rights Award issued prior to January 1, 2009 and that was outstanding as of January 1, 2009 was automatically amended to the extent necessary to provide for payment as described in this Section 8.2 or in Sections 13.1 or 13.2, as applicable, without any further action by the Company or the Participant.

8.3          Grant of Restricted Stock.

(a)           Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(b)           Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Restricted Stock Award or thereafter, upon Termination of Employment during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(c)           Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

SECTION 9
PERFORMANCE SHARE, PERFORMANCE UNIT
AND PERFORMANCE CASH AWARDS

9.1          Grant of Performance Shares or Performance Units.  Subject to the provisions of Sections 5 and 6 and this Section 9, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant.

9.2          Value of Performance Shares and Performance Units.  Each Performance Share and each Performance Unit shall have a value determined by the Committee at the time of grant.  The Committee shall set goals (including Performance Goals) for a particular period (including a Performance Period) in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Share or Performance Unit to the Participant.

9.3          Form and Timing of Payment.

(a)           General Rule.  Payment for vested Performance Shares shall be made in Stock.  Payment for vested Performance Units shall be made in cash, Stock or a combination thereof as determined by the Committee.  All payments for Performance Shares and Performance Units shall be made in a lump sum.  As a general rule, payment for vested Performance Shares or Performance Units shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.  Performance Shares and Performance Units that vest upon a Participant’s Termination of Employment for the reasons described in Section 13.1 shall be payable at the times described in Section 13.1.

(b)           Conforming Amendment to Existing Performance Share or Performance Unit Award Agreements.  The Award Agreement for any Performance Share or Performance Unit Award that was issued prior to January 1, 2009 and that was outstanding as of January 1, 2009 was automatically amended to the extent necessary to provide for payment as described in this Section 9.3, or in Sections 13.1 or 13.2, as applicable, without any further action by the Company or the Participant.

9.4          Performance Cash Awards.  Performance Cash Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee.  A Performance Cash Award will grant to the Participant the right to receive an amount of cash depending on the satisfaction of any one or more goals (including Performance Goals) during a particular period (including a Performance Period), as determined by the Committee.  The Committee shall have complete discretion to determine the amount of any Performance Cash Award granted to a Participant.  Payment for vested Performance Cash Awards will be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Cash Award ends.

SECTION 10
STOCK APPRECIATION RIGHTS

10.1        Grant of Stock Appreciation Rights.  Subject to the provisions of Sections 5 and 6 and this Section 10, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised.  Alternatively, SARs may be granted independently of Options.

10.2        Exercisability of SARs.  SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than ten (10) years from the Grant Date.

10.3        Exercise of SARs.  Upon exercise of the SAR or at a fixed date after all or part of the SAR becomes exercisable, the Participant shall be entitled to receive payment of an amount determined by multiplying:

(a)           The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the Grant Date, which shall not be less than the Fair Market Value of a share of Stock at the Grant Date, by

(b)           The number of shares with respect to which the SAR is exercised.

10.4        Form and Timing of Payment.  Payment for SARs shall be made in Stock and shall be payable at the time specified in the Award Agreement for such SARs.

SECTION 11
NONEMPLOYEE DIRECTOR RETAINER GRANTS

11.1        Payment of Retainer.  The Retainer is payable in cash or Awards, as determined by the Board in the exercise of its discretion.  The Board’s determination of the combination of cash and Awards payable to each Nonemployee Director need not be uniform.  To the extent the Retainer payable to any Nonemployee Director under this Section 11 is considered “non-qualified deferred compensation” that is subject to the requirements of Section 409A of the Code, the Retainer shall be paid in accordance with the provisions of Section 409A of the Code and any regulations promulgated thereunder or an exception thereto.

11.2        Grant Date.  Unless the Board or Committee determines otherwise, the Grant Date for Awards and distribution of cash to Non-Employee Directors shall be each Annual Meeting Date.

11.3        Term of Awards.  Subject to the limitations set forth in this Plan, Awards granted to Nonemployee Directors shall be subject to such terms and conditions as set forth in each Award Agreement as determined by the Committee in its sole discretion.

11.4        Termination of Service.

(a)           Nonvested Awards.  If a Nonemployee Director holds any nonvested Awards upon his or her Termination of Service as a Nonemployee Director due to death, Disability, Retirement, or Change in Control, all such nonvested Awards shall become one hundred percent (100%) vested.  Upon a Non-Employee Director’s Termination of Service as a Nonemployee Director for any reason other than death, Disability, Retirement, or Change in Control, all nonvested Awards shall be canceled.

(b)           Vested Awards.  If a Nonemployee Director holds any vested Awards upon a Termination of Service as a Nonemployee Director for any reason other than for Cause, the vested Award shall be exercisable on or before the earlier of:  (i) one (1) year following the Termination of Service, or (ii) the tenth (10th) anniversary date of the Grant Date of the Award.  Upon a Non-Employee Director’s Termination of Service for Cause, all vested Awards shall be canceled.

SECTION 12
PERFORMANCE-BASED AWARDS

12.1        Grant of Performance-Based Awards.  Options granted to Covered Employees pursuant Section 7 and SARs granted to Covered Employees pursuant to Section 10 should, by their terms, qualify for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code.  The Committee, in the exercise of its complete discretion, also may choose to qualify some or all of the Restricted Stock Rights or Restricted Stock Awards granted to Covered Employees pursuant to Sections 8 and/or some or all of the Performance Share, Performance Units or Performance Cash Awards granted to Covered Employees pursuant to Section 9 for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code.  If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance-Based Award to the Covered Employee and the provisions of this Section 12 shall control over any contrary provision contained in Sections 8 or 9.  If the Committee concludes that a particular Award to a Covered Employee should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code and the provisions of this Section 12 shall not apply.

12.2        Applicability.  This Section 12 shall apply only to Awards to those Covered Employees selected by the Committee to receive Performance-Based Awards.  The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

12.3        Committee Discretion with Respect to Performance-Based Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company, an Affiliate, a subsidiary or any division or business unit thereof or the Participant or any group of Participants.

12.4        Establishment of Performance Goals.  The Performance Goals for any Performance-Based Award granted pursuant to this Section 12 shall be established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (a) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (b) in no event will the Committee establish the Performance Goals for any Performance-Based Award after twenty-five percent (25%) of the Performance Period for such Award has elapsed.

12.5        Performance Evaluation; Adjustment of Goals.  At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period:

(a)           Judgments entered or settlements reached in litigation;

(b)           The write down of assets;

(c)           The impact of any reorganization or restructuring;

(d)           The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

(e)           Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10 K, as the case may be, for the applicable year;

(f)            The impact of any mergers, acquisitions, spin-offs or other divestitures; and

(g)           Foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code.  The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

12.6        Payment of Performance-Based Awards.  Unless otherwise provided in the relevant Award Agreement, a Participant must be an Employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such Performance Period are achieved.

The degree of payout of a Performance-Based Award shall be determined based upon the written certification of the Committee as to the extent to which the Performance Goals and any other material terms and conditions precedent to such payment have been satisfied.  The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished Performance Goals.  Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award.  The Committee shall retain the sole discretion to adjust the Performance Goals upward (thus reducing any potential payment), or to otherwise reduce the amount payable with respect to any Performance-Based Award.

12.7        Maximum Award Payable.  In accordance with Section 5.4, the maximum Performance-Based Award (other than a Performance Cash Award) payable to any one participant for a Performance Period is five hundred thousand (500,000) shares of Stock or the equivalent cash value.  The maximum Performance Cash Award payable to any one Participant for any Performance Period is five hundred thousand (500,000) times the Fair Market Value of a share of Stock on the date on which the Performance Period begins.

SECTION 13
TERMINATION OF EMPLOYMENT

13.1        Termination of Employee’s Employment Due to Death, Disability, Retirement, Impaction or Change in Control.

(a)           Nonvested Awards.

(i)         Options and SARs.  If a Participant holds any nonvested Options or SARs upon a Termination of Employment due to death, Disability, Retirement, Impaction, or Change in Control, all such nonvested Options or SARs shall become one hundred percent (100%) vested.  Such vested Options or SARs shall be exercisable on or before the earlier of (1) three (3) years following the Termination of Employment, or (2) the tenth (10th) anniversary date of the Grant Date for the Options or SARs.

(ii)       Incentive Stock Options.  Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).

(iii)      Restricted Stock Rights.  If a Participant holds any nonvested Restricted Stock Rights upon a Separation from Service due to death, Disability, Retirement, Impaction or Change in Control, such nonvested Restricted Stock Rights shall vest and become payable as follows:

(1)        Restricted Stock Rights Subject To Restrictions Based On Meeting Service Requirements. If the Restricted Stock Rights are subject to restrictions based on meeting certain service requirements, the Restricted Stock Rights shall become one hundred percent (100%) vested upon the Participant’s Separation from Service.  The shares of Stock payable pursuant to such Award will be issued to the Participant within ninety (90) days following the date of the Participant’s Separation from Service.  Such payment is intended to be made upon the Participant’s Separation from Service pursuant to Treas. Reg. § 1.409A-3(a)(1).  Accordingly, if the Participant is a Specified Employee on the date on which any Restricted Stock Rights become payable pursuant to this Subsection 13.1(a)(iii)(1), the six (6) month delay described in Subsection 20.3 shall apply.

(2)        Restricted Stock Rights Subject To Restrictions Based On Meeting Performance Requirements.  If the Restricted Stock Rights are subject to restrictions based on meeting certain performance requirements, a pro rata portion of the Restricted Stock Rights Award shall vest at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement.  The payment to which the Participant is entitled for the pro rata portion of the vested Restricted Stock Rights Award shall be based on the number of full months included in the Performance Period as of the date of the Participant’s Separation from Service compared to the number of full months included in the Performance Period.  The Participant’s pro rata portion of the shares of Stock payable pursuant to such Restricted Stock Rights Award will be issued to the Participant within ninety (90) days following the termination of the Performance Period described therein.  Such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. § 1.409A-3(a)(4).

(3)        Restricted Stock Rights Subject to Restrictions Based on Meeting Performance Requirements and Service Requirements.  Certain Restricted Stock Rights granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Restricted Stock Rights payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Restricted Stock Rights.  If the Participant’s Separation from Service due to death, Disability, Retirement, Impaction or Change in Control occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting performance requirements, the Participant’s Restricted Stock Rights shall vest and become payable as described in Subsection 13.1(a)(iii)(2).  If such Separation from Service occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting service requirements, the Participant’s Restricted Stock Rights shall vest and become payable as described in Subsection 13.1(a)(iii)(1).

(iv)       Performance Shares and Performance Units.  If a Participant holds any nonvested Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or Change in Control, such nonvested Performance Shares or Performance Units shall vest and become payable as follows:

(1)        Performance Shares and Performance Units Subject to Restrictions Based On Meeting Service Requirements.  If the restriction is based on meeting certain service requirements, the Performance Shares or Performance Units shall become one hundred percent (100%) vested at Termination of Employment.  Payment for such vested Performance Shares or Performance Units shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.

(2)        Performance Shares and Performance Units Subject To Restrictions Based On Meeting Performance Requirements.  If the restriction is based on meeting certain Performance Goals, a pro rata portion of such Award shall vest at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement.  The payment to which the Participant is entitled for the pro rata portion of the vested Performance Share or Performance Unit Award shall be based on the number of full months included in the Performance Period as of the date of the Participant’s Termination of Employment compared to the number of full months included in the Performance Period.  Such payment shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.

(v)        Restricted Stock and Performance Cash Awards.  If a Participant holds any nonvested Restricted Stock or Performance Cash Awards upon a Termination of Employment due to death, Disability, Retirement, Impaction or Change in Control, the vesting of the Restricted Stock or Performance Cash Awards upon such Termination of Employment shall be determined in accordance with the terms of the Award Agreements for such Awards.

(b)           Vested Awards.

(i)         Options and SARs.  If a Participant holds any vested Options or SARs upon a Termination of Employment due to death, Disability, Retirement, Impaction or Change in Control, such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) years following the Termination of Employment or (2) the tenth (10th) anniversary date of the Grant Date of the Options or SARs.

(ii)       Incentive Stock Options.  Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).

(iii)      Restricted Stock Rights.  If a Participant holds any vested, but not yet paid, Restricted Stock Rights upon a Separation from Service due to death, Disability, Retirement, Impaction or Change in Control, such Restricted Stock Rights will be payable in accordance with the provisions of Section 8.2.

(iv)       Performance Shares and Performance Units.  If a Participant holds any vested, but not yet paid, Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or Change in Control, such Performance Shares or Performance Units will be payable in accordance with the provisions of Section 9.3.

(v)        Restricted Stock and Performance Cash Awards.  If a Participant holds any vested, but not yet paid, Restricted Stock or Performance Cash Awards upon a Termination of Employment due to death, Disability, Retirement, Impaction or Change in Control, the payment of such Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Agreements for such Awards.

13.2        Voluntary Termination or Involuntary Termination of Employment For Reasons Other Than Impaction or Cause.

(a)           Nonvested Awards.  If a Participant holds any nonvested Options, SARs, Restricted Stock Rights, Performance Share or Performance Unit Awards upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, all such nonvested Awards shall be canceled and the Participant shall forfeit such Awards.  If a Participant holds any nonvested Restricted Stock or Performance Cash Awards upon a Termination of Employment described in the preceding sentence, the cancellation, forfeiture, vesting or payment of such Awards shall be determined in accordance with the terms of the Award Agreements for such Awards.

(b)           Vested Awards.

(i)         Options and SARs.  If a Participant holds any vested Options or SARs upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) months following the termination date or (2) the tenth (10th) anniversary of the Grant Date of the Options or SARs.

(ii)       Incentive Stock Options.  Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).

(iii)      Restricted Stock Rights. If a Participant holds any vested, but not yet paid, Restricted Stock Rights upon a voluntary or involuntary Separation from Service for reasons other than Impaction or Cause, such Restricted Stock Rights will be payable in accordance with the provisions of Section 8.2.

(iv)       Performance Shares and Performance Units.  If a Participant holds any vested, but not yet paid, Performance Shares or Performance Units upon a voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, such Performance Shares or Performance Units will be payable in accordance with the provisions of Section 9.3.

(v)        Restricted Stock and Performance Cash Awards.  If a Participant holds any vested, but not yet paid, Restricted Stock or Performance Cash Awards upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, the payment of such Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Agreements for such Award.

13.3        Termination of Employment for Cause.  If a Participant holds any Awards, whether vested or nonvested, all Awards shall terminate immediately and shall be forfeited upon a Termination of Employment for Cause.

13.4        Disposition of Vested Awards Upon Death.  If a Participant dies without having fully exercised his or her vested Awards, the estate or beneficiary, if such designation was made for purposes of the Plan, shall have the right to exercise the Awards pursuant to the terms and conditions contained herein.

13.5        Discretion of Committee.  Notwithstanding the above, subject to Section 17 of the Plan, the Committee may, at any time and in its sole discretion, alter the vesting and exercise provisions described in this Section 13 for all or any portion of an Award granted under the Plan, provided that the Committee will not take any action pursuant to this Section 13.5 that will cause payment of any Award to violate the provisions of Section 409A of the Code.

13.6        Transfer to Affiliate.

(a)           Transfer of Employer to Affiliate.  If a Participant is employed by an Employer and ownership of the Employer is transferred to an Affiliate, the Participant will not be treated as having incurred a Termination of Employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan pursuant to Section 21.4.

(b)           Transfer of Participant to Non-adopting Affiliate.  If a Participant leaves the employ of an Employer to become employed by an Affiliate, the Participant will not be treated as having incurred a Termination of Employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan pursuant to Section 21.4.

SECTION 14
NON-TRANSFERABILITY

14.1        General.  The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan.  Unless otherwise determined by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a Spouse or, if applicable, until the termination of any Restricted Period or Performance Period as determined by the Committee.

14.2        Beneficiaries.  Notwithstanding Section 14.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

14.3        Stock Certificates.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

SECTION 15
EMPLOYER DISCRETION

15.1        Employment.  Nothing in the Plan shall interfere with or limit in any way the right of any Employer to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Employer.

15.2        Participant.  No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

15.3        No Rights To Awards.  No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

SECTION 16
SUBSTITUTION OF AWARDS

16.1        Any Award may be granted under this Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an Employee of an Employer or a Nonemployee Director as the result of a merger, consolidation or reorganization of the corporation with an Employer, or the acquisition by an Employer of the assets of the corporation, or the acquisition by an Employer of stock of the corporation as the result of which such corporation becomes a subsidiary of an Employer.  The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.  However, in the event that the Award for which a substitute Award is being granted is an incentive stock option, no variation shall adversely affect the status of any substitute Award as an incentive stock option under the Code.  In addition, in the event that the Award for which a substitute Award is being granted is a nonstatutory stock option or a SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, no variation shall adversely affect the status of any substitute Award under the stock rights exception to Section 409A of the Code.

SECTION 17
AMENDMENT, MODIFICATION, AND TERMINATION

The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed.  Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan.  No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the holder thereof (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).  Except as provided in Section 5.3, neither the Board, the CEO nor the Committee may, without the approval of the shareholders, (a) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan (other than any adjustment as provided in Section 5.3); (c) grant Options with an exercise price that is below Fair Market Value on the date of grant; (d) reprice previously granted Options or SARs; or (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price for the original Option or SAR.  Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 20.3.

SECTION 18
TAX WITHHOLDING

18.1        Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan.  To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.

18.2        Form of Payment.  To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (a) using already owned shares that have been held by the Participant for at least six (6) months; (b) a broker-assisted “cashless” transaction; or (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the required minimum statutory withholding amount.

18.3        Tax Upon Disposition of Shares Subject to § 422 Restrictions.  In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order (as defined by the Code or Title I of ERISA) in favor of a Spouse, or the rules thereunder, or any like transfer) of any shares of Stock of the Company that are deemed to have been purchased by the Participant pursuant to an incentive stock option and that the Participant acquired within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares of Stock, the Participant will notify the secretary of the Company of such disposition no later than fifteen (15) days following the date of the disposition.  Such notification shall include the date or dates of the disposition, the number of shares of Stock of which the Participant disposed, and the consideration received, if any, for such shares of Stock.  If the Company so requests, the Participant shall forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

SECTION 19
INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

SECTION 20
REQUIREMENTS OF LAW

20.1        Requirements of Law.  The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan.  If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

20.2        Governing Law.  The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of New Mexico.

The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

20.3        Section 409A of the Code.  Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Rights Awards, Performance Share Awards, Performance Unit Awards and Performance Cash Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code.  If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan will comply with and meet the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as the Company believes are necessary to assure compliance with Section 409A of the Code or an exception thereto.  An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury.  To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee.  Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

If, at the time of a Participant’s Separation from Service, the Company has any stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death).  Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code.  If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions.  In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

20.4        Securities Law Compliance.  With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

20.5        Restrictions.  The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.

SECTION 21
GENERAL PROVISIONS

21.1        Funding.  The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan.  Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder.  The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

21.2        No Shareholders Rights.  No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

21.3        Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

21.4        Adoption by Affiliates.  An Affiliate, by action of its board of directors, may adopt the Plan with respect to its Employees only with the approval of the Board.  Notwithstanding any provision to the contrary, an Affiliate of the Company that adopted a prior version of the Plan will be deemed to have adopted this amended and restated Plan.

(a)           Except as otherwise clearly indicated by the context “Company” as used herein shall include each Affiliate that has adopted this Plan in accordance with this Section 21.4.

(b)           By adopting the Plan, each participating Affiliate shall be deemed to have agreed to:

(i)         Assume the obligations and liabilities imposed upon it by the Plan with respect to the its Employees;

(ii)       Comply with all of the terms and provisions of the Plan;

(iii)      Delegate to the Committee the power and responsibility to administer the Plan with respect to the Affiliate’s Employees;

(iv)       Delegate to PNM Resources the full power to amend or terminate the Plan with respect to the Affiliate’s Employees; and

(v)        Be bound by any action taken by PNM Resources pursuant to the terms and provisions of the Plan, regardless of whether such action is taken with or without the consent of the Affiliate.

(c)           Any Affiliate that has adopted this Plan for the benefit of its Employees may terminate its adoption of the Plan by action of its board of directors and timely providing notice to PNM Resources of such termination.

(d)           The Company and each participating Affiliate shall bear the costs and expenses of providing benefits to their respective Employees who are Participants.  Such costs and expenses shall be allocated among PNM Resources’ Affiliates in accordance with agreements entered into between PNM Resources and any participating Affiliate, or in the absence of such an agreement, procedures adopted by the PNM Resources.

PNM RESOURCES, INC.

Date: May 19, 2009	By	/s/ Alice A. Cobb
Alice A. Cobb
Senior Vice President and Chief
Administrative Officer

FIRST AMENDMENT

TO THE

PNM RESOURCES, INC.

SECOND AMENDED AND RESTATED

OMNIBUS PERFORMANCE EQUITY PLAN

PNM Resources, Inc. (the “Company”) previously established the “PNM Resources, Inc. Omnibus Performance Equity Plan” (the “Plan”).  The Plan has been revised on a number of occasions and was most recently amended and restated in its entirety effective as of May 19, 2009 by the adoption of the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan.  By this instrument, the Company wishes to amend the Plan to increase the total number of shares available for issuance under the Plan as Restricted Stock, Restricted Stock Rights, Performance Shares and Performance Unit Awards and to make other technical changes to bring the Plan into agreement with current ISS proxy voting guidelines.

1.                                       This First Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2011 Annual Meeting.

2.                                       Section 4.2 (Administration – Awards) of the Plan is hereby amended and restated in its entirety to read as follows:

4.2                               Awards.  The Committee shall have the authority, in its sole discretion, to determine the Participants who are entitled to receive Awards under the Plan, the types of Awards, the times when Awards shall be granted, the number of Awards, the purchase price or exercise price, if any, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, the form of each Award Agreement, which need not be the same for each Participant, and the other terms and provisions of any Award (which need not be identical).  The Committee shall have the authority to modify existing Awards, subject to Section 17 of this Plan.  Notwithstanding the foregoing, the Committee will not have the authority to (i) accelerate the vesting or waive the forfeiture of any Performance-Based Awards, or (ii) amend or adjust the terms of any outstanding Award to reduce the exercise price or purchase price of any outstanding Award, including any Option or SAR or cancel any outstanding Option or SAR in exchange for cash or any other Award or in exchange for any other Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR without the approval of the Company’s shareholders, other than an adjustment upon occurrence of any of the events indicated in Section 5.3.

3.                                       Section 5.1 (Stock Subject to Plan – Number) of the Plan is hereby amended and restated in its entirety to read as follows:

5.1                               Number.  The total number of shares of Stock subject to all Awards under the Plan may not exceed 12,343,000, subject to adjustment upon occurrence of any of the events indicated in Section 5.3.  The number of shares of Stock subject to Restricted Stock, Restricted Stock Right, Performance Share and Performance Unit Awards may not exceed 3,240,000, subject to adjustment upon occurrence of any of the events indicated in Section 5.3.  The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

4.                                       Section 14.1 (Non-Transferability – General) of the Plan is hereby amended by replacing the first sentence thereof:

The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under Plan, provided that in no event may an Award be transferred for value or consideration.

5.                                       This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

IN WITNESS WHEREOF, PNM Resources, Inc. has caused this First Amendment to be executed as of this 17th day of May, 2011.

PNM RESOURCES, INC.

By:	/s/ P. K. Collawn
Its: President and Chief Executive Officer

SECOND AMENDMENT
TO THE
PNM RESOURCES, INC. SECOND AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN

PNM Resources, Inc. (the “Company”) previously established the PNM Resources, Inc. Omnibus Performance Equity Plan, which was most recently amended and restated in its entirety effective as of May 19, 2009 by the adoption of the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan (the “Plan”).  The Plan was then amended by the First Amendment.  By the adoption of this Second Amendment the Company wishes to amend the Plan to adopt, as a general rule, a “double trigger” Change in Control vesting or acceleration approach.

1.               This Second Amendment is effective with respect to any Awards made pursuant to the PNM Resources, Inc. 2012 Long-Term Incentive Plan and March 21, 2012 with respect to any other Awards.

2.               Section 2.1 (Definitions) is hereby amended by adding the following new definitions to the end thereof:

(xx)                      “Constructive Termination” means, without a Participant’s express written consent, the occurrence during the Protection Period of any of the following circumstances, subject to the exceptions and modifications noted below:

(i)                               The failure to elect or reelect or otherwise to maintain the Participant in the office or the position, or a substantially equivalent or better office or position, of or with the Company and/or an Affiliate, as the case may be, which the Participant held immediately prior to a Change in Control, or the removal of the Participant as a member of the Board of Directors of the Company (or any successor thereto) if the Participant was a Director of the Company immediately prior to the Change in Control;

(ii)                            A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Affiliate which the Participant held immediately prior to a Change in Control;

(iii)                         A fifteen percent (15%) or more reduction in the aggregate of the Participant’s base salary and Officer Annual Incentive Plan award opportunity (calculated at the target level of performance) received from the Company and any Affiliate;

(iv)                        A requirement that the Participant’s principal location of work be changed to any location that is in excess of 35 miles from the location thereof immediately prior to the Change in Control; or

(v)                            Without limiting the generality or effect of the foregoing, any material breach of the PNM Resources, Inc. Officer Retention Plan, as it may be amended from time to time.

A Participant must provide a written notice of termination to the Company of the existence of the Constructive Termination condition described in paragraphs (i)-(v) above within ninety (90) days of the initial existence of the condition.

Notwithstanding anything to the contrary, an event described in paragraphs (i)-(v) above will not constitute Constructive Termination if, within thirty (30) days after the Participant gives the Company the notice of termination specifying the occurrence or existence of an event that the Participant believes constitutes Constructive Termination, the Company has fully corrected (or reversed) such event.

(yy)                      “Officer Annual Incentive Plan” means the PNM Resources, Inc. Officer Annual Incentive Plan, or a similar plan that is designed to provide incentive compensation on an annual or shorter basis, as in effect at the relevant time.

(zz)                      “Protection Period” means the period beginning with the date on which a transaction closes, or an event occurs, which results in a Change in Control and ending twenty-four (24) months thereafter.

(aaa)                “Qualifying Change in Control Termination” means, in the context of any Participant other than a Nonemployee Director, a Participant’s Termination of Employment during the Protection Period due to:  (i) a termination of employment by the Company for any reason other than Cause, death or Disability; or (ii) a termination of employment by the Participant due to Constructive Termination.

3.               Article 13 (Termination of Employment) is hereby amended and restated in its entirety to read as follows:

SECTION 13
TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL

13.1                        Termination of Employee’s Employment Due to Death, Disability, Retirement, Impaction or Qualifying Change in Control Termination.

(a)                  Nonvested Awards.

(i)                                    Options and SARs.  If a Participant holds any nonvested Options or SARs upon a Termination of Employment due to death, Disability, Retirement, Impaction, or a Qualifying Change in Control Termination, all such nonvested Options or SARs shall become one hundred percent (100%) vested.  Such vested Options or SARs shall be exercisable on or before the earlier of (1) three (3) years following the Termination of Employment, or (2) the tenth (10th) anniversary date of the Grant Date for the Options or SARs.

(ii)                                Incentive Stock Options.  Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).

(iii)                            Restricted Stock Rights.  If a Participant holds any nonvested Restricted Stock Rights upon a Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such nonvested Restricted Stock Rights shall vest and become payable as follows:

(1)                                 Restricted Stock Rights Subject To Restrictions Based On Meeting Service Requirements.  If the Restricted Stock Rights are subject to restrictions based on meeting certain service requirements, the Restricted Stock Rights shall become one hundred percent (100%) vested upon the Participant’s Separation from Service.  The shares of Stock payable pursuant to such Award will be issued to the Participant within ninety (90) days following the date of the Participant’s Separation from Service.  Such payment is intended to be made upon the Participant’s Separation from Service pursuant to Treas. Reg. § 1.409A-3(a)(1).  Accordingly, if the Participant is a Specified Employee on the date on which any Restricted Stock Rights become payable pursuant to this Subsection 13.1(a)(iii)(1), the six (6) month delay described in Subsection 20.3 shall apply.

(2)                                 Restricted Stock Rights Subject To Restrictions Based On Meeting Performance Requirements.  If the Restricted Stock Rights are subject to restrictions based on meeting certain performance requirements, a pro rata portion of the Restricted Stock Rights Award shall vest at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement.  The payment to which the Participant is entitled for the pro rata portion of the vested Restricted Stock Rights Award shall be based on the number of full months included in the Performance Period as of the date of the Participant’s Separation from Service compared to the number of full months included in the Performance Period.  The Participant’s pro rata portion of the shares of Stock payable pursuant to such Restricted Stock Rights Award will be issued to the Participant within ninety (90) days following the termination of the Performance Period described therein.  Such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. § 1.409A-3(a)(4).

(3)                                 Restricted Stock Rights Subject to Restrictions Based on Meeting Performance Requirements and Service Requirements.  Certain Restricted Stock Rights granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Restricted Stock Rights payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Restricted Stock Rights.  If the Participant’s Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting performance requirements, the Participant’s Restricted Stock Rights shall vest and become payable as described in Subsection 13.1(a)(iii)(2).  If such Separation from Service occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting service requirements, the Participant’s Restricted Stock Rights shall vest and become payable as described in Subsection 13.1(a)(iii)(1).

(iv)                               Performance Shares and Performance Units.  If a Participant holds any nonvested Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such nonvested Performance Shares or Performance Units shall vest and become payable as follows:

(1)                                 Performance Shares and Performance Units Subject to Restrictions Based On Meeting Service Requirements.  If the restriction is based on meeting certain service requirements, the Performance Shares or Performance Units shall become one hundred percent (100%) vested at Termination of Employment.  Payment for such vested Performance Shares or Performance Units shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.

(2)                                 Performance Shares and Performance Units Subject To Restrictions Based On Meeting Performance Requirements.  If the restriction is based on meeting certain Performance Goals, a pro rata portion of such Award shall vest at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement.  The payment to which the Participant is entitled for the pro rata portion of the vested Performance Share or Performance Unit Award shall be based on the number of full months included in the Performance Period as of the date of the Participant’s Termination of Employment compared to the number of full months included in the Performance Period.  Such payment shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.

(v)                                   Restricted Stock and Performance Cash Awards.  If a Participant holds any nonvested Restricted Stock or Performance Cash Awards upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, the vesting of the Restricted Stock or Performance Cash Awards upon such Termination of Employment shall be determined in accordance with the terms of the Award Agreements for such Awards.

(b)                     Vested Awards.

(i)                        Options and SARs.  If a Participant holds any vested Options or SARs upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) years following the Termination of Employment or (2) the tenth (10th) anniversary date of the Grant Date of the Options or SARs.

(ii)                    Incentive Stock Options.  Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).

(iii)                Restricted Stock Rights.  If a Participant holds any vested, but not yet paid, Restricted Stock Rights upon a Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such Restricted Stock Rights will be payable in accordance with the provisions of Section 8.2.

(iv)                   Performance Shares and Performance Units.  If a Participant holds any vested, but not yet paid, Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such Performance Shares or Performance Units will be payable in accordance with the provisions of Section 9.3.

(v)                       Restricted Stock and Performance Cash Awards.  If a Participant holds any vested, but not yet paid, Restricted Stock or Performance Cash Awards upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, the payment of such Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Agreements for such Awards.

13.2                                    Voluntary Termination or Involuntary Termination of Employment For Reasons Other Than Impaction or Cause.

(a)                      Nonvested Awards.  If a Participant holds any nonvested Options, SARs, Restricted Stock Rights, Performance Share or Performance Unit Awards upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, all such nonvested Awards shall be canceled and the Participant shall forfeit such Awards.  If a Participant holds any nonvested Restricted Stock or Performance Cash Awards upon a Termination of Employment described in the preceding sentence, the cancellation, forfeiture, vesting or payment of such Awards shall be determined in accordance with the terms of the Award Agreements for such Awards.

(b)                  Vested Awards.

(i)                                    Options and SARs.  If a Participant holds any vested Options or SARs upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) months following the termination date or (2) the tenth (10th) anniversary of the Grant Date of the Options or SARs.

(ii)                                Incentive Stock Options.  Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).

(iii)                            Restricted Stock Rights. If a Participant holds any vested, but not yet paid, Restricted Stock Rights upon a voluntary or involuntary Separation from Service for reasons other than Impaction or Cause, such Restricted Stock Rights will be payable in accordance with the provisions of Section 8.2.

(iv)                               Performance Shares and Performance Units.  If a Participant holds any vested, but not yet paid, Performance Shares or Performance Units upon a voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, such Performance Shares or Performance Units will be payable in accordance with the provisions of Section 9.3.

(v)                                   Restricted Stock and Performance Cash Awards.  If a Participant holds any vested, but not yet paid, Restricted Stock or Performance Cash Awards upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, the payment of such Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Agreements for such Award.

(c)                                                          Change in Control.  The provisions of this Section apply fully to any Termination of Employment following a Change in Control if the Termination of Employment is not a Qualifying Change in Control Termination.

13.3                        Termination of Employment for Cause.  If a Participant holds any Awards, whether vested or nonvested, all Awards shall terminate immediately and shall be forfeited upon a Termination of Employment for Cause.

13.4                        Disposition of Vested Awards Upon Death.  If a Participant dies without having fully exercised his or her vested Awards, the estate or beneficiary, if such designation was made for purposes of the Plan, shall have the right to exercise the Awards pursuant to the terms and conditions contained herein.

13.5                        Certain Change in Control Transactions.

(a)          Applicability.  The provisions of this Section 13.5 shall apply to an Award only if, before or immediately upon the occurrence of an event that would constitute a Change in Control, the Board, as constituted prior to the Change in Control, reasonably concludes, in good faith, that the value of the Award or the Participant’s opportunity for future appreciation in respect of the Award will be materially impaired following the closing of the transaction that will result in the Change in Control.

If this Section applies, the following provisions will supersede the provisions of Sections 13.1 and 13.2:

(i)                                    Options and SARs.  Any and all Options and SARs shall become exercisable immediately before the closing (but contingent on the closing) of the transaction that will result in the Change in Control and all necessary steps shall be taken to allow the Participants to immediately exercise such Options or SARs so that any Stock issued upon such exercise shall be able to participate in the transaction that results in the Change in Control.

(ii)                                Restricted Stock Rights.  Any restrictions based on meeting certain service requirements imposed on Restricted Stock Rights shall lapse and such Restricted Stock Rights shall become one hundred percent (100%) vested immediately prior to the closing (but contingent on the closing) of the transaction that will result in the Change in Control.  If the Restricted Stock Rights are subject to restrictions based on meeting certain performance requirements, the restrictions imposed on the portion of the Restricted Stock Rights that have been “earned” (as determined in accordance with clause (vi), below) shall lapse and shall become one hundred percent (100%) vested immediately prior to the closing (but contingent on the closing) of the transaction that will result in the Change in Control.  The portion that is not earned will be forfeited.  Certain Restricted Stock Rights granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Restricted Stock Rights payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Restricted Stock Rights.  If the Change in Control occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting performance requirements, the Participant will vest in the earned portion of the Restricted Stock Rights (as determined in accordance with clause (vi), below), and the unearned portion will be forfeited.  If the Change in Control occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting service requirements, the Participant shall vest in one hundred percent (100%) of such Restricted Stock Rights as described above.  In any event, the vested Restricted Stock Rights shall become immediately payable and shall be paid in Stock.  All necessary steps shall be taken to allow any Stock issued in payment for the Restricted Stock Rights to participate in the transaction that results in the Change in Control.

(iii)                            Performance Shares and Performance Unit Payable in Stock.  Any restrictions based on meeting certain service requirements imposed on Awards of Performance Shares or Performance Units that are payable in Stock shall immediately vest and such Performance Shares or Performance Units shall become one hundred percent (100%) vested immediately prior to the closing (but contingent on the closing) of the transaction that will result in the Change in Control.  If the Performance Shares or Performance Units are subject to restrictions based on meeting certain performance requirements, the restrictions imposed on the earned portion of the Performance Shares or Performance Units (as determined in accordance with clause (vi), below) shall lapse and the earned portion of the Performance Shares or Performance Units shall become one hundred percent (100%) vested immediately prior to the closing of the transaction (but contingent on the closing) that results in the Change in Control.  The portion that is not earned will be forfeited.  Certain Performance Shares or Performance Units granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Performance Shares or Performance Units payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Performance Shares or Performance Units.  If the Change in Control occurs during the period of time during which the Performance Shares or Performance Units are subject to restrictions based on meeting performance requirements, the Participant will vest in the earned portion of the Performance Shares or Performance Units (as determined in accordance with clause (vi) below), and the unearned portion will be forfeited.  If the Change in Control occurs during the period of time during which the Performance Shares or Performance Units are subject to restrictions based on meeting service requirements, the Participant shall vest in one hundred percent (100%) of such Performance Shares or Performance Units as described above.  All Stock payable in connection with such Awards shall be issued immediately before the closing (but contingent on the closing) of the transaction that will result in the Change in Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that results in the Change in Control.

(iv)                               Performance Units Payable in Cash.  Any Awards of Performance Units that are payable in cash shall become one hundred percent (100%) vested immediately.  The Participant then shall receive a cash payment equal to the Fair Market Value of the specified number of shares of Stock payable pursuant to the earned portion of the Award (as determined in accordance with clause (vi) below).  The cash payment then will be made within ten days following the closing of the transaction that results in the Change in Control.

(v)                                   Restricted Stock and Performance Cash Awards.  The vesting and payment of any Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Agreements for such Awards.

(vi)                               Determining the “Earned” Portion of Performance Based Restricted Stock Rights, Performance Shares or Performance Units.  The “earned” portion of any Restricted Stock Rights, Performance Shares or Performance Units Award that is subject to restrictions based on meeting certain performance requirements shall equal the number of shares of Stock that would have been earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least thirty (30) days prior to the closing of the transaction that will result in the Change in Control is reasonably ascertainable and such performance exceeds the target level of performance, the Participant shall receive the number of shares of Stock that would have been earned at such attained level of performance rather than the target level of performance.  Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis.  For example, if four equally weighted goals are established in connection with a particular Award, and the attained level of performance exceeds the target level for one of such goals, 25% of the Award will be earned at the attained level and the remaining 75% will be earned at the target level.

(vii)                           Section 409A Override.  With respect to an Award that the Company concludes is subject to Section 409A of the Code, a Change in Control may not result in the acceleration of the timing of any payment unless the transaction that results in the Change in Control also constitutes a “change of control event” as such term is used in Treasury Regulation Section 1.409A-3(i)(5).  Such transaction shall be considered to be a Change in Control for all other purposes of such an Award, however, unless prohibited by regulations issued pursuant to Section 409A.  For example, such transaction will result in the lapse of any time based or other restrictions on a Restricted Stock Right Award.  If due to the above provisions the payment of an Award may not be accelerated, the Board, prior to the Change in Control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the Award to the Participant or the Participant’s opportunity for future appreciation in respect of such Award.

13.6          Discretion of Committee.  Notwithstanding the above, subject to Section 17 of the Plan, the Committee may, at any time and in its sole discretion, alter the vesting and exercise provisions described in this Section 13 for all or any portion of an Award granted under the Plan, provided that the Committee will not take any action pursuant to this Section 13.6 that will cause payment of any Award to violate the provisions of Section 409A of the Code.

13.7          Transfer to Affiliate.

(a)                    Transfer of Employer to Affiliate.  If a Participant is employed by an Employer and ownership of the Employer is transferred to an Affiliate, the Participant will not be treated as having incurred a Termination of Employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan pursuant to Section 21.4.

(b)                    Transfer of Participant to Non-adopting Affiliate.  If a Participant leaves the employ of an Employer to become employed by an Affiliate, the Participant will not be treated as having incurred a Termination of Employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan pursuant to Section 21.4.

4.               The following new Section 21.5 (Clawbacks) is hereby added to the end of the Plan:

21.5          Clawback.  Every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy.  By accepting an Award, a Participant agrees to return the full amount required by applicable law or Company policy.

5.               This Second Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.

IN WITNESS WHEREOF, PNM Resources, Inc. has caused this Second Amendment to be executed this 28th day of March, 2012.

PNM RESOURCES, INC.

By:		/s/Patrick V. Apodaca
	Its:	Senior Vice President,
General Counsel and Secretary

PNM RESOURCES, INC. ALVARADO SQUARE MS 1120 ALBUQUERQUE, NM 87158 ATTN: SHAREHOLDER SERVICES M41892-P19057-Z56961 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. PNM RESOURCES, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2012. See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: March 26, 2012 Date: May 15, 2012 Time: 9:00 AM MDT Location: Please vote before the meeting. If you are unable to attend the meeting in person, you may listen to the meeting via the Internet @ www.virtualshareholdermeeting.com/pnm2012. PNM Resources, Inc. Alvarado Square AS-2 Conference Center 415 Silver Avenue SW Albuquerque, NM 87102 For Directions Please Call (505) 241-2868

Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 1, 2012 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. 1. Notice and Proxy Statement 2. Annual Report on Form 10-K 3. Shareholder letter and Stock Performance Graph XXXX XXXX XXXX XXXX XXXX XXXX M41893-P19057-Z56961 Proxy Materials Available to VIEW or RECEIVE: Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX

Voting Items

1. Elect Ten Directors

Nominees:

01)	Adelmo E. Archuleta	06)	Manuel T. Pacheco
02)	Patricia K. Collawn	07)	Bonnie S. Reitz
03)	Julie A. Dobson	08)	Donald K. Schwanz
04)	Alan J. Fohrer	09)	Bruce W. Wilkinson
05)	Robert R. Nordhaus	10)	Joan B. Woodard

M41894-P19057-Z56961

Voting Items 2. Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2012. 4. Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay"). 01) Adelmo E. Archuleta 02) Patricia K. Collawn 03) Julie A. Dobson 04) Alan J. Fohrer 05) Robert R. Nordhaus 06) Manuel T. Pacheco 07) Bonnie S. Reitz 08) Donald K. Schwanz 09) Bruce W. Wilkinson 10) Joan B. Woodard The Board of Directors recommends you vote FOR the following proposals: 1. Elect Ten Directors Nominees: 3. Approve the Third Amendment to our Performance Equity Plan. M41894-P19057-Z56961

M41895-P19057-Z56961

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 14, 2012. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. PNM RESOURCES, INC. ALVARADO SQUARE MS 1120 ALBUQUERQUE, NM 87158 ATTN: SHAREHOLDER SERVICES M43728-P19057-Z56961 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. PNM RESOURCES, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following proposals: ! ! ! 1. Elect Ten Directors Nominees: 01) Adelmo E. Archuleta 02) Patricia K. Collawn 03) Julie A. Dobson 04) Alan J. Fohrer 05) Robert R. Nordhaus 06) Manuel T. Pacheco 07) Bonnie S. Reitz 08) Donald K. Schwanz 09) Bruce W. Wilkinson 10) Joan B. Woodard For Abstain Against ! ! ! 2. Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2012. ! ! ! 3. Approve the Third Amendment to our Performance Equity Plan. ! ! ! 4. Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay"). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder letter and Stock Performance Graph are available at www.proxyvote.com. M43728-P19057-Z56961 PNM RESOURCES, INC. Annual Meeting of Shareholders May 15, 2012 9:00 AM This proxy is solicited by the Board of Directors PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints M.T. Pacheco, B.S. Reitz, D.K. Schwanz, and each or anyone of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc., to be held at PNM Resources, Inc., Alvarado Square, AS-2 Conference Center, 415 Silver Avenue SW, Albuquerque, NM at 9:00 a.m. Mountain Daylight Time, on May 15, 2012, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting. Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof. This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR PROPOSALS 1, 2, 3 and 4. Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 11, 2012. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. PNM RESOURCES, INC. ALVARADO SQUARE MS 1120 ALBUQUERQUE, NM 87158 ATTN: SHAREHOLDER SERVICES M43730-P19057-Z56961 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. PNM RESOURCES, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following proposals: ! ! ! 1. Elect Ten Directors Nominees: 01) Adelmo E. Archuleta 02) Patricia K. Collawn 03) Julie A. Dobson 04) Alan J. Fohrer 05) Robert R. Nordhaus 06) Manuel T. Pacheco 07) Bonnie S. Reitz 08) Donald K. Schwanz 09) Bruce W. Wilkinson 10) Joan B. Woodard Abstain Against For ! ! ! 2. Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2012. ! ! ! 3. Approve the Third Amendment to our Performance Equity Plan. ! ! ! 4. Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay"). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder letter and Stock Performance Graph are available at www.proxyvote.com. M43731-P19057-Z56961 PNM RESOURCES, INC. Annual Meeting of Shareholders May 15, 2012 9:00 AM This proxy is solicited by the Board of Directors Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account Vote your RSP shares by internet, phone or mail before the earlier RSP voting deadline of May 11, 2012, at 11:59 P.M. Eastern Time. If you do not vote, the PNM Resources’ Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote your RSP shares as follows (“implied directions”): • FOR the election of the 10 director nominees • FOR the appointment of Deloitte & Touche LLP as independent public accountants for 2012 • FOR the approval of the Third Amendment to our Performance Equity Plan • FOR the compensation of named executive officers ("Say on Pay") Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the remaining shares may be voted in accordance with the above implied directions. The Committee will vote all RSP shares on any other matter properly raised at the Annual Meeting in accordance with its judgment. This form is only for voting your RSP shares. Continued and to be signed on reverse side